As filed with the U.S. Securities and Exchange Commission on December 15, 2025

Registration No. 333-291035

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

DIGITAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	5699	46-1942864
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1400 Lavaca Street

Austin, TX 78701

Telephone: (209) 651-0172

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Hilburn Davis IV

Chief Executive Officer

Digital Brands Group, Inc.

1400 Lavaca Street

Austin, TX 78701

Telephone: (209) 651-0172

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph M. Lucosky, Esq.
Edward Welch, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 Telephone: (732) 395-4400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED DECEMBER 15, 2025

Preliminary Prospectus

Digital Brands Group, Inc.

Up to 1,721,000 Shares of Common Stock

This prospectus relates to the resale, from time to time, of up to 1,721,000 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of Digital Brands Group, Inc. (the “Company”, “we”, “us” or “our”) by the selling stockholders identified in this prospectus under “Selling Stockholders” (the “Offering”), which Shares consist of:

(i)	285,714 shares of Common Stock (the “AAA Shares”) issuable to AAA Tuscaloosa, LLC, an Alabama limited liability company (“AAA”), pursuant to that certain Exclusive Private Label Manufacturing Agreement, dated July 16, 2025, between the Company and AAA (the “AAA Agreement”);

(ii)	857,143 shares of Common Stock (the “Rallytown Shares”) issuable to Rallytown, LLC, a Delaware limited liability company, formerly known as Traffic Holdco, LLC (“Rallytown”), pursuant to that certain Exclusive Private Label Manufacturing Agreement, dated July 16, 2025, between the Company and Rallytown (the “Rallytown Agreement”);

(iii)	11,373 shares of Common Stock (the “July Crimson Tide Shares”) issuable to Crimson Tide Sports Marketing, LLC (“Crimson Tide”) pursuant to that certain Marketing and Sponsorship Agreement, dated July 23, 2025, between the Company and Crimson Tide (the “July Crimson Tide Agreement”);

(iv)	24,477 shares of Common Stock issuable to Crimson Tide (the “October Crimson Tide Shares”) pursuant to that certain Marketing and Sponsorship Agreement, dated October 3, 2025, between the Company and Crimson Tide (the “October Crimson Tide Agreement” and together with the July Crimson Tide Agreement, the “Crimson Tide Agreements”);

(v)	385,107 shares of Common Stock (the “Grove Collective Shares”) issuable to The Grove Collective, LLC (“Grove Collective”) pursuant to that certain Exclusive Private Label Manufacturing Agreement, dated November 19, 2025, between the Company and the Grove Collective (the “Grove Collective Agreement”); and

(vi)	157,186 shares of Common Stock (the “Buffalo Sports Shares,” and together with the AAA Shares, the Rallytown Shares, the Crimson Tide Shares, and the Grove Collective Shares, collectively the “Shares”) issuable to Buffalo Sports Properties, LLC (“Buffalo Sports,” and together with AAA, Rallytown, Crimson Tide, and Grove Collective, collectively, the “Selling Stockholders”) pursuant to that certain Marketing and Sponsorship Agreement, dated December 1, 2025, between the Company and Buffalo Sports (the “Buffalo Sports Agreement,” and together with the AAA Agreement, the Rallytown Agreement, the Crimson Tide Agreements, and the Grove Collective Agreement, collectively, the “Selling Stockholders’ Agreements”).

Our registration of the Shares covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the Shares. The Selling Stockholders may offer and sell or otherwise dispose of the Shares described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. See “Plan of Distribution” beginning on page 73 for more information.

We are not selling any shares of Common Stock and will not receive any of the proceeds from any sale of Shares by the Selling Stockholders offered hereby.

The Selling Stockholders will pay all underwriting discounts and selling commissions, if any, in connection with the sale of the Shares. We have agreed to pay certain expenses in connection with this registration statement and to indemnify the Selling Stockholders and certain related persons against certain liabilities. As of the date of this prospectus, no underwriter or other person has been engaged to facilitate the sale of Shares in this prospectus.

Our shares of Common Stock are traded on The Nasdaq Capital Market under the symbol “DBGI”. On December 11, 2025, the closing sale price of our Common Stock on The Nasdaq Capital Market was $8.32 per share.

You should consider carefully the risks that we have described in “Risk Factors” beginning on page 8 before deciding whether to invest in our Common Stock.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December      , 2025.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. Neither we, nor any of the Selling Stockholders, have authorized any other person to provide you with information that is different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we nor any of the Selling Stockholders have taken any action that would permit this Offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the Offering of the securities covered hereby and the distribution of this prospectus outside of the United States.

The information in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires, references in this prospectus to “DBG” refers to Digital Brands Group, Inc. solely, and references to “Digital Brands”, the “Company”, “we”, “us”, and “our” refer to Digital Brands Group, Inc. and our subsidiaries Bailey 44, LLC (“Bailey”), MOSBEST, LLC (“Stateside”), and Sunnyside, LLC (“Sundry”). Solely for convenience, trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

This prospectus and the documents incorporated by reference in this prospectus contain market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented or incorporated by reference in this prospectus, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” and any related free writing prospectus. Accordingly, investors should not place undue reliance on this information.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Forward-looking statements contained in this prospectus include, but are not limited to, such statements. Factors that may cause actual results to differ materially from current expectations, which we describe in more detail in our Annual Report on Form 10-K for the year ended December 31, 2024, filed on April 9, 2025, and our subsequently filed Quarterly Reports on Form 10-Q, include, but are not limited to:

●	our ability to increase revenue generation and improve our financial performance;

●	our ability to continue our business as a going concern;

●	our business, sales, and marketing strategies and plans;

●	our ability to successfully market, sell, and deliver our curated collection of lifestyle brands, including Bailey 44, DSTLD, Stateside, Sundry and Avo, that offers a variety of apparel products through direct-to-consumer and wholesale distribution to an expanding customer base;

●	our ability to consummate future financings;

●	scarcity of products and materials in the supply chain;

●	our ability to attract new employees and to retain key management and technical personnel;

●	customer concentration including many U.S. government entities;

●	technological changes in our industry;

●	intense competition from both start-up and established companies;

●	potential conflict of your interests with the interests of our larger stockholders;

●	failure to achieve customer acceptance of our products;

●	actual or threatened litigation and governmental investigations and the costs and efforts spent to defend against such litigation and investigations;

●	returns of our products; and

●	our ability to protect our intellectual property and the cost associated with defending claims of infringement.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and operating results.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. While we believe that such information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this prospectus only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law.

The forward-looking statements contained in this prospectus are set forth principally in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and other sections in our PERIODIC FILINGS WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors” and other sections in our Latest Quarterly Report on Form 10-Q. In addition, there may be events in the future that we are not able to predict accurately or control which may cause actual results to differ materially from expectations expressed or implied by forward-looking statements. Please consider our forward-looking statements in light of these risks as you read this prospectus.

MARKET, INDUSTRY AND OTHER DATA

Unless otherwise indicated, information in this prospectus concerning economic conditions, our industry, our markets and our competitive position is based on a variety of sources, including information from third-party industry analysts and publications and our own estimates and research. Some of the industry and market data contained in this prospectus are based on third-party industry publications. This information involves a number of assumptions, estimates and limitations.

The industry publications, surveys and forecasts and other public information generally indicate or suggest that their information has been obtained from sources believed to be reliable. None of the third-party industry publications used in this prospectus were prepared on our behalf. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus. These and other factors could cause results to differ materially from those expressed in these publications.

Our internal data and estimates are based upon information obtained from trade and business organizations and other contacts in the markets in which we operate and our management’s understanding of industry conditions. Although we believe that such information is reliable, we have not had this information verified by any independent sources.

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PROSPECTUS SUMMARY

This prospectus summary highlights certain information about our company and other information contained elsewhere in this prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read this entire prospectus, and our other filings with the SEC, including the following sections, which are either included herein and/or incorporated by reference herein, “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements incorporated by reference herein, before making a decision about whether to invest in our securities.

Company Overview

Our Business

Digital Brands is a curated collection of lifestyle brands, including Bailey, DSTLD, Stateside, Sundry and Avo, that offers a variety of apparel products through direct-to- consumer and wholesale distribution. Our complementary brand portfolio provides us with the unique opportunity to cross merchandise our brands. We aim for our customers to wear our brands head to toe and to capture what we call “closet share” by gaining insight into their preferences to create targeted and personalized content specific to their cohort. Operating our brands under one portfolio provides us with the ability to better utilize our technological, human capital and operational capabilities across all brands. As a result, we have been able to realize operational efficiencies and continue to identify additional cost saving opportunities to scale our brands and overall portfolio.

Our portfolio currently consists of four significant brands:

●	Bailey combines beautiful, luxe fabrics and on-trend designs to create sophisticated ready-to-wear capsules for women on-the-go. Designing for real life, this brand focuses on feeling and comfort rather than how it looks on a runway. Bailey is primarily a wholesale brand, which we intend to transition to a digital, direct-to-consumer brand.

●	DSTLD offers stylish high-quality garments without the luxury retail markup valuing customer experience over labels. DSTLD is primarily a digital direct-to-consumer brand, to which we recently added select wholesale retailers to generate brand awareness.

●	Stateside is an elevated, America first brand with all knitting, dyeing, cutting and sewing sourced and manufactured locally in Los Angeles. The collection is influenced by the evolution of the classic t-shirt offering a simple yet elegant look. Stateside is primarily a wholesale brand that we intend to transition to a digital, direct-to-consumer brand.

●	Sundry offers distinct collections of women’s clothing, including dresses, shirts, sweaters, skirts, shorts, athleisure bottoms and other accessory products. Sundry’s products are coastal casual and consist of soft, relaxed and colorful designs that feature a distinct French chic, resembling the spirits

●	Avo is a women’s essential brand that will offer t-shirts, sweats, dresses, sweaters and athleisure. Avo eliminates the wholesale mark-up, so its products have a sharper price point. Avo also offers larger discounts when the customer bundles multiple products to their cart, which allows Avo to leverage its shipping and fulfillment costs. Avo leverages the Company’s current design and supply chain infrastructure, so we use similar or the same fabrics and contractors for Avo that we do for our other brands.

We believe that successful apparel brands sell in all revenue channels. However, each channel offers different margin structures and requires different customer acquisition and retention strategies. We were founded as a digital-first retailer that has strategically expanded into select wholesale and direct retail channels. We strive to strategically create omnichannel strategies for each of our brands that blend physical and online channels to engage consumers in the channel of their choosing. Our products are sold direct-to-consumers principally through our websites and our own showrooms, but also through our wholesale channel, primarily in specialty stores and select department stores. With the continued expansion of our wholesale distribution, we believe developing an omnichannel solution further strengthens our ability to efficiently acquire and retain customers while also driving high customer lifetime value.

We believe that by leveraging a physical footprint to acquire customers and increase brand awareness, we can use digital marketing to focus on retention and a very tight, disciplined high value new customer acquisition strategy, especially targeting potential customers lower in the sales funnel. Building a direct relationship with the customer as the customer transacts directly with us allows us to better understand our customer’s preferences and shopping habits. Our experience as a company originally founded as a digitally native-first retailer gives us the ability to strategically review and analyze the customer’s data, including contact information, browsing and shopping cart data, purchase history and style preferences. This in turn has the effect of lowering our inventory risk and cash needs since we can order and replenish product based on the data from our online sales history, replenish specific inventory by size, color and SKU based on real times sales data, and control our mark-down and promotional strategies versus being told what mark downs and promotions we have to offer by the department stores and boutique retailers.

We define “closet share” as the percentage (“share”) of a customer’s clothing units that (“of closet”) she or he owns in her or his closet and the amount of those units that go to the brands that are selling these units. For example, if a customer buys 20 units of clothing a year and the brands that we own represent 10 of those units purchased, then our closet share is 50% of that customer’s closet, or 10 of our branded units divided by 20 units they purchased in entirety. Closet share is a similar concept to the widely used term wallet share, it is just specific to the customer’s closet. The higher our closet share, the higher our revenue as higher closet share suggests the customer is purchasing more of our brands than our competitors.

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We have strategically expanded into an omnichannel brand offering these styles and content not only on-line but at selected wholesale and retail storefronts. We believe this approach allows us opportunities to successfully drive Lifetime Value (“LTV”) while increasing new customer growth. We define Lifetime Value or LTV as an estimate of the average revenue that a customer will generate throughout their lifespan as our customer. This value/revenue of a customer helps us determine many economic decisions, such as marketing budgets per marketing channel, retention versus acquisition decisions, unit level economics, profitability and revenue forecasting.

Recent Developments

Selling Stockholders’ Agreements

AAA Tuscaloosa, LLC

On July 21, 2025, the Company signed and entered into that certain Exclusive Private Label Manufacturing Agreement (the “AAA Agreement”) with a Selling Stockholder, AAA Tuscaloosa, LLC (“AAA”). Although the AAA Agreement has a stated effective date of July 16, 2025, it became a binding obligation of the Company upon becoming fully executed by the parties on July 21, 2025. AAA is acting as the name, image, and likeness (“NIL”) marketing agent for student-athletes attending the University of Alabama. Pursuant to the terms of the AAA Agreement, AAA has engaged the Company to manufacture private label knit apparel products for the University of Alabama as set forth in the AAA Agreement, but excluding any and all jerseys, polo shirts, collared shirts, quarter zips, and t-shirts or sweatshirts featuring the NIL, or trademark owned by a student-athlete or any game-related or team-related content (the “AAA Exclusive Apparel Products”). Such AAA Exclusive Apparel Products, manufactured exclusively by the Company, are to be sold directly by AAA through its website and brick-and-mortar locations in Tuscaloosa, Alabama.

The Company has general discretion to develop designs, technical specifications, and prototypes for the AAA Exclusive Apparel Products and has agreed to use its best efforts to invest approximately $1,000,000 in its continued marketing, technology and product development by the end of 2025, with the majority of such investment to be deployed by the Company on digital ad spend, influencer marketing and related expenses.

The AAA Agreement is for a term of 3-years (the “AAA Term”), with the option to renew for successive one-year terms. During the AAA Term, AAA has agreed to only engage the Company to produce the AAA Exclusive Apparel Products. In exchange, the Company agreed to issue AAA $1,000,000 worth of Common Stock for each year of the AAA Term, with an additional $1,000,000 of Common Stock issuable for each such one-year extension. The number of shares issued shall be based on the volume-weighted average price (“VWAP”) of the Common Stock, shall vest immediately upon issuance, and include a guaranteed make-whole provision for the first 15-months to guarantee the total dollar value of the shares, such that if the price of the Common Stock declines, the Company shall issue either additional shares of Common Stock or cash to make up such difference (the “Make Whole Guarantee”). Pursuant to the AAA Agreement, AAA assigned all of its voting interests with respect to all Shares via proxy to John Hilburn Davis IV, the Company’s President and Chief Executive Officer (“CEO”).

Rallytown, LLC (f/k/a Traffic Holdco, LLC)

On July 21, 2025, the Company entered into that certain Exclusive Private Label Manufacturing Agreement (the “Rallytown Agreement”) with a Selling Stockholder, Traffic Holdco, LLC, which subsequently changed its name to Rallytown, LLC (“Rallytown”). While the Rallytown Agreement has a stated effective date of July 16, 2025, it became a binding obligation of the Company upon becoming fully executed by the parties on July 21, 2025. Rallytown is acting as the NIL marketing agent for many universities (the “University Clients”) and holds the necessary licenses (the “Local Licenses”) to grant exclusive manufacturing rights to produce apparel products bearing the University Clients’ logos and trademarks, and using student-athlete NIL for distribution as a local licensee of the University Clients.

Pursuant to the terms of the Rallytown Agreement, Rallytown engaged the Company to manufacture private label knit apparel products for the University Clients as set forth in the Rallytown Agreement, but excluding any and all jerseys, polo shirts, collared shirts, quarter zips, and t-shirts or sweatshirts featuring the NIL, or trademark owned by a student-athlete or any game-related or team-related content (the “University Client Exclusive Apparel Products”). Such University Client Exclusive Apparel Products, manufactured exclusively by the Company, are to be sold directly by the University Clients through their respective websites or any brick-and-mortar locations within close proximity to such University Clients.

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Rallytown has guaranteed that at least three University Clients will grant the Company exclusive manufacturing rights with respect to University Client Exclusive Apparel Products, whereby each of the University Clients will enter into a private label manufacturing agreement (each, an “Authorized Manufacturing Agreement”) with the Company, with current plans to secure additional agreements from collegiate institutions, including, but not limited to, institutions from the Southeastern Conference and the Big Ten Conference.

The Company has general discretion to develop designs, technical specifications, and prototypes for the University Client Exclusive Apparel Products. In connection with the Company’s continued marketing, technology and product development initiatives, it has agreed to use its best efforts to invest approximately $1,000,000 during the first year of each Authorized Manufacturing Agreement it enters into with each University Client, with the majority of such investment to be deployed by the Company on digital ad spend, influencer marketing and related expenses.

The Rallytown Agreement is for a term of 3-years (the “Rallytown Term”), with the option to renew for successive one-year terms, and Rallytown has agreed to engage the Company on an exclusive basis to produce the University Client Exclusive Apparel Products during the Rallytown Term. In exchange, the Company agreed to issue Rallytown $1,000,000 worth of Common Stock, based on the WVAP, for each year of the Rallytown Term for each University Client that enters into an Authorized Manufacturer Agreement with the Company. Such shares will be issued to Rallytown up front for all 3 years of the Rallytown Term and are to be issued upon the signing of each subject Authorized Manufacturer Agreement. For example, if three University Clients enter into Authorized Manufacturer Agreements, the Company will issue $9,000,000 in Common Stock to Rallytown, or $3,000,000 worth of Common Stock per University Client.

Crimson Tide Sports Marketing, LLC

On July 23, 2025, the Company entered into that certain Marketing and Sponsorship Agreement (the “July Crimson Tide Agreement”) with a Selling Stockholder, Crimson Tide Sports Marketing, LLC (“Crimson Tide”), relating to sponsorship and specific inventory items with respect to the University of Alabama, solely with respect to its athletic department as set forth in the July Crimson Tide Agreement. As partial consideration for Crimson Tide’s exclusive engagement and continued relationship pursuant to the July Crimson Tide Agreement, the Company agreed to Crimson Tide $150,000 worth of Common Stock (the “July Crimson Tide Shares”).

The July Crimson Tide Agreement is for a term of one year and includes a make-whole guarantee whereby the Company agreed to guarantee the dollar value of the July Crimson Tide Shares by granting to Crimson Tide a make-whole guarantee that would require the Company to issue additional shares of Common Stock to Crimson Tide in the event the price of the Common Stock declines during the first 15 months of the July Crimson Tide Agreement (the “July Crimson Tide Make-Whole Guarantee”). The July Crimson Tide Make-Whole Guarantee is payable by the Company in either additional shares of Common Stock or cash.

On October 3, 2025, the Company entered into that certain Marketing and Sponsorship Agreement (the “October Crimson Tide Agreement” and together with the October Crimson Tide Agreement, the “Crimson Tide Agreements”) with Crimson Tide, relating to sponsorship and specific inventory items with respect to the University of Alabama, solely with respect to its athletic department as set forth in the October Crimson Tide Agreement. As partial consideration for Crimson Tide’s exclusive engagement and continued relationship pursuant to the October Crimson Tide Agreement, the Company agreed to Crimson Tide $180,000 worth of Common Stock (the “October Crimson Tide Shares” and together with the July Crimson Tide Shares, the “Crimson Tide Shares”).

The October Crimson Tide Agreement is for a term of one year and includes a make-whole guarantee whereby the Company agreed to guarantee the dollar value of the October Crimson Tide Shares by granting to Crimson Tide a make-whole guarantee that would require the Company to issue additional shares of Common Stock to Crimson Tide in the event the price of the Common Stock declines during the first 15 months of the October Crimson Tide Agreement (the “October Crimson Tide Make-Whole Guarantee”). The October Crimson Tide Make-Whole Guarantee is payable by the Company in either additional shares of Common Stock or cash.

The Grove Collective, LLC

On November 19, 2025, the Company entered into that certain Exclusive Private Label Manufacturing Agreement (the “Grove Collective Agreement”) with The Grove Collective, LLC (“Grove Collective”). Grove Collective is acting as the NIL marketing agent for student-athletes attending the University of Mississippi. Pursuant to the terms of the Grove Collective Agreement, Grove Collective has engaged the Company to manufacture private label knit apparel products for the University of Mississippi as set forth in the Grove Collective Agreement, but excluding any and all jerseys, polo shirts, collared shirts, quarter zips, and t-shirts or sweatshirts featuring the NIL, or trademark owned by a student-athlete or any game-related or team-related content (collectively, the “Grove Collective Exclusive Apparel Products”). Such Grove Collective Exclusive Apparel Products, manufactured exclusively by the Company, are to be sold directly by Grove Collective through its website (www.thegrovecollective.com) or any future brick and mortar locations in Mississippi.

The Company has general discretion to develop designs, technical specifications, and prototypes for the Grove Collective Exclusive Apparel Products and has agreed to use its best efforts to (i) invest approximately $500,000 per year, for 3 years, to the specific student-athlete funds as directed by Grove Collective, and (ii) spend, at the Company’s direction, $500,000 per year on digital ad spend, influencer marketing, and related expenses.

The Grove Collective Agreement is for a term of 3-years (the “Grove Collective Term”), with the option to renew for successive one-year terms, and during the Grove Collective Term, Grove Collective has agreed to only engage the Company to produce the Grove Collective Exclusive Apparel Products. In exchange, the Company agreed to issue Grove Collective $3,000,000 worth of Common Stock (the “Grove Collective Shares”), representing the consideration payable by the Company to Grove Collective for the 3-year Grove Collective Term. In the event the Grove Collective Term is extended, the Company shall issue Grove Collective an additional $1,000,000 worth of Common Stock for each such one-year extension. The number of additional shares to be issued, if any, shall is based on the VWAP of the Common Stock for the 5-day period ending one day prior to the date of issuance. The Grove Collective Agreement also provides that, for the first 15-months of the Grove Collective Term, if the trading price of the Common Stock declines, the Company will either issue additional shares of Common Stock, or pay cash, to Grove Collective to make up such difference.

The Company agreed to file a registration statement with the SEC covering the resale of the Grove Collective Shares by January 2, 2026. Pursuant to the Grove Collective Agreement, Grove Collective assigned all of its voting interests with respect to all Grove Collective Shares via proxy to John Hilburn Davis IV, the Company’s President and Chief Executive Officer.

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Buffalo Sports Properties, LLC

On December 3, 2025, the Company closed on that certain Marketing and Sponsorship Agreement (the “Buffalo Sports Agreement,” and together with the AAA Agreement, the Rallytown Agreement, the Crimson Tide Agreements, and the Grove Collective Agreement, collectively, the “Selling Stockholders’ Agreements) with Buffalo Sports Properties, LLC (“Buffalo Sports,” and together with AAA, Rallytown, Crimson Tide, and Grove Collective, collectively, the “Selling Stockholders”), pursuant to which Buffalo Sports agreed to provide the Company certain benefits with respect to Company’s products at the University of Colorado, solely with respect to its athletics department, as set forth in the Buffalo Sports Agreement (the “Colorado Benefits”). While the Buffalo Sports Agreement is dated November 1, 2025 and has a stated effective date of December 1, 2025, the Buffalo Sports Agreement did not become a binding obligation of the Company until it was fully executed by the parties on December 3, 2025.

The Buffalo Sports Agreement is for a team of 3-years, beginning effective December 1, 2025 and ending December 31, 2028 (the “Buffalo Sports Term”). As consideration for Buffalo Sports providing the Colorado Benefits to the Company, the Company agreed to pay Buffalo Sports a sponsorship fee in the aggregate amount of $550,000 for each year of the Buffalo Sports Term (the “Buffalo Sports Sponsorship Fee”). The Buffalo Sports Sponsorship Fee consists of $350,000 payable in shares Common Stock (the “Buffalo Sports Shares,” and together with the AAA Shares, the Rallytown Shares, the Crimson Tide Shares, and the Grove Collective Shares, collectively the “Shares”), and $200,000 in cash for each year of the Bufalo Sports Term. The Bufalo Sports Shares are subject to a guaranteed make-whole provision for 18-months to guarantee the total dollar value of the Bufalo Sports Shares, such that if the price of the Common Stock declines, the Company shall issue either additional shares of Common Stock, or cash, to Buffalo Sports to make up such difference. Additionally, the Company agreed to pay to Buffalo Sports 7% of the gross revenue generated by the Company under its separate licensing agreement with the University of Colorado (the “Revenue Share”), which Revenue Share is to be used as a fund to secure University of Colorado NIL activities.

The Company agreed to file a registration statement covering the resale of the Bufalo Sports Shares by January 17, 2026. Pursuant to the Agreement, Buffalo Sports assigned all of its voting interests with respect to all Bufalo Sports Shares via proxy to John Hilburn Davis IV, the Company’s President and Chief Executive Officer.

Limited Tariff Exposure

The Company produces the vast majority of its products in Los Angeles, with the exception of sweaters. As a result, over 90% of its products are Made in the USA, which significantly limits the Company’s exposure to tariff impositions or increases, or potential tariff impositions or increases, on imported goods. This domestic production strategy has proven to be a competitive advantage, particularly in the first half of 2025, when increased China-related tariffs impacted the broader apparel industry. While many competitors were forced to raise prices in both retail and wholesale channels to offset tariff-driven cost increases on imported goods, the Company’s brands maintained stable pricing. This allowed the Company to preserve margin integrity and potentially gain wholesale market share, as customers sought more consistent and competitively priced domestic supply alternatives. Management believes this will continue to serve as a meaningful advantage for the Company’s online and wholesale segments moving forward.

No Exposure to de-Minimis

The Company does not use and has never used the “de minimis” exemption. The “de minimis” provision, which allowed duty-free entry for low-value imports (under $800), has been overturned for goods from China and Hong Kong, effective May 2, 2025. This means that goods imported from these countries, even if under the $800 threshold, will now be subject to tariffs.

A significant number of e-commerce retailers relied on the de minimis exemption, which the Company believes will require them to significantly increase their prices or to experience a significant decline in gross margin and profitability. The Company believes this change in the de minimis policy should reduce the number of online apparel brands, and create a less crowded marketplace.

Series D Preferred Stock Offering

In August 2025, the Company completed the initial closing of a private investment in public equity (PIPE) offering, issuing approximately 14,031.25 shares of Series D Convertible Preferred Stock, par value $0.0001 per share, with a stated value of $1,000 per share, for gross cash proceeds of approximately $11.2 million (aggregate stated value of $14.0 million). The shares are convertible into common stock at a price equal to 80% of the lowest closing price of the Company’s common stock for the five trading days immediately preceding the conversion date, subject to ownership limitations.

In September 2025, pursuant to an amendment to the original agreement, the Company issued an additional 1,875 Series D Preferred shares to an investor for gross proceeds of $1.5 million, increasing the stated value to $1,150 per share (aggregate stated value of $2.16 million).

The Company is required to hold the proceeds from the offering in a segregated bank account, with 50% released upon the second closing and the remaining 50% to be released upon satisfaction of the following conditions: (i) shareholder approval of the reverse stock split and 20% rule, and (ii) SEC effectiveness of the resale registration statement.

The Series D Preferred Stock carries a conversion feature into common stock, subject to Nasdaq ownership limitations, and was issued at a discount, resulting in aggregate gross proceeds of $12.7 million before deducting offering costs.

Corporate Information

We were organized in Delaware in January 2013 under the name Denim.LA, Inc., and changed our name to Digital Brands Group, Inc. in December 2020. Our corporate offices are located at 1400 Lavaca Street, Austin, TX 78701. Our telephone number is (209) 651-0172. Our website is www.digitalbrandsgroup.co. None of the information on our website or any other website identified herein is part of this prospectus or the registration statement of which it forms a part.

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SUMMARY OF THE OFFERING

Issuer	Digital Brands Group, Inc.

Securities offered by the Selling Stockholders	Up to 1,721,000 Shares issued or issuable to the Selling Stockholders pursuant to the Selling Stockholders’ Agreements.

Common Stock Outstanding Prior to this Offering (1)	Approximately 8,172,930 shares of Common Stock.

Common Stock to be Outstanding after this Offering (1)	Approximately 8,172,930 shares of Common Stock.

Offering Price	The Selling Stockholders may sell all or a portion of the Shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices, or at negotiated prices

Use of Proceeds	We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.

Quotation	Our Common Stock is quoted on The Nasdaq Capital Market under the symbol “DBGI”.

Risk Factors	An investment in our securities is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.

(1)	The number of shares of Common Stock to be outstanding after this Offering is based on 8,172,930 shares of Common stock Outstanding as of December 11, 2025, but excludes the following as of such date:

●	shares of Common Stock issuable upon conversion of the 15,906.25 issued and outstanding shares of Series D Convertible Preferred Stock;

●	33,091,095 shares of Common Stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $1.17, which includes 20,555 Series A-1 Warrants at an exercise price of $144 per share which expire on November 7, 2029, as well as 2,068,965 shares of Common Stock issuable upon the exercise of outstanding pre-funded warrants at an exercise price of $0.01 as of December 11, 2025;

●	30 shares of Common Stock issuable upon the exercise of outstanding stock options at weighted average exercise price of $452,500 per share; and

●	3,968 shares of Common Stock in aggregate reserved for issuance under our 2020 Omnibus Incentive Stock Plan.

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RISK FACTORS

An investment in our securities carries a significant degree of risk. You should carefully consider the following risks, as well as the other information contained in this prospectus, including our historical financial statements and related notes included elsewhere in this prospectus, before you decide to purchase our securities. Any one of these risks and uncertainties has the potential to cause material adverse effects on our business, prospects, financial condition and operating results which could cause actual results to differ materially from any forward-looking statements expressed by us and a significant decrease in the value of our common shares. Refer to “Special Note Regarding Forward-Looking Statements.”

We may not be successful in preventing the material adverse effects that any of the following risks and uncertainties may cause. These potential risks and uncertainties may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Below is a summary of risks, uncertainties and other factors that could have a material effect on the Company and its operations:

●	We have incurred significant net losses since our inception and cannot assure you that we will achieve or maintain profitable operations;

●	if we do not obtain adequate capital funding or improve our financial performance, we may not be able to continue as a going concern;

●	if we are not able to comply with the applicable continued listing requirements or standards of Nasdaq, our Common Stock could be de-listed for trading;

●	if our efforts to locate desirable targets are unsuccessful or if we are unable to acquire desirable companies on commercially reasonable terms, we may not be able to grow the business and our revenues and operating results will be adversely affected;

●	we may be subject to claims arising from the operations of our various businesses for periods prior to the dates we acquired them;

●	we may not be able to generate sufficient cash to service all of our debt or refinance our obligations and may be forced to take other actions to satisfy our obligations under such indebtedness, which may not be successful;

●	if we are unable to anticipate and respond to changing customer preferences and shifts in fashion and industry trends in a timely manner, our business, financial condition and operating results could be harmed;

●	our business depends on our ability to maintain a strong portfolio of brands and engaged customers. We may not be able to maintain and enhance our existing brand portfolio if we receive customer complaints, negative publicity or otherwise fail to live up to consumers’ expectations, which could materially adversely affect our business, operating results and growth prospects;

●	if we fail to retain existing customers, or fail to maintain average order value levels, we may not be able to maintain our revenue base and margins, which would have a material adverse effect on our business and operating results;

●	we purchase inventory in anticipation of sales, and if we are unable to manage our inventory effectively, our operating results could be adversely affected;

●	we rely on third-party suppliers and manufacturers to provide raw materials for and to produce our products, and we have limited control over these suppliers and manufacturers and may not be able to obtain quality products on a timely basis or in sufficient quantity;

●	our sales and gross margins may decline as a result of increasing product costs and decreasing selling prices;

●	our operations are currently dependent on a single warehouse and distribution center, and the loss of, or disruption in, the warehouse and distribution center and other factors affecting the distribution of merchandise could have a material adverse effect on our business and operations;

●	our sales and gross margins may decline as a result of increasing freight costs;

●	increases in labor costs, including wages, could adversely affect our business, financial condition and results of operations;

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●	if the technology-based systems that give our customers the ability to shop with us online do not function effectively, our operating results could be materially adversely affected;

●	the price of our Common Stock has in the past and may in the future fluctuate substantially;

●	if we are unable to implement and maintain effective internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports, which could adversely affect the market price of our Common Stock;

●	we are an emerging growth company and a smaller reporting company within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and as a result of the reduced disclosure and governance requirements applicable to emerging growth companies and smaller reporting companies, our Common Stock may be less attractive to investors and may make it more difficult to compare our performance with other public companies;

●	provisions in our sixth amended and restated certificate of incorporation and bylaws and under Delaware law could discourage a takeover that stockholders may consider favorable; and

●	our certificate of incorporation, as amended, provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

Risks Related to Our Financial Condition and Business

We have incurred significant net losses since our inception and cannot assure you that we will achieve or maintain profitable operations.

The Company has not generated profits since inception and has sustained net losses of $7.7 million and $7.7 million for the nine months ended September 30, 2025 and 2024, respectively. The Company also incurred negative cash flows from operations for the same periods. Historically, the Company has lacked sufficient liquidity to satisfy obligations as they come due and, as of September 30, 2025, we reported a working capital deficit of $4.8 million. We may continue to generate operating losses for the foreseeable future for a number of reasons, including unforeseen expenses, difficulties, complications, delays, and other unknown events, as well as the inflationary and potentially recessive economic environment. We anticipate that our operating expenses will increase substantially in the foreseeable future as we undertake the acquisition and integration of different brands, incur expenses associated with maintaining compliance as a public company, and increased marketing and sales efforts to increase our customer base. These increased expenditures may make it more difficult to achieve and maintain profitability. In addition, our efforts to grow our business may be more expensive than we expect, and we may not be able to generate sufficient revenue to offset increased operating expenses. If we are required to reduce our expenses, our growth strategy could be materially affected. We will need to generate and sustain significant revenue levels in future periods in order to become profitable, and, even if we do, we may not be able to maintain or increase our level of profitability.

Accordingly, we cannot assure you that we will achieve sustainable operating profits as we continue to expand our product offerings and infrastructure, further develop our marketing efforts, and otherwise implement our growth initiatives. Any failure to achieve and maintain profitability would have a materially adverse effect on our ability to implement our business plan, our results and operations, and our financial condition.

We have a history of operating losses, our management has concluded that there is substantial doubt about our ability to continue as a going concern and our auditors have included an explanatory paragraph relating to our ability to continue as a going concern in its audit reports for the fiscal years ended December 31, 2024 and 2023.

For the three months ended September 30, 2025 and 2024, we generated net revenues of $1.6 million and $2.4 million, respectively, and reported net loss of $3.5 million and $3.5 million, respectively. For the nine months ended September 30, 2025 and 2024, we generated net revenues of $5.8 million and $9.4 million, respectively, and reported net loss of $7.7 million and $7.7 million, respectively. As noted in our unaudited condensed consolidated financial statements, as of September 30, 2025, we had an accumulated deficit of $134.8 million. Our management has concluded that our historical recurring losses from operations, negative cash flows from operations, working capital deficiency as well as our dependence on equity and debt financings raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the fiscal years ended December 31, 2024 and 2023.

Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. These adjustments would likely include substantial impairment of the carrying amount of our assets and potential contingent liabilities that may arise if we are unable to fulfill various operational commitments. In addition, the value of our securities would be greatly impaired. Our ability to continue as a going concern is dependent upon generating sufficient cash flow from operations and obtaining additional capital and financing. If our ability to generate cash flow from operations is delayed or reduced and we are unable to raise additional funding from other sources, we may be unable to continue in business.

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If we do not obtain adequate capital funding or improve our financial performance, we may not be able to continue as a going concern.

We have incurred a net loss in each year since our inception and expect to incur losses in future periods as we continue to increase our expenses in order to grow our business. We have a working capital deficit of $4.8 million as of September 30, 2025. These factors raise substantial doubt about our Company’s ability to continue as a going concern. If we are unable to obtain adequate funding or if we are unable to grow our revenue substantially to achieve and sustain profitability, we may not be able to continue as a going concern. The report of our independent registered public accounting firm for the year ended December 31, 2024 included herein contains an explanatory paragraph indicating that there is substantial doubt as to our ability to continue as a going concern as a result of recurring losses from operations.

We have an immediate need to raise additional funds to support our operations. If we are unable to raise additional capital when required or on acceptable terms, we will be required to significantly delay, scale back or restrict our operations or obtain funds by entering into agreements on unattractive terms, which would likely have a material adverse effect on our business, stock price and our relationships with third parties with whom we have business relationships, at least until additional funding is obtained. If we do not have sufficient funds to continue operations, we could be required to seek bankruptcy protection or other alternatives that would likely result in our stockholders losing some or all of their investment in us. In addition, our ability to achieve profitability or to respond to competitive pressures would be significantly limited.

The amount and timing of our future funding requirements depends on many factors, including:

●	The timing and cost of potential future acquisitions;

●	integration of the businesses that we have acquired or may acquire in the future;

●	the hiring of additional management and other personnel as we continue to grow; and

●	any costs associated with any build-out and opening of showrooms, as needed, for certain of our brands.

We cannot be certain that additional funding will be available on acceptable terms, or at all. In addition, we have in the past and may in the future be restricted or limited by our current outstanding indebtedness on our ability to enter into additional indebtedness and any future debt financing based upon covenants that restrict our operations, including limitations on our ability to incur liens or additional debt, pay dividends, redeem our stock, make certain investments and engage in certain merger, consolidation or asset sale transactions.

We have an amount of total liabilities which may be considered significant for a company of our size which could adversely affect our financial condition and our ability to react to changes in our business.

We believe that the amount of our total liabilities may be considered significant for a company of our size and current revenue base. Our substantial total liabilities could have important consequences to us. For example, it could:

●	make it more difficult for us to satisfy our obligations to the holders of our outstanding debt, resulting in possible defaults on and acceleration of such indebtedness;

●	require us to dedicate a substantial portion of our cash flows from operations to make payments on our debt, which would reduce the availability of our cash flows from operations to fund working capital, capital expenditures or other general corporate purposes;

●	increase our vulnerability to general adverse economic and industry conditions, including interest rate fluctuations;

●	place us at a competitive disadvantage to our competitors with proportionately less debt for their size;

●	limit our ability to refinance our existing debt or borrow additional funds in the future;

●	limit our flexibility in planning for, or reacting to, changing conditions in our business; and

●	limit our ability to react to competitive pressures or make it difficult for us to carry out capital spending that is necessary or important to our growth strategy.

Any of the foregoing impacts on our substantial total liabilities could have a material adverse effect on our business, financial condition and results of operations.

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Our results of operations have been and could be in the future adversely affected as a result of asset impairments.

Our results of operations and financial condition have been and could be in the future adversely affected by impairments to goodwill, other intangible assets, receivables, long-lived assets or investments. For example, when we acquire a business, we record goodwill in an amount equal to the amount we paid for the business minus the fair value of the net tangible assets and other identifiable intangible assets of the acquired business. Goodwill and other intangible assets that have indefinite useful lives cannot be amortized, but instead must be tested at least annually for impairment.

As a result of our acquisitions of Sundry, Stateside and Bailey, our goodwill and intangible assets as of September 30, 2025, and December 31, 2024 were $8,973,501 and $8,973,501, respectively. During the nine months ended June 30, 2025, and year ended December 31, 2024, we recorded impairment expense of $0.0 million, $0.0 million, respectively, pertaining to the goodwill and intangible assets. Any future impairments, including impairments of goodwill, intangible assets, long-lived assets or investments, could have a material adverse effect on our financial condition and results of operations for the period in which the impairment is recognized.

We may require additional funding for our growth plans, and such funding may result in a dilution of your investment.

We attempted to estimate our funding requirements in order to implement our growth plans. If the costs of implementing such plans should exceed these estimates significantly or if we come across opportunities to grow through expansion plans which cannot be predicted at this time, and our funds generated from our operations prove insufficient for such purposes, we may need to raise additional funds to meet these funding requirements.

These additional funds may be raised by issuing equity or debt securities or by borrowing from banks or other resources. We cannot assure you that we will be able to obtain any additional financing on terms that are acceptable to us, or at all. If we fail to obtain additional financing on terms that are acceptable to us, we will not be able to implement such plans fully if at all. Such financing even if obtained, may be accompanied by conditions that limit our ability to pay dividends or require us to seek lenders’ consent for payment of dividends, or restrict our freedom to operate our business by requiring lender’s consent for certain corporate actions.

Further, if we raise additional funds by way of a rights offering or through the issuance of new shares, any shareholders who are unable or unwilling to participate in such an additional round of fund raising may suffer dilution in their investment.

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If our efforts to locate desirable targets are unsuccessful or if we are unable to acquire desirable companies on commercially reasonable terms, we may not be able to grow the business and our revenues and operating results will be adversely affected.

One of our principal growth strategies has been, and continues to be, the acquisition of additional businesses within our industry. It may be difficult for us to identify desirable companies to acquire. We may face competition in our pursuit to acquire additional businesses, which could limit the number of available companies for sale and may lead to higher acquisition prices. When we identify desirable companies, their owners may not be willing to sell their companies at all or on terms that we have determined to be commercially reasonable. If our efforts to locate and acquire desirable companies on terms that are acceptable to us are not successful, our revenues and operating results may be adversely affected.

We may not be able to successfully integrate future acquisitions or generate sufficient revenues from future acquisitions, which could cause our business to suffer.

A significant part of our grown strategy is acquiring additional businesses. If we buy a company or a division of a company in the future, there can be no assurance that we will be able to profitably manage such business or successfully integrate such business without substantial costs, delays or other operational or financial problems. Acquisitions also may require us to spend a substantial portion of our available cash, incur debt or other liabilities, amortize expenses related to intangible assets, incur write-offs of goodwill or other assets or obligate us to issue a substantial number of shares of our capital stock, which would result in dilution for our existing stockholders. There can be no assurance that the businesses we acquire in the future will achieve anticipated revenues or earnings.

Additionally:

●	the key personnel of the acquired business may decide not to work for us;

●	changes in management at an acquired business may impair its relationships with employees and customers;

●	we may be unable to maintain uniform standards, controls, procedures and policies among acquired businesses;

●	we may be unable to successfully implement infrastructure, logistics and systems integration;

●	we may be held liable for legal claims (including environmental claims) arising out of activities of the acquired businesses prior to our acquisitions, some of which we may not have discovered during our due diligence, and we may not have indemnification claims available to us or we may not be able to realize on any indemnification claims with respect to those legal claims;

●	we will assume risks associated with deficiencies in the internal controls of acquired businesses;

●	we may not be able to realize the cost savings or other financial benefits we anticipated;

●	we may be unable to successfully scale an acquired business; and

●	our ongoing business may be disrupted or receive insufficient management attention.

Some or all of these factors could have a material adverse effect on our business, financial condition and results of operations. Moreover, we may not benefit from our acquisitions as we expect, or in the time frame we expect. In the apparel industry, differing brands are used to reach different market segments and capture new market share. However, not every brand deployment is successful. In addition, integrating an acquired business or technology is risky. We may incur significant costs acquiring, developing, and promoting new brands only to have limited market acceptance and limited resulting sales. If this occurs, our financial results may be negatively impacted and we may determine it is in the best interest of the company to no longer support that brand. If a new brand does not generate sufficient revenues or if we are unable to efficiently manage our expanded operations, our results of operations will be adversely affected. Finally, acquisitions could be viewed negatively by analysts, investors or our customers.

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In addition, we may not be successful in acquiring businesses and may expend significant time and expense in connection with failed acquisitions. In addition to such time and expense, publicly announcing a failed acquisition could negatively impact the trading price of our Common Stock and overall market value.

We may be subject to claims arising from the operations of our various businesses for periods prior to the dates we acquired them.

We may be subject to claims or liabilities arising from the ownership or operation of acquired businesses for periods prior to our acquisition, including environmental, warranty, workers’ compensation and other employee-related and other liabilities and claims not covered by insurance. These claims or liabilities could be significant. Our ability to seek indemnification from the former owners of our acquired businesses for these claims or liabilities may be limited by various factors, including the specific time, monetary or other limitations contained in the respective acquisition agreements and the financial ability of the former owners to satisfy our indemnification claims. In addition, insurance companies may be unwilling to cover claims that have arisen from acquired businesses or locations, or claims may exceed the coverage limits that our acquired businesses had in effect prior to the date of acquisition. If we are unable to successfully obtain insurance coverage of third-party claims or enforce our indemnification rights against the former owners, or if the former owners are unable to satisfy their obligations for any reason, including because of their current financial position, we could be held liable for the costs or obligations associated with such claims or liabilities, which could adversely affect our financial condition and results of operations.

Our ability to acquire additional businesses may require issuances of our Common Stock and/or debt financing that we may be unable to obtain on acceptable terms.

The timing, size and success of our acquisition efforts and the associated capital commitments cannot be readily predicted. We intend to use our Common Stock, cash, debt and borrowings under our credit facility, if necessary, as consideration for future acquisitions of companies. The issuance of additional shares of Common Stock in connection with future acquisitions may be dilutive to holders of shares of our Common Stock. In addition, if our Common Stock does not maintain a sufficient market value or potential acquisition candidates are unwilling to accept shares of our Common Stock as part of the consideration for the sale of their businesses, we may be required to use more of our cash resources, including obtaining additional capital through debt financing. However, there can be no assurance that we will be able to obtain financing if, and when, it is needed or that it will be available on terms that we deem acceptable. As a result, we may be unable to pursue our acquisition strategy successfully, which may prevent us from achieving our growth objectives.

We may not be able to generate sufficient cash to service all of our debt or refinance our obligations and may be forced to take other actions to satisfy our obligations under such indebtedness, which may not be successful.

We are currently unable to repay or refinance borrowings so any such action by these lenders could force us into bankruptcy or liquidation.

In addition, our ability to make scheduled payments on our indebtedness or to refinance our obligations under our debt agreements, will depend on our financial and operating performance, which, in turn, will be subject to prevailing economic and competitive conditions and to the financial and business risk factors we face as described in this section, many of which may be beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures or planned growth objectives, seek to obtain additional equity capital or restructure our indebtedness. In the future, our cash flows and capital resources may not be sufficient for payments of interest on and principal of our debt, and such alternative measures may not be successful and may not permit us to meet scheduled debt service obligations. In addition, the recent worldwide credit crisis could make it more difficult for us to refinance our indebtedness on favorable terms, or at all.

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In the absence of such operating results and resources, we may be required to dispose of material assets to meet our debt service obligations. We may not be able to consummate those sales, or, if we do, we will not control the timing of the sales or whether the proceeds that we realize will be adequate to meet debt service obligations when due.

If we fail to effectively manage our growth, our business, financial condition and operating results could be harmed.

To effectively manage our growth, we must continue to implement our operational plans and strategies, improve our business processes, improve and expand our infrastructure of people and information systems, and expand, train and manage our employee base. Since our inception and as a result of our acquisitions, we have rapidly increased our employee headcount across our organization to support the growth of our business. To support continued growth, we must effectively integrate, develop and motivate a large number of new employees while maintaining our corporate culture. We face significant competition for personnel. To attract top talent, we have had to offer, and expect to continue to offer, competitive compensation and benefits packages before we can validate the productivity of new employees. We may also need to increase our employee compensation levels to remain competitive in attracting and retaining talented employees. The risks associated with a rapidly growing workforce will be particularly acute as we choose to expand into new merchandise categories and internationally. Additionally, we may not be able to hire new employees quickly enough to meet our needs. If we fail to effectively manage our hiring needs or successfully integrate new hires, our efficiency, our ability to meet forecasts and our employee morale, productivity and retention could suffer, which may have an adverse effect on our business, financial condition and operating results.

We are also required to manage numerous relationships with various vendors and other third parties.

Further growth of our operations, vendor base, fulfillment center, information technology systems or internal controls and procedures may not be adequate to support our operations. If we are unable to manage the growth of our organization effectively, our business, financial condition and operating results may be adversely affected.

If we are unable to anticipate and respond to changing customer preferences and shifts in fashion and industry trends in a timely manner, our business, financial condition and operating results could be harmed.

Our success largely depends on our ability to consistently gauge tastes and trends and provide a diverse and balanced assortment of merchandise that satisfies customer demands in a timely manner. Our ability to accurately forecast demand for our products could be affected by many factors, including an increase or decrease in demand for our products or for products of our competitors, our failure to accurately forecast acceptance of new products, product introductions by competitors, unanticipated changes in general market conditions, and weakening of economic conditions or consumer confidence in future economic conditions. We typically enter into agreements to manufacture and purchase our merchandise in advance of the applicable selling season and our failure to anticipate, identify or react appropriately, or in a timely manner to changes in customer preferences, tastes and trends or economic conditions could lead to, among other things, missed opportunities, excess inventory or inventory shortages, markdowns and write-offs, all of which could negatively impact our profitability and have a material adverse effect on our business, financial condition and operating results. Failure to respond to changing customer preferences and fashion trends could also negatively impact the image of our brands with our customers and result in diminished brand loyalty.

Our business depends on our ability to maintain a strong portfolio of brands and engaged customers. We may not be able to maintain and enhance our existing brand portfolio if we receive customer complaints, negative publicity or otherwise fail to live up to consumers’ expectations, which could materially adversely affect our business, operating results and growth prospects.

Our ability to acquire or offer new brands and maintain and enhance the appeal of our existing brands is critical to expanding our base of customers. A significant portion of our customers’ experience depends on third parties outside of our control, including vendors, suppliers and logistics providers such as FedEx, UPS and the U.S. Postal Service. If these third parties do not meet our or our customers’ expectations, including timely delivery of our products, or if they increase their rates, our business may suffer irreparable damage or our costs may increase. Also, if we fail to promote and maintain our brands, or if we incur excessive expenses in this effort, our business, operating results and financial condition may be materially adversely affected. We anticipate that as our market becomes increasingly competitive, our ability to acquire or offer new brands and to maintain and enhance our existing brands may become increasingly difficult and expensive and will depend largely on our ability to provide high quality products to our customers and a reliable, trustworthy and profitable sales channel to our vendors, which we may not do successfully.

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Customer complaints or negative publicity about our sites, products, product delivery times, customer data handling and security practices or customer support, especially on blogs, social media websites and our sites, could rapidly and severely diminish consumer use of our sites and consumer and supplier confidence in us and result in harm to our brands.

An economic downturn or economic uncertainty in the United States may adversely affect consumer discretionary spending and demand for our products.

Our operating results are affected by the relative condition of the United States economy, as many of our products may be considered discretionary items for consumers. Our customers may reduce their spending and purchases due to job loss or fear of job loss, foreclosures, bankruptcies, higher consumer debt and interest rates, reduced access to credit, falling home prices, increased taxes, and/or lower consumer confidence. Consumer demand for our products may not reach our targets, or may decline, when there is an economic downturn or economic uncertainty. Current, recent past, and future conditions may also adversely affect our pricing and liquidation strategy; promotional activities, product liquidation, and decreased demand for consumer products could affect profitability and margins. Any of the foregoing factors could have a material adverse effect on our business, results of operations, and financial condition.

Additionally, many of the effects and consequences of U.S. and global financial and economic conditions could potentially have a material adverse effect on our liquidity and capital resources, including the ability to raise additional capital, if needed, or could otherwise negatively affect our business and financial results. For example, global economic conditions may also adversely affect our suppliers’ access to capital and liquidity with which to maintain their inventory, production levels, and product quality and to operate their businesses, all of which could adversely affect our supply chain. Market instability could make it more difficult for us and our suppliers to accurately forecast future product demand trends, which could cause us to carry too much or too little merchandise in various product categories.

We operate in highly competitive markets and the size and resources of some of our competitors may allow them to compete more effectively than we can, resulting in a loss of our market share and a decrease in our net revenue.

The markets in which we compete are highly competitive. Competition may result in pricing pressures, reduced profit margins or lost market share, or a failure to grow or maintain our market share, any of which could substantially harm our business and results of operations. We compete directly against wholesalers and direct retailers of apparel, including large, diversified apparel companies with substantial market share and strong worldwide brand recognition. Many of our competitors, including Vince, James Perse, Rag & Bone, Madewell, AG, FRAME, All Saints, Zegna and Ralph Lauren, have significant competitive advantages, including longer operating histories, larger and broader customer bases, more established relationships with a broader set of suppliers, greater brand recognition and greater financial, research and development, marketing, distribution, and other resources than we do.

As a result, these competitors may be better equipped than we are to influence consumer preferences or otherwise increase their market share by:

●	quickly adapting to changes in customer requirements or consumer preferences;

●	discounting excess inventory that has been written down or written off;

●	devoting resources to the marketing and sale of their products, including significant advertising campaigns, media placement, partnerships and product endorsement; and

●	engaging in lengthy and costly intellectual property and other disputes.

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Our inability to compete successfully against our competitors and maintain our gross margin could have a material adverse effect on our business, financial condition and results of operations.

Use of social media and influencers may materially and adversely affect our reputation or subject us to fines or other penalties.

We use third-party social media platforms as, among other things, marketing tools. We also maintain relationships with many social media influencers and engage in sponsorship initiatives. As existing e-commerce and social media platforms continue to rapidly evolve and new platforms develop, we must continue to maintain a presence on these platforms and establish presences on new or emerging popular social media platforms. If we are unable to cost-effectively use social media platforms as marketing tools, if the social media platforms we use change their policies or algorithms, or if social media platforms are banned from use by our customers and potential customers (such as TikTok), we may not be able to fully optimize such platforms, and our ability to maintain and acquire customers and our financial condition may suffer.

Furthermore, as laws and regulations and public opinion rapidly evolve to govern the use of these platforms and devices, the failure by us, our employees, our network of social media influencers, our sponsors or third parties acting at our direction to abide by applicable laws and regulations in the use of these platforms and devices or otherwise could subject us to regulatory investigations, class action lawsuits, liability, fines or other penalties and have a material adverse effect on our business, financial condition and operating results.

In addition, an increase in the use of social media for product promotion and marketing may cause an increase in the burden on us to monitor compliance of such materials, and increase the risk that such materials could contain problematic product or marketing claims in violation of applicable regulations. For example, in some cases, the FTC has sought enforcement action where an endorsement has failed to clearly and conspicuously disclose a financial relationship or material connection between an influencer and an advertiser.

We do not prescribe what our influencers post, and if we were held responsible for the content of their posts or their actions, we could be fined or forced to alter our practices, which could have an adverse impact on our business.

Negative commentary regarding us, our products or influencers and other third parties who are affiliated with us may also be posted on social media platforms and may be adverse to our reputation or business. Influencers with whom we maintain relationships could engage in behavior or use their platforms to communicate directly with our customers in a manner that reflects poorly on our brand and may be attributed to us or otherwise adversely affect us. It is not possible to prevent such behavior, and the precautions we take to detect this activity may not be effective in all cases. Our target consumers often value readily available information and often act on such information without further investigation and without regard to its accuracy. The harm may be immediate, without affording us an opportunity for redress or correction.

If we fail to retain existing customers, or fail to maintain average order value levels, we may not be able to maintain our revenue base and margins, which would have a material adverse effect on our business and operating results.

A significant portion of our net sales are generated from sales to existing customers. If existing customers no longer find our offerings appealing, or if we are unable to timely update our offerings to meet current trends and customer demands, our existing customers may make fewer or smaller purchases in the future. A decrease in the number of our customers who make repeat purchases or a decrease in their spending on the merchandise we offer could negatively impact our operating results. Further, we believe that our future success will depend in part on our ability to increase sales to our existing customers over time, and if we are unable to do so, our business may suffer. If we fail to generate repeat purchases or maintain high levels of customer engagement and average order value, our growth prospects, operating results and financial condition could be materially adversely affected.

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We purchase inventory in anticipation of sales, and if we are unable to manage our inventory effectively, our operating results could be adversely affected.

Our business requires us to manage a large volume of inventory effectively. We regularly add new apparel, accessories and beauty styles to our sites, and we depend on our forecasts of demand for and popularity of various products to make purchase decisions and to manage our inventory of stock- keeping units, or SKUs. Demand for products, however, can change significantly between the time inventory is ordered and the date of sale. Demand may be affected by seasonality, new product launches, rapid changes in product cycles and pricing, product defects, promotions, changes in consumer spending patterns, changes in consumer tastes with respect to our products and other factors, and our consumers may not purchase products in the quantities that we expect.

It may be difficult to accurately forecast demand and determine appropriate levels of product. We generally do not have the right to return unsold products to our suppliers. If we fail to manage our inventory effectively or negotiate favorable credit terms with third-party suppliers, we may be subject to a heightened risk of inventory obsolescence, a decline in inventory values, and significant inventory write-downs or write-offs. In addition, if we are required to lower sale prices in order to reduce inventory level or to pay higher prices to our suppliers, our profit margins might be negatively affected. Any failure to manage owned brand expansion or accurately forecast demand for owned brands could adversely affect growth, margins and inventory levels. Any of the above may materially and adversely affect our business, financial condition and operating results.

Merchandise returns could harm our business.

We allow our customers to return products, subject to our return policy. If the rate of merchandise returns increases significantly or if merchandise return economics become less efficient, our business, financial condition and operating results could be harmed. Further, we modify our policies relating to returns from time to time, which may result in customer dissatisfaction or an increase in the number of product returns. From time to time our products are damaged in transit, which can increase return rates and harm our brands.

We rely on third-party suppliers and manufacturers to provide raw materials for and to produce our products, and we have limited control over these suppliers and manufacturers and may not be able to obtain quality products on a timely basis or in sufficient quantity.

We rely on third-party suppliers primarily located outside of the United States to provide raw materials for our products. In addition, we do not own or operate any manufacturing facilities and rely solely on unaffiliated manufacturers primarily located outside the United States to manufacture our products. Increases in the costs of labor and other costs of doing business in these countries, including but not limited to tariffs, could significantly increase our costs to produce our products and could have a negative impact on our operations, net revenue, and earnings. In addition, certain of our manufacturers are subject to government regulations related to wage rates, and therefore the labor costs to produce our products may fluctuate. Factors that could negatively affect our business include a potential significant revaluation of the currencies used in these countries, which may result in an increase in the cost of producing products, labor shortages and stoppages and increases in labor costs, and difficulties in moving products manufactured out of the countries in which they are manufactured and through the ports in North America, whether due to port congestion, labor disputes, product regulations and/or inspections or other factors, and natural disasters or health pandemics. A labor strike or other transportation disruption affecting these ports could significantly disrupt our business. In addition, the imposition of trade sanctions or other regulations against products imported by us from, or the loss of “normal trade relations” status with any country in which our products are manufactured, could significantly increase our cost of products and harm our business. We may also experience increased costs in raw goods, transportation and labor. Additionally, we are also subject to global supply chain disruptions, which may include longer lead times for raw fabrics, inbound shipping and longer production times.

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Supply chain issues have specifically impacted the following for our brands:

●	Increased costs in raw materials from fabric prices, which have increased 10% to 100% depending on the fabric, the time of year, and the origin of the fabric, as well as where the fabric is being shipped;

●	increased cost per kilo to ship via sea or air, which has increased from 25% to 300% depending on the time of year and from the country we are shipping from;

●	increased transit time via sea or air, which have increased by two weeks to two months; and

●	increased labor costs for producing the finished goods, which have increased 5% to 25% depending on the country and the labor skill required to produce the goods.

The operations of our suppliers can be subject to additional risks beyond our control, including shipping delays, labor disputes, trade restrictions, tariffs and embargos, or any other change in local conditions. We may experience a significant disruption in the supply of fabrics or raw materials from current sources or, in the event of a disruption, we may be unable to locate alternative materials suppliers of comparable quality at an acceptable price, or at all. We do not have any long-term supply contracts in place with any of our suppliers and we compete with other companies, including many of our competitors, for fabrics, raw materials, production and import quota capacity. We have occasionally received, and may in the future receive, shipments of products that fail to comply with our specifications or that fail to conform to our quality control standards. We have also received, and may in the future receive, products that are otherwise unacceptable to us or our customers. Under these circumstances, we may incur substantial expense to remedy the problems and may be required to obtain replacement products. If we fail to remedy any such problem in a timely manner, we risk the loss of net revenue resulting from the inability to sell those products and related increased administrative and shipping costs. Additionally, if the unacceptability of our products is not discovered until after such products are purchased by our customers, our customers could lose confidence in our products or we could face a product recall. In such an event our brand reputation may be negatively impacted which could negatively impact our results of operations.

These and other factors beyond our control could result in our third-party suppliers and manufacturers being unable to fill our orders in a timely manner. If we experience significant increased demand, or we lose or need to replace an existing third- party supplier and manufacturer as a result of adverse economic conditions or other reasons, we may not be able to secure additional manufacturing capacity when required or on terms that are acceptable to us, or at all, or manufacturers may not be able to allocate sufficient capacity to us in order to meet our requirements. In addition, even if we are able to find new third-party suppliers or manufacturers, we may encounter delays in production and added costs as a result of the time it takes to train our manufacturers on our methods, products and quality control standards. Moreover, it is possible that we will experience defects, errors, or other problems with their work that will materially affect our operations and we may have little or no recourse to recover damages for these losses. Any delays, interruption or increased costs in the supply of fabric or manufacture of our products could have an adverse effect on our ability to meet retail customer and consumer demand for our products and result in lower net revenues and net income both in the short and long term.

In addition to the foregoing, one of our subsidiary’s depends on two primary suppliers located in China and Turkey for the substantial portion of raw materials used in its products and the manufacture of these products, which makes it vulnerable to a disruption in the supply of its products. As a result, termination of these supply arrangements, an adverse change in the financial condition of these suppliers or an adverse change in their ability to manufacture and/or deliver desired products on a timely basis each could have a material adverse effect on our business, financial condition and results of operations.

Our sales and gross margins may decline as a result of increasing product costs and decreasing selling prices.

The fabrics used in our products include synthetic fabrics whose raw materials include petroleum-based products, as well as natural fibers such as cotton. Significant price fluctuations or shortages in petroleum or other raw materials can materially adversely affect our cost of net revenues.

In addition, the United States and the countries in which our products are produced or sold internationally have imposed and may impose additional quotas, duties, tariffs, or other restrictions or regulations, or may adversely adjust prevailing quota, duty or tariff levels. Countries impose, modify and remove tariffs and other trade restrictions in response to a diverse array of factors, including global and national economic and political conditions, which make it impossible for us to predict future developments regarding tariffs and other trade restrictions. Trade restrictions, including tariffs, quotas, embargoes, safeguards, and customs restrictions, could increase the cost or reduce the supply of products available to us or may require us to modify our supply chain organization or other current business practices, any of which could harm our business, financial condition and results of operations.

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Our operations are currently dependent on a single warehouse and distribution center, and the loss of, or disruption in, the warehouse and distribution center and other factors affecting the distribution of merchandise could have a material adverse effect on our business and operations.

Our warehouse and fulfillment/distribution functions are currently primarily handled from a single facility in Vernon, California. Our current fulfillment/distribution operations are dependent on the continued use of this facility. Any significant interruption in the operation of the warehouse and fulfillment/ distribution center due to natural disasters, accidents, system issues or failures, or other unforeseen causes that materially impair our ability to access or use our facility, could delay or impair the ability to distribute merchandise and fulfill online orders, which could cause sales to decline.

We also depend upon third-party carriers for shipment of a significant amount of merchandise directly to our customers. An interruption in service by these third-party carriers for any reason could cause temporary disruptions in business, a loss of sales and profits, and other material adverse effects.

Our sales and gross margins may decline because of increasing freight costs.

Freight costs are impacted by changes in fuel prices through surcharges, among other factors. Fuel prices and surcharges affect freight costs both on inbound freight from suppliers to the distribution center as well as outbound freight from the distribution center to stores/shops, supplier returns and third-party liquidators, and shipments of product to customers. The cost of transporting our products for distribution and sale is also subject to fluctuation due in large part to the price of oil. Because most of our products are manufactured abroad, our products must be transported by third parties over large geographical distances and an increase in the price of oil can significantly increase costs. Manufacturing delays or unexpected transportation delays can also cause us to rely more heavily on airfreight to achieve timely delivery to our customers, which significantly increases freight costs. Increases in fuel prices, surcharges, and other potential factors may increase freight costs. Any of these fluctuations may increase our cost of products and have an adverse effect on our margins, results of operations and financial condition.

Increases in labor costs, including wages, could adversely affect our business, financial condition and results of operations.

Labor is a significant portion of our cost structure and is subject to many external factors, including unemployment levels, prevailing wage rates, minimum wage laws, potential collective bargaining arrangements, health insurance costs and other insurance costs and changes in employment and labor legislation or other workplace regulation. From time to time, legislative proposals are made to increase the federal minimum wage in the United States, as well as the minimum wage in California and a number of other states and municipalities, and to reform entitlement programs, such as health insurance and paid leave programs. As minimum wage rates increase or related laws and regulations change, we may need to increase not only the wage rates of our minimum wage employees, but also the wages paid to our other hourly or salaried employees. Any increase in the cost of our labor could have an adverse effect on our business, financial condition and results of operations or if we fail to pay such higher wages we could suffer increased employee turnover. Increases in labor costs could force us to increase prices, which could adversely impact our sales. If competitive pressures or other factors prevent us from offsetting increased labor costs by increases in prices, our profitability may decline and could have a material adverse effect on our business, financial condition and results of operations.

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Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.

In the ordinary course of our business, we collect and store sensitive data, including intellectual property, our proprietary business information, and financial and other personally identifiable information of our customers and employees. The secure processing, maintenance, and transmission of this information is critical to our operations and business strategy. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance, or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost, or stolen. Advanced attacks are multi-staged, unfold over time, and utilize a range of attack vectors with military-grade cyber weapons and proven techniques, such as spear phishing and social engineering, leaving organizations and users at high risk of being compromised. The vast majority of data breaches, whether conducted by a cyber attacker from inside or outside of the organization, involve the misappropriation of digital identities and user credentials. These credentials are used to gain legitimate access to sensitive systems and high-value personal and corporate data. Many large, well-known organizations have been subject to cyber-attacks that exploited the identity vector, demonstrating that even organizations with significant resources and security expertise have challenges securing their identities. Any such access, disclosure, or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory penalties, a disruption of our operations, damage to our reputation, or a loss of confidence in our business, any of which could adversely affect our business, revenues, and competitive position.

Our future success depends on our key executive officers and our ability to attract, retain, and motivate qualified personnel.

Our future success largely depends upon the continued services of our executive officers and management team, notably our Chief Executive Officer and President, Mr. John “Hil” Davis. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Additionally, we may incur additional expenses to recruit and retain new executive officers. If any of our executive officers joins a competitor or forms a competing company, we may lose some or all of our customers. Finally, we do not maintain “key person” life insurance on any of our executive officers. Because of these factors, the loss of the services of any of these key persons could adversely affect our business, financial condition, and results of operations, and thereby an investment in our stock.

In addition, our continuing ability to attract and retain highly qualified personnel, especially employees with experience in the fashion and fitness industries, will also be critical to our success because we will need to hire and retain additional personnel as our business grows. There can be no assurance that we will be able to attract or retain highly qualified personnel. We face significant competition for skilled personnel in our industries. This competition may make it more difficult and expensive to attract, hire, and retain qualified managers and employees. Because of these factors, we may not be able to effectively manage or grow our business, which could adversely affect our financial condition or business. As a result, the value of your investment could be significantly reduced or completely lost.

If we cannot successfully protect our intellectual property, our business could suffer.

We rely on a combination of intellectual property rights, contractual protections and other practices to protect our brand, proprietary information, technologies and processes. We primarily rely on copyright and trade secret laws to protect our proprietary technologies and processes, including the algorithms we use throughout our business. Others may independently develop the same or similar technologies and processes, or may improperly acquire and use information about our technologies and processes, which may allow them to provide a service similar to ours, which could harm our competitive position. Our principal trademark assets include the registered trademarks “DSTLD”, “Bailey 44”, “STATESIDE” and “SUNDRY” and our logos and taglines. Our trademarks are valuable assets that support our brand and consumers’ perception of our services and merchandise. We also hold the rights to the “www.digitalbrandsgroup.co”, www.dstld.com, “www.bailey44.com”, and www.harperandjones.com. Internet domain name and various related domain names, which are subject to Internet regulatory bodies and trademark and other related laws of each applicable jurisdiction. If we are unable to protect our trademarks or domain names, our brand recognition and reputation would suffer, we would incur significant expense establishing new brands and our operating results would be adversely impacted. Further, to the extent we pursue patent protection for our innovations, patents we may apply for may not issue, and patents that do issue or that we acquire may not provide us with any competitive advantages or may be challenged by third parties. There can be no assurance that any patents we obtain will adequately protect our inventions or survive a legal challenge, as the legal standards relating to the validity, enforceability and scope of protection of patent and other intellectual property rights are uncertain. We may be required to spend significant resources to monitor and protect our intellectual property rights, and the efforts we take to protect our proprietary rights may not be sufficient.

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If the technology-based systems that give our customers the ability to shop with us online do not function effectively, our operating results could be materially adversely affected.

A substantial number of our customers currently shop with us through our e-commerce website and mobile application. Increasingly, customers are using tablets and smart phones to shop online with us and with our competitors and to do comparison shopping. Any failure on our part to provide an attractive, effective, reliable, user-friendly e-commerce platform that offers a wide assortment of merchandise with rapid delivery options and that continually meet the changing expectations of online shoppers could place us at a competitive disadvantage, result in the loss of sales, harm our reputation with customers, and could have a material adverse impact on our business and results of operations.

Organizations face growing regulatory and compliance requirements.

New and evolving regulations and compliance standards for cyber security, data protection, privacy, and internal IT controls are often created in response to the tide of cyber-attacks and will increasingly impact organizations. Existing regulatory standards require that organizations implement internal controls for user access to applications and data. In addition, data breaches are driving a new wave of regulation with stricter enforcement and higher penalties. Regulatory and policy-driven obligations require expensive and time-consuming compliance measures. The fear of non-compliance failed audits, and material findings has pushed organizations to spend more to ensure they are in compliance, often resulting in costly, one-off implementations to mitigate potential fines or reputational damage. Any substantial costs associated with failing to meet regulatory requirements, combined with the risk of fallout from security breaches, could have a material adverse effect on our business and brand.

Our failure to comply with trade and other regulations could lead to investigations or actions by government regulators and negative publicity.

The labeling, distribution, importation, marketing and sale of our products are subject to extensive regulation by various federal agencies, including the Federal Trade Commission, Consumer Product Safety Commission and state attorneys general in the U.S., as well as by various other federal, state, provincial, local and international regulatory authorities in the locations in which our products are distributed or sold. If we fail to comply with those regulations, we could become subject to significant penalties or claims or be required to recall products, which could negatively impact our results of operations and disrupt our ability to conduct our business, as well as damage our brand image with consumers. In addition, the adoption of new regulations or changes in the interpretation of existing regulations may result in significant unanticipated compliance costs or discontinuation of product sales and may impair the marketing of our products, resulting in significant loss of net revenues.

Any international operations are also subject to compliance with the U.S. Foreign Corrupt Practices Act, or FCPA, and other anti-bribery laws applicable to our operations. Although we have policies and procedures to address compliance with the FCPA and similar laws, there can be no assurance that all of our employees, agents and other partners will not take actions in violations of our policies. Any such violation could subject us to sanctions or other penalties that could negatively affect our reputation, business and operating results.

Our business is affected by seasonality.

Our business is affected by the general seasonal trends common to the retail apparel industry. This seasonality may adversely affect our business and cause our results of operations to fluctuate, and, as a result, we believe that comparisons of our operating results between different quarters within a single fiscal year are not necessarily meaningful and that results of operations in any period should not be considered indicative of the results to be expected for any future period.

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Risks Related to Ownership of Our Securities

The price of our common stock has in the past and may in the future fluctuate substantially.

The market price of our Common Stock has in the past and could in the future be extremely volatile. The price of our Common Stock may fluctuate significantly in response to a number of factors, many of which are beyond our control. These factors include, but are not limited to, the following, in addition to the risks described above and general market and economic conditions:

●	market conditions affecting the apparel industries;

●	quarterly variations in our results of operations;

●	changes in government regulations;

●	the announcement of acquisitions by us or our competitors;

●	changes in general economic and political conditions;

●	volatility in the financial markets;

●	results of our operations and the operations of others in our industry;

●	changes in interest rates;

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●	threatened or actual litigation and government investigations;

●	the addition or departure of key personnel;

●	actions taken by our stockholders, including the sale or disposition of their shares of our common stock; and

●	differences between our actual financial and operating results and those expected by investors and analysts and changes in analysts’ recommendations or projections.

These and other factors may lower the market price of our common stock, regardless of our actual operating performance. As a result, our common stock may trade at prices significantly below the public offering price.

Furthermore, in recent years the stock market has experienced significant price and volume fluctuations. This volatility has had a significant impact on the market price of securities issued by many companies. The changes frequently appear to occur without regard to the operating performance of the affected companies. Hence, the price of our common stock could fluctuate based upon factors that have little or nothing to do with us, and these fluctuations could materially reduce the price of our common stock and materially affect the value of your investment.

In the past, securities class action litigation often has been instituted against companies following periods of volatility in the market price of their securities. This type of litigation, if directed at us, could result in substantial costs and a diversion of management’s attention and resources.

If we are unable to implement and maintain effective internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports, which could adversely affect the market price of our Common Stock.

We are not currently required to comply with Section 404 of the Sarbanes-Oxley Act, and are therefore not required to make an assessment of the effectiveness of our internal control over financial reporting for that purpose. We have identified material weaknesses in our internal control over financial reporting. These material weaknesses relate to the fact that we do not maintain a comprehensive policies and procedures manual designed to establish internal controls over financial reporting to reduce the risk of publishing materially misstated financial statements, as well as define responsibilities and segregate incompatible duties to reduce the risk of unauthorized transactions.

We are in the process of taking steps intended to remedy these material weaknesses, and we will not be able to fully address these material weaknesses until these steps have been completed. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Controls and Procedures” for information regarding our remediation efforts.

As a public company, we are required to maintain internal control over financial reporting and to report any material weaknesses in such internal controls. A material weakness is defined in the standards established by the Public Company Accounting Oversight Board (United States) as a deficiency, or an acquisition of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. In addition, we were required to furnish a report by management on the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, or Section 404, at the time of filing our second Annual Report on Form 10-K, which was for our year ended December 31, 2023. If we fail to increase and maintain the number and expertise of our staff for our accounting and finance functions and to improve and maintain internal control over financial reporting adequate to meet the demands that will be placed upon us as a public company, including the requirements of the Sarbanes-Oxley Act of 2002, or the Sarbanes- Oxley Act, we may be unable to report our financial results accurately and prevent fraud. In addition, we cannot be certain that any such steps we undertake will successfully remediate the material weaknesses or that other material weaknesses and control deficiencies will not be discovered in the future. If our remediation efforts are not successful or other material weaknesses or control deficiencies occur in the future, we may be unable to report our financial results accurately or on a timely basis, which could cause our reported financial results to be materially misstated and result in the loss of investor confidence or delisting and cause our stock price to decline. As a result of such failures, we could also become subject to investigations by the SEC or other regulatory authorities, and become subject to litigation from investors and stockholders, any of which could harm our reputation and financial condition, and divert financial and management resources. Even if we are able to report our consolidated financial statements accurately and timely, if we do not make all the necessary improvements to address the material weaknesses, continued disclosure of our material weaknesses will be required in future filings with the SEC, which could reduce investor confidence in our reported results and our cause our stock price to decline.

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We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and as a result of the reduced disclosure and governance requirements applicable to emerging growth companies and smaller reporting companies, our common stock may be less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an emerging growth company, as defined in the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies. Those exemptions include, but are not limited to, a requirement to present only two years of audited financial statements, an exemption from the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act, reduced disclosure about executive compensation arrangements in our periodic reports and proxy statements, and no requirement to seek non-binding advisory votes on executive compensation or golden parachute arrangements. We have elected to adopt these reduced disclosure requirements. We may take advantage of these provisions until we are no longer an emerging growth company.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.0 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior December 31st, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We cannot predict if investors will find our common stock less attractive as a result of our taking advantage of these exemptions. If some investors find our common stock less attractive as a result of our choices, there may be a less active trading market for our common stock and our stock price may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, reduced disclosure obligations regarding executive compensation. Furthermore, as long as we are neither a “large accelerated filer” nor an “accelerated filer,” as a smaller reporting company, we would not be required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Future sales of our Common Stock, or the perception in the public markets that these sales may occur, may depress our stock price.

The market price of our Common Stock could decline significantly as a result of sales of a large number of shares of our Common Stock in the market after this Offering. These sales, or the perception that these sales might occur, could depress the market price of our Common Stock or make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. We may also sell additional shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock in subsequent public or private offerings or other transactions, which may adversely affect the market price of our Common Stock.

Provisions in our certificate of incorporation, as amended, and bylaws, as amended, and under Delaware law could discourage a takeover that stockholders may consider favorable.

Our certificate of incorporation, as amended, and amended and restated bylaws may discourage, delay or prevent a merger or acquisition that a stockholder may consider favorable because they, among other things:

●	establish a supermajority voting requirement of at least 66 2∕3% of the outstanding voting stock in order to amend certain provisions in our sixth amended and restated certificate of incorporation, which makes it more difficult for stockholders to eliminate anti- takeover provisions;

●	eliminate stockholder-initiated action by written consent in lieu of a meeting, which hampers the ability of stockholders to take action during the interim periods between annual meetings of stockholders; and

●	require the written request of stockholders holding an aggregate of 25% of shares of our common stock in order for stockholders to call a special meeting, which together with the elimination of stockholder action by written consent described above, makes it very difficult for stockholders to take action during the interim periods between annual meetings of stockholders.

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As a Delaware corporation, we are also subject to the Delaware anti-takeover provisions contained in Section 203 of the Delaware General Corporation Law. Under Delaware law, a corporation may not engage in a business acquisition with any holder of 15% or more of its capital stock unless the holder has held the stock for three years or, among other things, the board of directors has approved the transaction. Our board of directors could rely on this provision to prevent or delay an acquisition of us.

Our certificate of incorporation, as amended, provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

Our certificate of incorporation, as amended, provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law:

●	any derivative action or proceeding brought on our behalf;

●	any action asserting a breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders;

●	any action asserting a claim against us or our directors, officers or other employees arising under the Delaware General Corporation Law, our sixth amended and restated certificate of incorporation or our bylaws;

●	any action or proceeding to interpret, apply, enforce or determine the validity of our sixth amended and restated certificate of incorporation or our bylaws;

●	any action or proceeding as to which the Delaware General Corporation Law confers jurisdiction to the Court of Chancery of the State of Delaware; or

●	any action asserting a claim against us or our directors, officers or other employees that is governed by the “internal affairs doctrine” as that term is defined in Section 115 of the Delaware General Corporation Law.

Our certificate of incorporation, as amended, further provides that unless the Company consents in writing to the selection of an alternative forum, the U.S. federal district courts have exclusive jurisdiction of the resolution of any complaint asserting a cause of action arising under the Securities Act. The enforceability of similar exclusive federal forum provisions in other companies’ organizational documents has been challenged in legal proceedings, and while the Delaware Supreme Court has ruled that this type of exclusive federal forum provision is facially valid under Delaware law, there is uncertainty as to whether other courts would enforce such provisions and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

This exclusive forum provision does not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this exclusive forum provision of our sixth amended and restated certificate of incorporation. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find this choice of forum provision in our sixth amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions. Additional costs associated with resolving an action in other jurisdictions could materially adversely affect our business, financial condition and results of operations.

We do not expect to pay any dividends in the foreseeable future.

We intend to retain our future earnings, if any, in order to reinvest in the development and growth of our business and, therefore, do not intend to pay dividends on our Common Stock for the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, the limits imposed by the terms of our credit facility and such other factors as our board of directors deems relevant. Accordingly, investors in our Common Stock may need to sell their shares to realize a return on their investment in our common stock, and investors may not be able to sell their shares at or above the prices paid for them.

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If securities analysts do not publish favorable reports about us or if we, or our industry, are the subject of unfavorable commentary, the price of our Common Stock could decline.

The trading price for our Common Stock depends in part on the research and reports about us that are published by analysts in the financial industry. Analysts could issue negative commentary about us or our industry, or they could downgrade our Common Stock. We may also not receive sufficient research coverage or visibility in the market. Any of these factors could result in the decline the trading price of our Common Stock, causing investors in our Common Stock to lose all or a portion of their investment.

A reverse stock split may decrease the liquidity of the shares of our Common Stock.

The liquidity of the shares of our Common Stock may be affected adversely by a reverse stock split given the reduced number of shares that will be outstanding following the reverse stock split, especially if the market price of our Common Stock does not increase as a result of a reverse stock split. In addition, a reverse stock split may increase the number of shareholders who own odd lots (less than 100 shares) of our Common Stock, creating the potential for such shareholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Following a reverse stock split, the resulting market price of our Common Stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our Common Stock may not improve.

Although we believe that a higher market price of our Common Stock may help generate greater or broader investor interest, there can be no assurance that a reverse stock split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our Common Stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our Common Stock may not necessarily improve.

There is a limited market for our Common Stock, and investors may find it difficult to buy and sell our shares.

Our Common Stock is currently listed for trading on The Nasdaq Capital Market and there has been a limited trading market for our Common Stock to date. There is no assurance an active trading market for our Common Stock will develop or be sustained or that we will remain eligible for the continued listing of our Common Stock on Nasdaq.

Our stock is thinly traded, so you may be unable to sell your shares at or near the quoted bid prices if you need to sell a significant number of your shares.

The shares of our Common Stock are thinly traded, meaning that the number of persons interested in purchasing our Common Stock at or near bid prices at any given time may be relatively small or non-existent. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our Common Stock will develop or be sustained, or that current trading levels will be sustained. Due to these conditions, we can give you no assurance that you will be able to sell your shares at or near bid prices or at all if you need money or otherwise desire to liquidate your shares.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of Common Stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations, or pursuant to registration statements. In general, pursuant to amended Rule 144, non-affiliate stockholders may sell freely after six months subject only to the current public information requirement. Affiliates may sell after six months subject to Rule 144 volume, manner of sale (for equity securities), and current public information and notice requirements. Any sales of our Common Stock pursuant to Rule 144 or a registration statement may have a material adverse effect on the market price of our common stock.

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Our Common Stock could be further diluted as a result of the issuance of convertible securities, warrants or options.

In the past, we have issued convertible securities (such as convertible debentures and notes), warrants and options in order to raise money or as compensation for services and incentive compensation for our employees and directors. We have shares of Common Stock reserved for issuance upon the exercise of certain of these securities and may increase the shares reserved for these purposes in the future. Our issuance of these convertible securities, options and warrants could affect the rights of our stockholders, could reduce the market price of our Common Stock or could result in adjustments to exercise prices of outstanding warrants (resulting in these securities becoming exercisable for, as the case may be, a greater number of shares of our Common Stock), or could obligate us to issue additional shares of Common Stock to certain of our stockholders.

Our Common Stock could be further diluted as a result of the exercise of existing pre-funded warrants.

We issued pre-funded warrants to purchase up to 2,068,965 shares of Common Stock on or around January 21, 2025 (the “Vendor Warrants”), pursuant to a certain vendor agreement. We have shares of Common Stock reserved for issuance upon the exercise of the Vendor Warrants. Our issuance of Common Stock upon exercise of the Vendor Warrants or the resale of such shares of Common Stock by the holder of the Vendor Warrant could affect the rights of our stockholders, could reduce the market price of our Common Stock, or could result in adjustments to exercise prices of outstanding warrants (resulting in these securities becoming exercisable for, as the case may be, a greater number of shares of our Common Stock), or could obligate us to issue additional shares of Common Stock to certain of our stockholders.

Our certificate of incorporation grants our board of directors the authority to issue a new series of preferred stock without further approval by our shareholders, which could adversely affect the rights of the holders of our Common Stock.

Our board of directors has the power to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the power to issue preferred stock without further shareholder approval, subject to applicable listing regulations. As a result, our board of directors could authorize the issuance of new series of preferred stock that would grant to holders thereof certain rights in preference to the rights of our common stockholders to:

●	our assets upon liquidation;

●	receive dividend payments ahead of holders of common shares;

●	the redemption of the shares, together with a premium, prior to the redemption of our common shares;

●	vote to approve matters as a separate class or have more votes per share relative to shares of common stock.

In addition, our board of directors could authorize the issuance of new series of preferred stock that is convertible into our Common Stock, or may also authorize the sale of additional shares of authorized Common Stock, which could decrease the relative voting power of our common shares or result in dilution to our existing shareholders.

If we are unable to obtain additional funding when needed, our business operations will be harmed, and if we do obtain additional financing, our then-existing shareholders may suffer substantial dilution.

Our working capital needs may change. We anticipate that if our cash and cash equivalents are insufficient to satisfy our liquidity requirements, we will require additional funding to sustain our ongoing operations and to continue our research and development activities. We do not have any contracts or commitments for additional funding, and there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all, if needed. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to conduct business operations. If we are unable to obtain additional financing to finance a revised growth plan, we will likely be required to curtail such plans or cease our business operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

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Changes in accounting principles and guidance, or their interpretation, could result in unfavorable accounting charges or effects, including changes to our previously filed financial statements, which could cause our stock price to decline.

We prepare our financial statements in accordance with GAAP. These principles are subject to interpretation by the SEC and various bodies formed to interpret and create appropriate accounting principles and guidance. A change in these principles or guidance, or in their interpretations, may have a significant effect on our reported results and retroactively affect previously reported results.

The ability of our stockholders to take legal action against our directors and officers is restricted.

Our Certificate of Incorporation outlines provisions for indemnifying our directors and officers to the fullest extent permitted by Delaware law, except to the extent such immunity or limitation is disallowed under the DGCL, as it currently stands or may be amended in the future. Under our Bylaws, we are obligated to indemnify each director or officer who becomes involved in legal proceedings due to their service in those capacities, to the maximum extent allowed by Delaware law. This indemnification covers any claims or liabilities incurred by such individuals in connection with their status as present or former directors or officers of our company or serving in other designated capacities. Additionally, we may be required to reimburse reasonable expenses incurred by our current and former directors and officers in relation to such proceedings. Consequently, both we and our stockholders may have more limited rights to recover monetary damages from our directors and officers compared to scenarios where these provisions are not present in our Bylaws, or compared to other companies. This limitation could constrain your recourse in situations that are not in our company’s best interests.

If we are not able to comply with the applicable continued listing rules and requirements of Nasdaq, Nasdaq could delist our Common Stock from trading.

Our Common Stock is listed for trading on The Nasdaq Capital Market. In order to maintain that listing status, we must satisfy minimum continued listing rules and requirements imposed by Nasdaq, including but not limited to those regarding disclosure requirements, stockholders’ equity requirements, minimum bid-price requirements, and public information requirements pursuant to filings with the SEC or applicable regulatory authority. There can be no assurances that we will be able to comply with the applicable continued listing rules and requirements.

If we fail to maintain compliance with all applicable continued listing rules and requirements and Nasdaq determines to no longer list our Common Stock, it could adversely affect the market liquidity of our Common Stock and our ability to obtain financing to repay debt and fund our operations.

We could fail to maintain compliance with any Nasdaq rules and requirements, which could negatively affect the market price of our Common Stock, our liquidity and our ability to raise capital.

Currently, our Common Stock trades on the Nasdaq Capital Market under the symbol “DBGI”. If we fail to maintain compliance with any Nasdaq rules, requirements or regulations, our Common Stock could be removed from quotation from trading on The Nasdaq Capital Market. This could severely limit the liquidity of our common stock, and your ability to sell the common stock issued as part of the Unit pursuant to this offering on the secondary market.

Future sales of our common stock may depress our share price.

As of October 17, 2025, we had 5,726,930 shares of our Common Stock issued and outstanding. Sales of a number of shares of Common Stock in the public market or issuances of additional shares pursuant to the exercise of our outstanding warrants, or the expectation of such sales or exercises, could cause the market price of our Common Stock to decline. We may also sell additional shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock in subsequent public or private offerings or other transactions, which may adversely affect the market price of our Common Stock.

 Our stockholders may experience substantial dilution in the value of their investment if we issue additional shares of our capital stock.

Our charter allows us to issue up to 1,000,000,000 shares of Common Stock and up to 10,000,000 shares of preferred stock. To raise additional capital, we may in the future sell additional shares of Common Stock or other securities convertible into or exchangeable for shares of our Common Stock at prices that are lower than the prices paid by existing stockholders, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, which could result in substantial dilution to the interests of existing stockholders.

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USE OF PROCEEDS

All proceeds from the sale of the Shares offered by this prospectus will belong to the Selling Stockholders. We will not receive any proceeds from the resale of the Shares by the Selling Stockholders.

CAPITALIZATION

The following table sets forth our cash and cash equivalents, and capitalization as of June 30, 2025 on an actual basis.

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our condensed consolidated financial statements and related notes appearing in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 filed with the SEC on November 14, 2025; and our Annual Report on Form 10-K filed for the fiscal year ended December 31, 2024 filed with the SEC on April 9, 2025.

As of September 30, 2025 Actual (Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$6,701,820
Restricted cash	5,705,179
Accounts receivable, net	49,342
Due from factor, net	228,213
Inventory	4,319,004
Prepaid expenses and other current assets	2,997,297
Total current assets	20,000,855
Property, equipment and software, net	19,046
Goodwill	8,973,501
Intangible assets, net	7,870,419
Deposits	72,331
Prepaid marketing expenses	4,258,767
Total assets	$41,194,919

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$4,886,664
Accrued expenses and other liabilities	5,515,046
Due to related parties	395,921
Convertible note payable, net	-
Accrued interest payable	2,663,680
Loan payable, current	2,746,096
Stock payable	5,099,654
Promissory note payable, net	3,500,000
Total current liabilities	24,807,061
Loan payable	150,000
Deferred tax liability	248,990
Total liabilities	25,206,051

Commitments and contingencies

Stockholders’ equity (deficit):

Undesignated preferred stock, $0.0001 par, 10,000,000 shares authorized, 0 shares issued and outstanding as of both September 30, 2025 and December 31, 2024	-
Series A convertible preferred stock, $0.0001 par, 6,300 shares designated, 6,300 shares issued and outstanding as of both September 30, 2025 and December 31, 2024	1
Series C convertible preferred stock, $0.0001 par, 1,344 and 1,344 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	1
Series D convertible preferred stock, $0.0001 par, 15,906 and 0 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	2
Common stock, $0.0001 par, 1,000,000,000 shares authorized, 5,726,930 and 838,584 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	572
Additional paid-in capital	150,749,052
Accumulated deficit	(134,760,760)
Total stockholders’ equity (deficit)	15,988,868
Total liabilities and stockholders’ equity (deficit)	$41,194,919

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MARKET PRICE AND DIVIDEND POLICY

Our Common Stock is quoted on The Nasdaq Capital Market under the symbol “DBGI”. On December 11, 2025, the last reported sale price of our Common Stock on The Nasdaq Capital Market was $8.32 per share.

For the fiscal years ended December 31, 2024 (through December 17, 2024) and 2023, the following table sets forth the high and low sale prices for our Common Stock as reported by Nasdaq. Beginning on December 18, 2024 and ending on August 20, 2025, the Company’s Common Stock was quoted on the OTC Pink Marketplace. Accordingly, the table below sets forth the range of high and low closing bid quotations for our Common Stock as reported by the OTC Markets Group, from December 18, 2024 through August 19, 2025. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

On August 22, 2023, the Company effectuated a 1-for-25 reverse stock split of its outstanding common stock (the “2023 Reverse Stock Split”). On December 12, 2024, the Company effectuated a 1-for-50 reverse stock split of its outstanding common stock (the “2024 Reverse Stock Split,” and together with the 2023 Reverse Stock Split, the “Reverse Stock Splits”). Dollar amounts included in the table have been adjusted to reflect the Reverse Stock Splits.

	Low	High
Fiscal 2023
First Quarter (January 1, 2023 - March 31, 2023)	$1,387.50	$5,337.50
Second Quarter (April 1, 2023 - June 30, 2023)	$725	$1,950
Third Quarter (July 1, 2023 - September 30, 2023)	$367	$1,237.50
Fourth Quarter (October 1, 2023 - December 31, 2023)	$139.50	$424.50

Fiscal 2024
First Quarter (January 1, 2024 - March 31, 2024)	$115	$640
Second Quarter (April 1, 2024 - June 30, 2024)	$65.50	$242.50
Third Quarter (July 1, 2024 - September 30, 2024)	$15	$105.50
Fourth Quarter (October 1, 2024 - December 31, 2024)	$1.03	$30.34

Fiscal 2025
First Quarter (January 1, 2025 – March 31, 2025)	$1.06	$10.19
Second Quarter (April 1, 2025 - June 30, 2025)	$7.12	$14.49
Third Quarter (July 1, 2025 - September 30, 2025)	$4.24	$14.78
Fourth Quarter (October 1, 2025 – December 5, 2025)	$6.50	$9.29

Holders of Record

As of December 11, 2025, we had approximately 71 holders of record of our Common Stock. Because many of our shares of Common Stock are held by brokers and other institutions on behalf of stockholders, this number is not indicative of the total number of stockholders represented by these stockholders of record.

Dividends

We have not declared or paid dividends to stockholders since inception and do not plan to pay cash dividends in the foreseeable future. We currently intend to retain earnings, if any, to finance our growth.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and “Special Note Regarding Forward-Looking Statements.” Unless otherwise indicated by the context, references to “DBG” refer to Digital Brands Group, Inc. solely, and references to the “Company,” “our,” “we,” “us” and similar terms refer to Digital Brands Group, Inc., together with its wholly-owned subsidiaries Bailey 44, LLC (“Bailey”), Harper & Jones LLC (“H&J”), MOSBEST, LLC (“Stateside”) and Sunnyside (“Sundry”).

Business Overview

Digital Brands Group is a curated collection of lifestyle brands, including Bailey 44, DSTLD, Stateside, Sundry and Avo, that offers a variety of apparel products through direct-to-consumer and wholesale distribution. Our complementary brand portfolio provides us with the unique opportunity to cross merchandise our brands. We aim for our customers to wear our brands head to toe and to capture what we call “closet share” by gaining insight into their preferences to create targeted and personalized content specific to their cohort. Operating our brands under one portfolio provides us with the ability to better utilize our technological, human capital and operational capabilities across all brands. As a result, we have been able to realize operational efficiencies and continue to identify additional cost-saving opportunities to scale our brands and overall portfolio.

Our portfolio consists of five significant brands that leverage our three channels: our websites, wholesale and license revenue.

●	Bailey 44 combines beautiful, luxe fabrics and on-trend designs to create sophisticated ready-to-wear capsules for women on-the-go. Designing for real life, this brand focuses on feeling and comfort rather than how it looks on a runway. Bailey 44 is primarily a wholesale brand, which we are transitioning to a digital, direct-to-consumer brand.

●	DSTLD offers stylish high-quality garments without the luxury retail markup valuing customer experience over labels. DSTLD is primarily a digital direct-to-consumer brand, to which we recently added select wholesale retailers to generate brand awareness.

●	Stateside is an elevated, America-first brand with all knitting, dyeing, cutting and sewing sourced and manufactured locally in Los Angeles. The collection is influenced by the evolution of the classic T-shirt offering a simple yet elegant look. Stateside is primarily a wholesale brand that we will be transitioning to a digital, direct-to-consumer brand.

●	Sundry offers distinct collections of women’s clothing, including dresses, shirts, sweaters, skirts, shorts, athleisure bottoms and other accessory products. Sundry’s products are coastal casual and consist of soft, relaxed and colorful designs that feature a distinct French chic, resembling the spirits of the French Mediterranean and the energy of Venice Beach in Southern California. Sundry is primarily a wholesale brand that we will be transitioning to a digital, direct-to-consumer brand.

●	Avo is a women’s essential brand that will offer t-shirts, sweats, dresses, sweaters and athleisure. Avo eliminates the wholesale mark-up, so its products have a sharper price point. Avo also offers larger discounts when the customer bundles multiple products to their cart, which allows Avo to leverage its shipping and fulfillment costs. Avo leverages the Company’s current design and supply chain infrastructure, so we use similar or the same fabrics and contractors for Avo that we do for our other brands.

We believe that successful apparel brands sell in all revenue channels. However, each channel offers different margin structures and requires different customer acquisition and retention strategies. We were founded as a digital-first retailer that has strategically expanded into select wholesale and direct retail channels. We strive to strategically create omnichannel strategies for each of our brands that blend physical and online channels to engage consumers in the channel of their choosing. Our products are sold direct-to-consumers principally through our websites and our own showrooms, but also through our wholesale channel, primarily in specialty stores and select department stores. With the continued expansion of our wholesale distribution, we believe developing an omnichannel solution further strengthens our ability to efficiently acquire and retain customers, while also driving high customer lifetime value (“LTV”), which we define as an estimate of the average revenue that a customer will generate throughout their lifespan as our customer. This value/revenue of a customer helps us determine many economic decisions, such as marketing budgets per marketing channel, retention versus acquisition decisions, unit level economics, profitability and revenue forecasting.

We believe that by leveraging a physical footprint to acquire customers and increase brand awareness, we can use digital marketing to focus on retention and a very tight, disciplined high value new customer acquisition strategy, especially targeting potential customers lower in the sales funnel. Building a direct relationship with the customer as the customer transacts directly with us allows us to better understand our customer’s preferences and shopping habits. Our substantial experience as a company originally founded as a digitally native-first retailer gives us the ability to strategically review and analyze the customer’s data, including contact information, browsing and shopping cart data, purchase history and style preferences. This in turn has the effect of lowering our inventory risk and cash needs since we can order and replenish product based on the data from our online sales history, replenish specific inventory by size, color and SKU based on real times sales data, and control our mark-down and promotional strategies versus being told what mark downs and promotions we have to offer by the department stores and boutique retailers.

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We define “closet share” as the percentage (“share”) of a customer’s clothing units that (“of closet”) she or he owns in her or his closet and the amount of those units that go to the brands that are selling these units. For example, if a customer buys 20 units of clothing a year and the brands that we own represent 10 of those units purchased, then our closet share is 50% of that customer’s closet, or 10 of our branded units divided by 20 units they purchased in the entirety. Closet share is a similar concept to the widely used term wallet share; it is just specific to the customer’s closet. The higher our closet share, the higher our revenue, as higher closet share suggests the customer is purchasing more of our brands than our competitors.

We have strategically expanded into an omnichannel brand offering these styles and content not only online but at selected wholesale and retail storefronts. We believe this approach provides us opportunities to successfully drive LTV, while increasing new customer growth.

Material Trends, Events and Uncertainties

Supply Chain Disruptions

We are subject to global supply chain disruptions, which may include longer lead times for raw fabrics, inbound shipping and longer production times. Supply chain issues have specifically impacted the following for our brands:

● Increased costs in raw materials from fabric prices, which have increased 10% to 100% depending on the fabric, the time of year, and the origin of the fabric, as well as where the fabric is being shipped;

● increased cost per kilo to ship via sea or air, which has increased from 25% to 300% depending on the time of year and from the country we are shipping from;

● increased transit time via sea or air, which have increased by two weeks to two months; and

● increased labor costs for producing the finished goods, which have increased 5% to 25% depending on the country and the labor skill required to produce the goods. We have been able to pass along some of these increased costs and also offset some of these increased costs with higher gross margin online revenue.

Seasonality

Our quarterly operating results vary due to the seasonality of our individual brands and are historically stronger in the second half of the calendar year.

Substantial Indebtedness

As of September 30, 2025, we had an aggregate principal amount of debt outstanding of approximately $6.4 million. We believe this amount of indebtedness may be considered significant for a company of our size and current revenue base. Our substantial debt could have important consequences to us. For example, it could:

● make it more difficult for us to satisfy our obligations to the holders of our outstanding debt, resulting in possible defaults on and acceleration of such indebtedness;

● require us to dedicate a substantial portion of our cash flows from operations to make payments on our debt, which would reduce the availability of our cash flows from operations to fund working capital, capital expenditures or other general corporate purposes;

● increase our vulnerability to general adverse economic and industry conditions, including interest rate fluctuations;

● place us at a competitive disadvantage to our competitors with proportionately less debt for their size;

● limit our ability to refinance our existing indebtedness or borrow additional funds in the future;

● limit our flexibility in planning for, or reacting to, changing conditions in our business; and

● limit our ability to react to competitive pressures or make it difficult for us to carry out capital spending that is necessary or important to our growth strategy.

Any of the foregoing impacts of our substantial indebtedness could have a material adverse effect on our business, financial condition and results of operations.

We currently have $3.5 million in notes outstanding pursuant to our Bailey acquisition. We are currently unable to repay or refinance borrowings so any such action by these lenders could force us into bankruptcy or liquidation.

In addition, our ability to make scheduled payments on our indebtedness or to refinance our obligations under our debt agreements, will depend on our financial and operating performance, which, in turn, will be subject to prevailing economic and competitive conditions and to the financial and business risk factors we face as described in this section, many of which may be beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures or planned growth objectives, seek to obtain additional equity capital or restructure our indebtedness. In the future, our cash flows and capital resources may not be sufficient for payments of interest on and principal of our debt, and such alternative measures may not be successful and may not permit us to meet scheduled debt service obligations. In addition, the recent worldwide credit crisis could make it more difficult for us to refinance our indebtedness on favorable terms, or at all.

In the absence of such operating results and resources, we may be required to dispose of material assets to meet our debt service obligations. We may not be able to consummate those sales, or, if we do, we will not control the timing of the sales or whether the proceeds that we realize will be adequate to meet debt service obligations when due.

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Performance Factors

We believe that our future performance will depend on many factors, including the following:

●	Ability to Increase Our Customer Base in both Online and Traditional Wholesale Distribution Channels. We are currently growing our customer base through both paid and organic online channels, as well as by expanding our presence in a variety of physical retail distribution channels. Online customer acquisitions typically occur at our direct websites for each brand. Our online customer acquisition strategies include paid and unpaid social media, search, display and traditional media. Our products for Bailey, DSTLD and Stateside are also sold through a growing number of physical retail channels, including specialty stores, department stores and online multi-brand platforms.

●	Ability to Acquire Customers at a Reasonable Cost. We believe an ability to consistently acquire customers at a reasonable cost relative to customer retention rates, contribution margins and projected life-time value will be a key factor affecting future performance. To accomplish this goal, we intend to balance advertising spend between online and offline channels, as well as cross marketing and cross merchandising our portfolio brands and their respective products. We believe the ability to cross-merchandise products and cross-market brands, will decrease our customer acquisition costs while increasing the customer’s lifetime value and contribution margin. We will also balance marketing spend with advertising focused on creating emotional brand recognition, which we believe will represent a lower percentage of our spend.

●	Ability to Drive Repeat Purchases and Customer Retention. We accrue substantial economic value and margin expansion from customer cohort retention and repeat purchases of our products on an annual basis. Our revenue growth rate and operating margin expansion will be affected by our customer cohort retention rates and the cohorts annual spend for both existing and newly acquired customers.

●	Ability to Expand Our Product Lines. Our goal is to expand our product lines over time to increase our growth opportunity. Our customers’ annual spend and brand relevance will be driven by the cadence and success of new product launches.

●	Ability to Expand Gross Margins. Our overall profitability will be impacted by our ability to expand gross margins through effective sourcing and leveraging buying power of finished goods and shipping costs, as well as pricing power over time.

●	Ability to Expand Operating Margins. Our ability to expand operating margins will be impacted by our ability to leverage (i) fixed general and administrative costs; (ii) variable sales and marketing costs; (iii) elimination of redundant costs as we acquire and integrate brands; (iv) cross marketing and cross merchandising brands in our portfolio; and (v) drive customer retention and customer lifetime value. Our ability to expand operating margins will result from increasing revenue growth above our operating expense growth, as well as increasing gross margins. For example, we anticipate that our operating expenses will increase substantially in the foreseeable future as we undertake the acquisition and integration of different brands, incur expenses associated with maintaining compliance as a public company, and increased marketing and sales efforts to increase our customer base. While we anticipate that the operating expenses in absolute dollars will increase, we do not anticipate that the operating expenses as a percentage of revenue will increase. We anticipate that the operating expenses as a percentage of revenue will decrease as we eliminate duplicative costs across brands including a reduction in similar labor roles, contracts for technologies and operating systems and creating lower costs from higher purchasing power from shipping expenses to purchase orders of products. This reduction of expenses and lower cost per unit due to purchasing power should create meaningful savings in both dollars and as a percentage of revenue.

As an example, we were able to eliminate several million in expenses within six months of acquiring Bailey. Examples of these savings include eliminating several Bailey teams, which our teams took over.

We merged over half of the technology contracts and operating systems contracts from two brands into one brand contract at significant savings. We also eliminated our office space and rent and moved everyone into the Bailey office space. Finally, we eliminated DSTLD’s third-party logistics company and started using Bailey’s internal logistics. This resulted in an increase in our operating expenses in absolute dollars as there were now two brands versus one brand. However, the operating expenses as a percentage of pre-COVID revenue declined meaningfully and as we increase revenue for each brand, we expect to experience higher margins.

Financial Statement Components

Bailey

●	Net Revenue. Bailey sells its products directly to customers. Bailey also sells its products indirectly through wholesale channels that include third-party online channels and physical channels such as specialty retailers and department stores.

●	Cost of Net Revenue. Bailey’s cost of net revenue includes the direct cost of purchased and manufactured merchandise; inventory shrinkage; inventory adjustments due to obsolescence including excess and slow-moving inventory and lower of cost and net realizable reserves; duties; and inbound freight. Cost of net revenue also includes direct labor to production activities such as pattern makers, cutters and sewers. Cost of net revenue includes an allocation of overheard costs such as rent, utilities and commercial insurance pertaining to direct inventory activities.

●	Operating Expenses. Bailey’s operating expenses include all operating costs not included in cost of net revenues and sales and marketing. These costs consist of general and administrative, fulfillment and shipping expense to the customer.

General and administrative expenses consist primarily of all payroll and payroll-related expenses, professional fees, insurance, software costs, occupancy expenses related to Bailey’s operations at its headquarters, including utilities, depreciation and amortization, and other costs related to the administration of its business.

Bailey’s fulfillment and shipping expenses include the cost to operate its warehouse including occupancy and labor costs to pick and pack customer orders and any return orders; packaging; and shipping costs to the customer from the warehouse and any returns from the customer to the warehouse.

●	Sales & Marketing. Bailey’s sales and marketing expense primarily includes digital advertising; photo shoots for wholesale and direct-to-consumer communications, including email, social media and digital advertisements; and commission expenses associated with sales representatives.

●	Interest Expense. Bailey’s interest expense consists primarily of interest related to its outstanding debt to our senior lender.

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DBG

●	Net Revenue. We sell our products to our customers directly through our website. In those cases, sales, net represents total sales less returns, promotions and discounts.

●	Cost of Net Revenue. Cost of net revenue includes direct cost of purchased merchandise; inventory shrinkage; inventory adjustments due to obsolescence, including excess and slow-moving inventory and lower of cost and net realizable reserves.

●	Operating Expenses. Our operating expenses include all operating costs not included in cost of net revenues. These costs consist of general and administrative, sales and marketing, and fulfillment and shipping expense to the customer.

●	General and administrative expenses consist primarily of all payroll and payroll-related expenses, professional fees, insurance, software costs, and expenses related to our operations at our headquarters, including utilities, depreciation and amortization, and other costs related to the administration of our business.

●	We expect to continue to incur additional expenses as a result of operating as a public company, including costs to comply with the rules and regulations applicable to companies listed on a national securities exchange, costs related to compliance and reporting obligations pursuant to the rules and regulations of the SEC and higher expenses for insurance, investor relations and professional services. We expect these costs will increase our operating costs.

●	Fulfillment and shipping expenses include the cost to operate our warehouse - or prior to Bailey acquisition, costs paid to our third-party logistics provider - including occupancy and labor costs to pick and pack customer orders and any return orders; packaging; and shipping costs to the customer from the warehouse and any returns from the customer to the warehouse.

●	In addition, going forward, the amortization of the identifiable intangibles acquired in the acquisitions will be included in operating expenses.

●	Interest Expense. Interest expense consists primarily of interest related to our debt outstanding to our senior lender, convertible debt, and other interest-bearing liabilities.

Stateside

●	Net Revenue. Stateside sells its products directly to customers. Stateside also sells its products indirectly through wholesale channels that include third-party online channels and physical channels such as specialty retailers and department stores.

●	Cost of Net Revenue. Stateside’s cost of net revenue includes the direct cost of purchased and manufactured merchandise; inventory shrinkage; inventory adjustments due to obsolescence including excess and slow-moving inventory and lower of cost and net realizable reserves; duties; and inbound freight. Cost of net revenue also includes direct labor to production activities such as pattern makers, cutters and sewers. Cost of net revenue includes an allocation of overheard costs such as rent, utilities and commercial insurance pertaining to direct inventory activities.

●	Operating Expenses. Stateside’s operating expenses include all operating costs not included in cost of net revenues and sales and marketing. These costs consist of general and administrative, fulfillment and shipping expense to the customer.
General and administrative expenses consist primarily of all payroll and payroll-related expenses, professional fees, insurance, software costs, occupancy expenses related to Stateside’s stores and to Stateside’s operations at its headquarters, including utilities, depreciation and amortization, and other costs related to the administration of its business.

Stateside’s fulfillment and shipping expenses include the cost to operate its warehouse including occupancy and labor costs to pick and pack customer orders and any return orders; packaging; and shipping costs to the customer from the warehouse and any returns from the customer to the warehouse.

●	Sales & Marketing. Stateside’s sales and marketing expense primarily includes digital advertising; photo shoots for wholesale and direct-to-consumer communications, including email, social media and digital advertisements; and commission expenses associated with sales representatives.

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Sundry

●	Net Revenue. Sundry sells its products directly to customers. Sundry also sells its products indirectly through wholesale channels that include third-party online channels and physical channels such as specialty retailers and department stores.

●	Cost of Net Revenue. Sundry’s cost of net revenue includes the direct cost of purchased and manufactured merchandise; inventory shrinkage; inventory adjustments due to obsolescence including excess and slow-moving inventory and lower of cost and net realizable reserves; duties; and inbound freight. Cost of net revenue also includes direct labor to production activities such as pattern makers, cutters and sewers. Cost of net revenue includes an allocation of overheard costs such as rent, utilities and commercial insurance pertaining to direct inventory activities.

●	Operating Expenses. Our operating expenses include all operating costs not included in cost of net revenues. These costs consist of general and administrative, sales and marketing, and fulfillment and shipping expense to the customer.

●	General and administrative expenses consist primarily of all payroll and payroll-related expenses, stock-based compensation, professional fees, insurance, software costs, and expenses related to our operations at our headquarters, including utilities, depreciation and amortization, and other costs related to the administration of our business.

●	Sales and marketing expense primarily includes digital advertising; photo shoots for wholesale and direct-to-consumer communications, including email, social media and digital advertisements; and commission expenses associated with sales representatives.

●	We expect to incur additional expenses as a result of operating as a public company, including costs to comply with the rules and regulations applicable to companies listed on a national securities exchange, costs related to compliance and reporting obligations pursuant to the rules and regulations of the SEC and higher expenses for insurance, investor relations and professional services. We expect these costs will increase our operating costs.

●	Distribution expenses includes costs paid to our third-party logistics provider, packaging and shipping costs to the customer from the warehouse and any returns from the customer to the warehouse.

●	At each reporting period, we estimate changes in the fair value of contingent consideration and recognize any change in fair in our consolidated statement of operations, which is included in operating expenses. Additionally, amortization of the identifiable intangibles acquired in the acquisitions is also included in operating expenses.

●	Interest Expense. Interest expense consists primarily of interest related to our debt outstanding to promissory notes, convertible debt, and other interest-bearing liabilities.

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Recent Developments

Selling Stockholders’ Agreements

AAA Tuscaloosa, LLC

On July 21, 2025, the Company entered into the AAA Agreement with AAA, a Selling Stockholder. Although the AAA Agreement has a stated effective date of July 16, 2025, it became a binding obligation of the Company upon becoming fully executed by the parties on July 21, 2025. AAA is acting as the NIL marketing agent for student-athletes attending the University of Alabama. Pursuant to the terms of the AAA Agreement, AAA engaged the Company to manufacture the AAA Exclusive Apparel Products. Such AAA Exclusive Apparel Products, manufactured exclusively by the Company, are to be sold directly by AAA through its website and brick-and-mortar locations in Tuscaloosa, Alabama.

The Company has general discretion to develop designs, technical specifications, and prototypes for the AAA Exclusive Apparel Products and has agreed to use its best efforts to invest approximately $1,000,000 in its continued marketing, technology and product development by the end of 2025, with the majority of such investment to be deployed by the Company on digital ad spend, influencer marketing and related expenses.

During the AAA Term, AAA has agreed to only engage the Company to produce the AAA Exclusive Apparel Products. In exchange, the Company agreed to issue AAA $1,000,000 worth of Common Stock for each year of the AAA Term, or 285,714 AAA Shares in the aggregate, with an additional $1,000,000 of Common Stock issuable for each such one-year extension. Pursuant to the AAA Agreement, the number of AAA Shares issued is be based on the VWAP of the Common Stock, shall vest immediately upon issuance, and include a guaranteed make-whole provision for the first 15-months to guarantee the total dollar value of the shares, such that if the price of the Common Stock declines, the Company shall issue either additional shares of Common Stock or cash to make up such difference. Pursuant to the AAA Agreement, AAA assigned all of its voting interests with respect to all Shares via proxy to John Hilburn Davis IV, the Company’s President and Chief Executive Officer.

Rallytown, LLC (f/k/a Traffic Holdco, LLC)

On July 21, 2025, the Company entered into the Rallytown Agreement with Rallytown, a Selling Stockholder. While the Rallytown Agreement has a stated effective date of July 16, 2025, it became a binding obligation of the Company upon becoming fully executed by the parties on July 21, 2025. Rallytown is acting as the NIL marketing agent for the University Clients and holds the necessary Local Licenses to grant exclusive manufacturing rights to produce apparel products bearing the University Clients’ logos and trademarks, and using student-athlete NIL for distribution as a local licensee of the University Clients.

Pursuant to the terms of the Rallytown Agreement, Rallytown engaged the Company to manufacture the University Client Exclusive Apparel Product. Such University Client Exclusive Apparel Products, manufactured exclusively by the Company, are to be sold directly by the University Clients through their respective websites or any brick-and-mortar locations within close proximity to such University Clients.

Rallytown has guaranteed that at least three University Clients will grant the Company exclusive manufacturing rights with respect to University Client Exclusive Apparel Products, whereby each of the University Clients will enter into an Authorized Manufacturing Agreement with the Company, with current plans to secure additional agreements from collegiate institutions, including, but not limited to, institutions from the Southeastern Conference and the Big Ten Conference.

The Company has general discretion to develop designs, technical specifications, and prototypes for the University Client Exclusive Apparel Products. In connection with the Company’s continued marketing, technology and product development initiatives, it has agreed to use its best efforts to invest approximately $1,000,000 during the first year of each Authorized Manufacturing Agreement it enters into with each University Client, with the majority of such investment to be deployed by the Company on digital ad spend, influencer marketing and related expenses.

The Rallytown Agreement is for a term of 3-years (the “Rallytown Term”), with the option to renew for successive one-year terms, and Rallytown has agreed to engage the Company on an exclusive basis to produce the University Client Exclusive Apparel Products during the Rallytown Term. In exchange, the Company agreed to issue Rallytown $1,000,000 worth of Common Stock, based on the WVAP, for each year of the Rallytown Term for each University Client that enters into an Authorized Manufacturer Agreement with the Company, or 857,143 Rallytown Shares in the aggregate. Such Rallytown will be issued to Rallytown up front for all 3-years of the Rallytown Term and are to be issued upon the signing of each subject Authorized Manufacturer Agreement. For example, if three University Clients enter into Authorized Manufacturer Agreements, the Company will issue $9,000,000 in Common Stock to Rallytown, or $3,000,000 worth of Common Stock per University Client.

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Crimson Tide Sports Marketing, LLC

On July 23, 2025, the Company entered into the July Crimson Tide Agreement with Crimson Tide, a Selling Stockholder, relating to sponsorship and specific inventory items with respect to the University of Alabama, solely with respect to its athletic department as set forth in the July Crimson Tide Agreement. As partial consideration for Crimson Tide’s exclusive engagement and continued relationship pursuant to the July Crimson Tide Agreement, the Company agreed to Crimson Tide $150,000 worth of Common Stock, or 11,373 July Crimson Tide Shares in the aggregate.

The July Crimson Tide Agreement is for a term of one year and includes a make-whole guarantee whereby the Company agreed to guarantee the dollar value of the July Crimson Tide Shares by granting to Crimson Tide the July Crimson Tide Make-Whole Guarantee. The July Crimson Tide Make-Whole Guarantee is payable by the Company in either additional shares of Common Stock or cash.

On October 3, 2025, the Company entered into the October Crimson Tide Agreement with Crimson Tide, relating to sponsorship and specific inventory items with respect to the University of Alabama, solely with respect to its athletic department as set forth in the October Crimson Tide Agreement. As partial consideration for Crimson Tide’s exclusive engagement and continued relationship pursuant to the October Crimson Tide Agreement, the Company agreed to Crimson Tide $180,000 worth of Common Stock, or 24,477 October Crimson Tide Shares.

The October Crimson Tide Agreement is for a term of one year and includes a make-whole guarantee whereby the Company agreed to guarantee the dollar value of the October Crimson Tide Shares by granting to Crimson Tide the October Crimson Tide Make-Whole Guarantee. The October Crimson Tide Make-Whole Guarantee is payable by the Company in either additional shares of Common Stock or cash.

The Grove Collective, LLC

On November 19, 2025, the Company entered into the Grove Collective Agreement with Grove Collective, a Selling Stockholder. Grove Collective is acting as the NIL marketing agent for student-athletes attending the University of Mississippi. Pursuant to the terms of the Grove Collective Agreement, Grove Collective has engaged the Company to manufacture the Grove Collective Exclusive Apparel Products. Such Grove Collective Exclusive Apparel Products, manufactured exclusively by the Company, are to be sold directly by Grove Collective through its website (www.thegrovecollective.com) or any future brick and mortar locations in Mississippi.

The Company has general discretion to develop designs, technical specifications, and prototypes for the Grove Collective Exclusive Apparel Products and has agreed to use its best efforts to (i) invest approximately $500,000 per year, for 3 years, to the specific student-athlete funds as directed by Grove Collective, and (ii) spend, at the Company’s direction, $500,000 per year on digital ad spend, influencer marketing, and related expenses.

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The Grove Collective Agreement is for a term of 3-years (the “Grove Collective Term”), with the option to renew for successive one-year terms, and during the Grove Collective Term, Grove Collective has agreed to only engage the Company to produce the Grove Collective Exclusive Apparel Products. In exchange, the Company agreed to issue Grove Collective $3,000,000 worth of Common Stock, or 385,107 Grove Collective Shares, representing the consideration payable by the Company to Grove Collective for the 3-year Grove Collective Term. In the event the Grove Collective Term is extended, the Company shall issue Grove Collective an additional $1,000,000 worth of Common Stock for each such one-year extension. The number of additional shares to be issued, if any, shall is based on the VWAP of the Common Stock for the 5-day period ending one day prior to the date of issuance. The Grove Collective Agreement also provides that, for the first 15-months of the Grove Collective Term, if the trading price of the Common Stock declines, the Company will either issue additional shares of Common Stock, or pay cash, to Grove Collective to make up such difference.

The Company agreed to file a registration statement with the SEC covering the resale of the Grove Collective Shares by January 2, 2026. Pursuant to the Grove Collective Agreement, Grove Collective assigned all of its voting interests with respect to all Grove Collective Shares via proxy to John Hilburn Davis IV, the Company’s President and Chief Executive Officer.

Buffalo Sports Properties, LLC

On December 3, 2025, Company closed on the Buffalo Sports Agreement with Buffalo Sports, a Selling Stockholder, pursuant to which Buffalo Sports agreed to provide the Colorado Benefits to the Company. While the Buffalo Sports Agreement is dated November 1, 2025 and has a stated effective date of December 1, 2025, the Buffalo Sports Agreement did not become a binding obligation of the Company until it was fully executed by the parties on December 3, 2025.

The Buffalo Sports Agreement is for a team of 3-years, beginning effective December 1, 2025 and ending December 31, 2028 (the “Buffalo Sports Term”). As consideration for Buffalo Sports providing the Colorado Benefits to the Company, the Company agreed to pay Buffalo Sports the Buffalo Sports Sponsorship Fee, consisting of $350,000 payable in Buffalo Sports Shares, and $200,000 in cash for each year of the Bufalo Sports Term, for an aggregate of 157,186 Buffalo Sports Shares. The Bufalo Sports Shares are subject to a guaranteed make-whole provision for 18-months to guarantee the total dollar value of the Bufalo Sports Shares, such that if the price of the Common Stock declines, the Company shall issue either additional shares of Common Stock, or cash, to Buffalo Sports to make up such difference. Additionally, the Company agreed to pay the Revenue Share to Buffalo Sports, which Revenue Share is to be used as a fund to secure University of Colorado NIL activities.

The Company agreed to file a registration statement covering the resale of the Bufalo Sports Shares by January 17, 2026. Pursuant to the Agreement, Buffalo Sports assigned all of its voting interests with respect to all Bufalo Sports Shares via proxy to John Hilburn Davis IV, the Company’s President and Chief Executive Officer

Series D Preferred Stock Financing

In August 2025, the Company completed the initial closing of a private investment in public equity (PIPE) offering, issuing approximately 14,031.25 shares of Series D Convertible Preferred Stock, par value $0.0001 per share, with a stated value of $1,000 per share, for gross cash proceeds of approximately $11.2 million (aggregate stated value of $14.0 million). The shares are convertible into common stock at a price equal to 80% of the lowest closing price of the Company’s common stock for the five trading days immediately preceding the conversion date, subject to ownership limitations.

In September 2025, pursuant to an amendment to the original agreement, the Company issued an additional 1,875 Series D Preferred shares to an investor for gross proceeds of $1.5 million, increasing the stated value to $1,150 per share (aggregate stated value of $2.16 million).

The Company is required to hold the proceeds from the offering in a segregated bank account, with 50% released upon the second closing and the remaining 50% to be released upon satisfaction of the following conditions: (i) shareholder approval of the reverse stock split and 20% rule, and (ii) SEC effectiveness of the resale registration statement.

The Series D Preferred Stock carries a conversion feature into common stock, subject to Nasdaq ownership limitations, and was issued at a discount, resulting in aggregate gross proceeds of $12.7 million before deducting offering costs.

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Results of Operations

Three Months Ended September 30, 2025 compared to Three Months Ended September 30, 2024

The following table presents our results of operations for the three months ended September 30, 2025 and 2024:

	Three Months Ended
	September 30,
	2025	2024
Net revenues	$1,653,776	$2,440,801
Cost of net revenues	947,167	1,319,214
Gross profit	706,609	1,121,587
General and administrative	2,193,205	2,429,040
Sales and marketing	1,603,728	655,833
Other operating expenses	238,880	780,879
Operating loss	(3,329,204)	(2,144,165)
Other expenses	(122,746)	(797,072)
Loss before provision for income taxes	(3,451,950)	(3,541,237)
Provision for income taxes	-	-
Net loss	$(3,451,950)	$(3,541,237)

Net Revenues

Net revenues decreased by $0.8 million to $1.6 million for the three months ended September 30, 2025, compared to $2.4 million in the corresponding fiscal period in 2024. The decrease was primarily associated with the Company dropping its largest wholesale account due to its very low gross margins and operational costs required to manage this account.

The Company expects this decline in wholesale revenue to be offset in the remainder of 2025 as a result of the Company’s second largest wholesale account’s anticipated doubling of the number of its domestic retail doors from 50 to 100 and expansion of its international doors.

Gross Profit

Our gross profit decreased by $0.4 million for the three months ended September 30, 2025 to $0.7 million from a gross profit of $1.1 million for the corresponding fiscal period in 2024. The decrease in gross profit was primarily attributable to a decrease in sales compared to corresponding figure in 2024.

Our gross margin was 43% for three months ended September 30, 2025, compared to 46% for the three months ended September 30, 2024.

The Company expects gross margins to expand as revenues increase and leverage fixed costs, a higher mix of e-commerce revenue, which as higher gross margins and the mix of wholesale accounts with higher gross margins.

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Operating Expenses

Operating expenses totaled $4.0 million for the three months ended September 30, 2025, consistent with $3.9 million for the corresponding period in 2024, reflecting no significant change year over year.

Other Expense

Other expense was $0.1 million for the three months ended September 30, 2025, compared to $0.8 million for the three months ended September 30, 2024, primarily consisting of interest expense.

Net Loss

Our net loss was $3.5 million for the three months ended September 30, 2025 compared to $3.5 million in 2024.

Nine Months Ended September 30, 2025 compared to Nine Months Ended September 30, 2024

The following table presents our results of operations for the nine months ended September 30, 2025 and 2024:

	Nine Months Ended
	September 30,
	2025	2024
Net revenues	$5,776,856	$9,413,457
Cost of net revenues	3,486,240	5,012,457
Gross profit	2,290,616	4,401,000
General and administrative	5,694,257	6,347,460
Sales and marketing	3,464,110	1,979,173
Other operating expenses	443,230	1,345,412
Operating loss	(7,310,981)	(4,671,045)
Other expenses	(348,741)	(2,464,407)
Loss before provision for income taxes	(7,659,722)	(7,735,453)
Provision for income taxes	-	-
Net loss	$(7,659,722)	$(7,735,453)

Net Revenues

Net revenues decreased by $3.6 million to $5.8 million for the nine months ended September 30, 2025, compared to $9.4 million in the corresponding fiscal period in 2024. The decrease was primarily associated with the Company dropping its largest wholesale account due to its very low gross margins and operational costs required to manage this account. The other major factor for the decline was limited cash for marketing for half the first quarter until the closing of February 2025 Offering, a delay in wholesale shipments, and lower ecommerce revenues across each brand due to less digital advertising spend.

This decline in wholesale revenue will be offset throughout the year by the Company’s second largest wholesale account asking to double the number of domestic retail doors from 50 to 100 and also expand to their international doors.

With the Company’s continued increase in marketing spend, digital revenue also showed growth during the third quarter.

Gross Profit

Our gross profit decreased by $2.1 million for the nine months ended September 30, 2025 to $2.3 million from a gross profit of $4.4 million for the corresponding fiscal period in 2024. The decrease in gross margin was primarily attributable to a decrease in sales, as well as approximately $0.5 million in inventory write-offs incurred in the second quarter of 2025.

Our gross margin was 40% for nine months ended September 30, 2025, compared to 47% for the nine months ended September 30, 2024. The decrease in gross margin was due to the deleverage associated with fixed costs in gross margins including warehouse and distribution rent, patternmakers and other fixed costs over a lower revenue total, as well as approximately $0.5 million in inventory write-offs incurred in the second quarter of 2025.

The Company expects gross margins to expand as revenues increase and leverage fixed costs, a higher mix of e-commerce revenue, which as higher gross margins and the mix of wholesale accounts with higher gross margins.

Operating Expenses

Operating expenses decreased by $0.1 million for the nine months ended September 30, 2025, as compared to $9.7 million for the corresponding fiscal period in 2024.

Other Expense

Other expense was $0.4 million for the nine months ended September 30, 2025, compared to $2.46 million for the nine months ended September 30, 2024, primarily consisting of interest expense.

Net Loss

Our net loss was $7.7 million for the nine months ended September 30, 2025 compared to $7.7 million in 2024. Despite a decline in revenue, the Company maintained its net loss due to effective cost-cutting measures and operational efficiencies

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Liquidity and Capital Resources

Each of DBG, Bailey, Stateside and Sundry has historically satisfied both liquidity needs and funding of operations through borrowings capital raises and internally generated cash flow, Changes in working capital, are driven primarily by levels of business activity. Historically each of DBG, Bailey, Stateside and Sundry has maintained credit line facilities to support such working capital needs and makes repayments on that facility with excess cash flow from operations.

In February 2025, the Company completed an offering consisting of the sale of common stock, warrants and pre-funded warrants for gross proceeds of $7,500,000, before deducting placement agent fees and commissions and other offering expenses.

As of September 30, 2025, we had cash of $6.7 million, restricted cash of $5.7 million and a working capital deficit of $4.8 million. The Company requires significant capital to meet its obligations as they become due. As of November 14, 2025, based on the current state of operations, and the unrestricted cash on hand of approximately $5.7 million, the Company believes that the substantial doubt about the Company’s ability to continue as a going concern has been alleviated. Management believes that the Company has sufficient capital to meet its financial obligations for the next 12 months.

Cash Flow Activities

The following table presents selected captions from our condensed statements of cash flows for the nine months ended September 30, 2025, and 2024:

	Nine Months Ended
	September 30,
	2025	2024
Net cash provided by operating activities:
Net loss	$(7,659,722)	$(7,735,452)
Non-cash adjustments	$1,615,530	$6,025,549
Change in operating assets and liabilities	$(5,109,352)	$(1,583,366)
Net cash used in operating activities	$(11,153,544)	$(3,293,269)
Net cash used in investing activities	$-	$(101,081)
Net cash provided by financing activities	$23,396,112	$3,662,923
Net change in cash	$12,242,568	$268,573

Cash Flows Used In Operating Activities

Our cash used in operating activities increased by $7.8 million to $11.2 million for the nine months ended September 30, 2025, compared to cash used in operating activities of $3.3 million for the corresponding fiscal period in 2024. The increase in net cash used in operating activities was primarily driven by higher operational losses, including increased sales and marketing expenses, and lower non-cash charges in 2025.

Cash Flows Used in Investing Activities

Our cash used in investing activities was nominal in 2025 and 2024.

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Cash Flows Provided by Financing Activities

Cash provided by financing activities was $23.4 million for the nine months ended September 30, 2025, compared to $3.7 million for the nine months ended September 30, 2024. Cash inflows in 2025 included $6.6 million in net proceeds from the issuance from the common stock and pre-funded warrants and $11.4 million from issuance of series D preferred stock and $ 5.5 million from proceeds received from exercise of warrants.

Contractual Obligations and Commitments

As of September 30, 2025, we had $6.4 million in outstanding principal on debt, primarily our promissory notes due to the Bailey sellers, U.S. Small Business Association (“SBA”) Paycheck Protection Program (PPP) loans, and merchant advances. Aside from our remaining non-current SBA obligations, all outstanding loans have maturity dates through 2025.

The following table presents selected captions from our statement of cash flows for the nine months ended September 30, 2025 and 2024:

	Nine Months Ended
	September 30,
	2025	2024
Net cash provided by operating activities:
Net loss	$(7,659,722)	$(7,735,452)
Non-cash adjustments	$1,615,530	$6,025,549
Change in operating assets and liabilities	$(5,109,352)	$(1,583,366)
Net cash used in operating activities	$(11,153,544)	$(3,293,269)
Net cash provided by investing activities	$-	$(101,081)
Net cash provided by financing activities	$23,396,112	$3,662,923
Net change in cash	$12,242,568	$268,573

Cash Flows Provided by Financing Activities

Cash provided by financing activities was $23.4 million for the nine months ended September 30, 2025, compared to $3.7 million for the nine months ended September 30, 2024. Cash inflows in 2025 included $6.6 million in net proceeds from the issuance from the common stock and pre-funded warrants and $11.4 million from issuance of series D preferred stock and $ 5.5 million from proceeds received from exercise of warrants.

Contractual Obligations and Commitments

As of September 30, 2025, we had $6.4 million in outstanding principal on debt, primarily our promissory notes due to the Bailey sellers, U.S. Small Business Association (“SBA”) Paycheck Protection Program (PPP) loans, and merchant advances. Aside from our remaining non-current SBA obligations, all outstanding loans have maturity dates through 2025.

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Critical Accounting Policies and Estimates

Our management’s discussion and analysis of financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States. The preparation of our consolidated financial statements and related disclosures requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, costs and expenses and the disclosure of contingent assets and liabilities in our financial statements. We base our estimates on historical experience, known trends and events and various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We evaluate our estimates and assumptions on an ongoing basis. Our actual results may differ from these estimates under different assumptions or conditions.

Emerging Growth Company Status

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and, as such, have elected to comply with certain reduced public company reporting requirements.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements, as defined in the rules and regulations of the SEC.

BUSINESS

Digital Brands Group is a curated collection of lifestyle brands that offers a variety of apparel products through direct-to-consumer and wholesale distribution. Our complementary brand portfolio provides us with the unique opportunity to cross-merchandise our brands. We aim for our customers to wear our brands head to toe and to capture what we call “closet share” by gaining insight into their preferences to create targeted and personalized content specific to their cohort. Operating our brands under one portfolio provides us with the ability to better utilize our technological, human capital and operational capabilities across all brands. As a result, we have been able to realize operational efficiencies and continue to identify additional cost saving opportunities to scale our brands and overall portfolio.

Our portfolio currently consists of five brands that leverage our three channels: our websites, wholesale and our own stores.

●	Bailey 44 combines beautiful, luxe fabrics and on-trend designs to create sophisticated ready-to-wear capsules for women on-the-go. Designing for real life, this brand focuses on feeling and comfort rather than how it looks on a runway. Bailey 44 is primarily a wholesale brand, which we are transitioning to a digital, direct-to-consumer brand.

●	DSTLD offers stylish high-quality garments without the luxury retail markup valuing customer experience over labels. DSTLD is primarily a digital direct-to-consumer brand, to which we recently added select wholesale retailers to generate brand awareness.

●	Stateside is an elevated, America first brand with all knitting, dyeing, cutting and sewing sourced and manufactured locally in Los Angeles. The collection is influenced by the evolution of the classic t-shirt, offering a simple yet elegant look. Stateside is primarily a wholesale brand that we will be transitioning to a digital, direct-to-consumer brand.

●	Sundry offers distinct collections of women’s clothing, including dresses, shirts, sweaters, skirts, shorts, athleisure bottoms and other accessory products. Sundry’s products are coastal casual and consist of soft, relaxed and colorful designs that feature a distinct French chic, resembling the spirits of the French Mediterranean and the energy of Venice Beach in Southern California. Sundry is primarily a wholesale brand that we will be transitioning to a digital, direct-to-consumer brand.

●	Avo is a women’s essential brand that will offer t-shirts, sweats, dresses, sweaters and athleisure. Avo eliminates the wholesale mark-up, so its products have a sharper price point. Avo also offers larger discounts when the customer bundles multiple products to their cart, which allows Avo to leverage its shipping and fulfillment costs. Avo leverages the Company’s current design and supply chain infrastructure, so we use similar or the same fabrics and contractors for Avo that we do for our other brands.

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We believe that successful apparel brands sell in all revenue channels. However, each channel offers different margin structures and requires different customer acquisition and retention strategies. We were founded as a digital-first retailer that has strategically expanded into select wholesale and direct retail channels. We strive to strategically create omnichannel strategies for each of our brands that blend physical and online channels to engage consumers in the channel of their choosing. Our products are sold direct-to-consumers principally through our websites and our own showrooms, but also through our wholesale channel, primarily in specialty stores and select department stores. With the continued expansion of our wholesale distribution, we believe developing an omnichannel solution further strengthens our ability to efficiently acquire and retain customers while also driving high customer lifetime value.

We believe that by leveraging a physical footprint to acquire customers and increase brand awareness, we can use digital marketing to focus on retention and a very tight, disciplined high value new customer acquisition strategy, especially targeting potential customers lower in the sales funnel. Building a direct relationship with the customer as the customer transacts directly with us allows us to better understand our customer’s preferences and shopping habits. Our substantial experience as a company originally founded as a digitally native-first retailer gives us the ability to strategically review and analyze the customer’s data, including contact information, browsing and shopping cart data, purchase history and style preferences. This in turn has the effect of lowering our inventory risk and cash needs since we can order and replenish product based on the data from our online sales history, replenish specific inventory by size, color and SKU based on real times sales data, and control our mark-down and promotional strategies versus being told what mark downs and promotions we have to offer by the department stores and boutique retailers.

We believe that the highly fragmented nature of the apparel industry, combined with the opportunity to leverage our position as a public company with access to financial resources, presents a significant opportunity for consolidation of apparel brands. We use a disciplined approach to identify and evaluate acquisition candidates. We believe there are three ideal acquisition targets: (1) strong legacy brands that have been mismanaged, (2) strong brands that do not have capital to grow, and (3) wholesale brands that are struggling to transition to e-commerce. We look for brands that have an emotional hook in its customers, a high repeat customer rate, the potential to scale and strong financials. We source and identify acquisition targets based on our industry knowledge and through our network of investment banks, finders, private equity and venture capital firms, among others.

We intend to continue to actively pursue acquisitions to increase and tighten customer cohorts and increase our ability to create more customized content and personalized looks and styles for each customer cohort. We believe that customers want and trust brands that can deliver customized content and personalized looks and styles. We expect this should result in higher customer loyalty, higher lifetime value, higher average order value and lower customer acquisition cost.

Organizational Structure

We operate the brands on a decentralized basis with an emphasis on brand level execution supported by corporate coordination. The brand’s executive teams will continue to operate and leverage relationships with customers and suppliers, including designing and producing product and developing marketing plans including social media, email and digital communications.

We consolidate marketing and tech contracts as we have done with Bailey’s contracts, which has provided significant cost savings. We review the fabric mills and factories used by each brand to see if we can consolidate or cross utilize these mills and factories, which will drive increased volumes, lower production costs and higher gross margins. We are also consolidating production into a few factories in Europe from China and the U.S., which lowers our average production cost per unit.

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We leverage the Digital Brands Group marketing and data analytics team to create cross-marketing campaigns based on the customer data respective to each brand’s customer base. As an example, the Digital Brand Group’s marketing and data team reviews the customer data across all our portfolio brands and will work with each brand to identify the new customers from our other portfolio brands that they can target and what styles and looks should be created for each of those customer cohorts. The brand level employees then execute the looks and styles and create the customized customer communication based on the information and data from the Digital Brand Group marketing and data teams.

Certain administrative functions are centralized on a regional and, in certain circumstances, a national basis following, including but not limited to accounting support functions, corporate strategy and acquisitions, human resources, information technology, insurance, marketing, data analytics and customer cross-merchandising, advertising buys, contract negotiations, safety, systems support and transactional processing.

Principal Products and Services

Bailey - Brand Summary

In February 2020, we acquired Bailey. Bailey delivers distinct high-quality, well-fitting, on-trend contemporary apparel using an entry contemporary price point. Bailey combines beautiful, luxe fabrics and on-trend designs to offer clean, sophisticated ready-to-wear separates that easily transition from day to night and for date night. Bailey offers fashionable staples with timeless design features, making them wearable for any occasion - the majority of products are tops, sweaters and dresses.

Bailey’s full seasonal collections of dresses, tops, jumpsuits, bottoms, sets, jackets and rompers retail at price points between $90 and $350. We believe that we can create more compelling price points as we leverage our direct-to-consumer expertise. As we increase the direct-to-consumer revenue mix, we believe we will have opportunities to increase our margins, which will mostly be passed along to the customer with lower price points.

Stateside - Brand Summary

We acquired Stateside in August 2021. Stateside is a collection of elevated American basics influenced by the evolution of the classic T-shirt. All garments are designed and produced in Los Angeles from the finest fabrics. All knitting, dyeing, cutting and sewing is sourced and manufactured locally in Los Angeles.

Stateside is known for delivering high quality, luxury T-shirts, tops and bottoms. Stateside is primarily a wholesale brand with very limited online revenue. Their T-shirt prices range from $68 to $94; their other tops range from $98 to $130; and their bottoms from $80 to $144.

Sundry - Brand Summary

We acquired Sundry in December 2022. Sundry offers distinct collections of women’s clothing, including dresses, shirts, sweaters, skirts, shorts, athleisure bottoms and other accessory products. Sundry’s products are coastal casual and consist of soft, relaxed and colorful designs that feature a distinct French chic, resembling the spirits of the French Mediterranean and the energy of Venice Beach in Southern California. The products are designed and mostly produced in Los Angeles from the finest fabrics. The majority of the knitting, dyeing, cutting and sewing is sourced and manufactured locally in Los Angeles, with some sweaters made overseas.

Sundry is known for delivering high quality novelty and resort style T-shirts, tops and bottoms. Sundry is mostly a wholesale brand with meaningful online revenue. Their T-shirt prices range from $68 to $98; their other tops range from $98 to $198; and their bottoms range from $80 to $228.

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With our acquisition of Sundry, we view the following as tangible near-term growth opportunities:

●	Increase online revenues significantly as we cross-market their customer base with the customer bases from our other brands, especially on the Bailey Shop.

●	Increase gross margin dollars by updating the product line and driving increased volume through the wholesale and online channels.

●	Launch a new product category for 2024 in women’s athleisure. We believe athleisure is one of the largest product categories in womenswear, with high repeat spend and closet share.

DSTLD - Brand Summary

DSTLD focuses on minimalist design, superior quality, and only the essential wardrobe pieces. We deliver casual luxury rooted in denim; garments that are made with exhaustive attention to detail from the finest materials for a closet of timeless, functional staples. Our brand name “DSTLD” is derived from the word ‘distilled,’ meaning to extract only the essentials. As such, DSTLD boasts a line of key wardrobe pieces in a fundamental color palette of black, white, grey, and denim.

Our denim prices generally range from $75 to $95; similar quality brands produced at the same factories wholesale for approximately $95 to $125 and retail for $185 to $350. Our t-shirts and tops range from $30 to $90, while similar quality brands produced at the same factories wholesale for approximately $25 to $75 and retail for $60 to $250. Our casual pants range from $85 to $109, with similar quality brands produced at the same factories wholesaling for approximately $85 to $115 and retailing for $175 to $250.

Avo - Avo is a women’s essential brand that will offer t-shirts, sweats, dresses, sweaters and athleisure. Avo eliminates the wholesale mark-up, so its products have a sharper price point. Avo also offers larger discounts when the customer bundles multiple products to their cart, which allows Avo to leverage its shipping and fulfillment costs. Avo leverages the Company’s current design and supply chain infrastructure, so we use similar or the same fabrics and contractors for Avo that we do for our other brands.

Avo launched in late August 2024 and prices for t-shirts range from $20 to $50 based on the size of the customer’s bundle. Other product prices will range from $17.50 for tanks to $198 for sweaters with no retail price above $99 if the customer bundles three units or more. If the customer bundles two units, then they receive a 40% discount and if they bundle three units or more the customer receives a 60% discount.

Sales and Distribution

Bailey products are distributed through wholesale and direct-to-consumer channels. The wholesale channel includes premium department stores, select independent boutiques and third-party online stores. Since all the product is custom made, there is no old stock to sell off.

Stateside and Sundry products are distributed through wholesale and direct-to-consumer channels, including premium department stores and national chains, select independent boutiques and third-party online stores.

DSTLD products have historically been sold solely direct-to-consumer, via our website. We started offering DSTLD products through a wholesale channel in October 2020. We intend to leverage the Bailey sales force to sell DSTLD products into their select independent boutiques and select department stores. We believe that we can increase the brand awareness, new customer acquisition and revenue by leveraging the Bailey independent boutiques. We will start selling old season stock through selected off-price retailers, with additional sales expected to be generated through specifically-cut product for select off-price retailers.

As of December 31, 2024, products are distributed through 75+ doors at major department stores, over 350 points of sale at boutique stores and several major e-commerce multi-brand platform wholesale customers.

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We do not have material terms or arrangements with our third-party distributors. As is customary in the wholesale side of the retail apparel industry, we work with the wholesale buyers for every product collection and season to develop a purchase order based on quantities, pricing, profit margin and any future mark-down agreements. Historically, these factors are driven by the wholesale buyer’s belief of how well they think the product will sell at their stores. For example, if the collection is considered very strong by the wholesale buyer, we usually achieve higher quantities, higher margins and lower future markdown guarantees. Conversely, when the wholesale buyer considers the collection to be weak, we experience lower quantities, lower margins and higher mark-down guarantees.

Our direct-to-consumer channels include our own website. Old season stock is sold through selected off-price retailers, with additional sales generated through specifically cut product for select off-price retailers.

All of our DSTLD, Bailey, Stateside, Sundry and Avo sellable products are stored at our corporate warehouse and distribution center in Vernon, CA, which also houses our corporate office. In addition to storing product, we also receive and process new product deliveries, process and ship outbound orders, and process and ship customer returns in this same facility.

We offer free shipping and returns to all our customers in the United States. We also offer customers the option to upgrade to 2-Day or Overnight Shipping for an additional cost.

Design and Development

Our products are designed at the headquarters of each brand Each brand’s design efforts are supported by well-established product development and production teams. The continued collaboration between design and merchandising ensures it responds to consumer preferences and market trends with new innovative product offerings while maintaining its core fashion foundation. In-house design and production teams in Los Angeles perform development of the sample line allowing for speed to market, flexibility and quality of fit.

We are engaged in analyzing trends, markets, and social media feedback along with utilizing historical data and industry tools to identify essential styles and proper replenishment timing and quantities.

We rely on a limited number of suppliers to provide our finished products, so we can aggregate pricing power. As we continue to increase our volumes, we will source additional factories to spread out our risks.

While we have developed long-standing relationships with a number of our suppliers and manufacturing sources and take great care to ensure that they share our commitment to quality and ethics, we do not have any long-term term contracts with these parties for the production and supply of our fabrics and products. We require that all of our manufacturers adhere to a vendor code of ethics regarding social and environmental sustainability practices. Our product quality and sustainability team partners with leading inspection and verification firms to closely monitor each supplier’s compliance with applicable laws and our vendor code of ethics.

Currently, our Bailey, DSTLD, Avo and Stateside and Sundry products are shipped from our suppliers to our distribution center in Los Angeles, CA which currently handles all our warehousing, fulfillment, outbound shipping and returns processing. Our Sundry products will be shipped from our suppliers to our distribution center in Los Angeles, CA which will handle all our warehousing, fulfillment, outbound shipping and returns processing.

Product Suppliers: Sourcing and Manufacturing

We work with apparel manufacturers in North America, Asia and Europe. We work with full package suppliers, which supply fabric, trims, along with cut/sew/wash services, only invoicing us for the final full cost of each garment. In Los Angeles, we also work with several local trim, fabric and garment dye houses to create garments for Stateside. This allows us the ability to maximize cash flows and optimize operations. We do not have long-term written contracts with manufacturers, though we have long-standing relationships with a diverse base of vendors.

We do not own or operate any manufacturing facilities and rely solely on third-party contract manufacturers operating primarily in Europe, the United States, and the Asia Pacific region for the production of our products, depending on the brand. All of our contract manufacturers are evaluated for quality systems, social compliance and financial strength by our internal teams prior to being selected and on an ongoing basis. Where appropriate, we strive to qualify multiple manufacturers for particular product types and fabrications.

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All of our garments are produced according to each brand’s specifications and we require that all manufacturers adhere to strict regulatory compliance and standards of conduct. The vendors’ factories are monitored by each brand’s production team to ensure quality control, and they are monitored by independent third-party inspectors we employ for compliance with local manufacturing standards and regulations on an annual basis. We also monitor our vendors’ manufacturing facilities regularly, providing technical assistance and performing in-line and final audits to ensure the highest possible quality.

We source our products from a variety of domestic and international manufacturers. When deciding which factory to source a specific product from, we take into account the following factors:

●	Cost of garment;

●	retail price for end consumer;

●	production time;

●	shipping/delivery time; and

●	payment terms.

By taking all of these into consideration, we can focus on making sure we have access to in-demand and high quality products available for sale to our customers at competitive price points and sustainable margins for our business.

Marketing

We believe marketing is a critical element in creating brand awareness and an emotional connection, as well as driving new customer acquisition and retention. Each brand has its own in-house marketing department, which creates and produces marketing initiatives specific to each marketing channel and based on the specific purpose, such as acquisition, retention or brand building. We also have an in-house marketing team at the DBG portfolio level, which reviews these brand initiatives, develops and helps initiate cross merchandising strategies, manages the data analytics and negotiates contracts using all our brands to lower the cost.

Our goal at the brand and the portfolio level is to increase brand awareness and reach, customer engagement, increase new customer conversion and repurchase rates and average order size. We utilize a multi-pronged marketing strategy to connect with our customers and drive traffic to our online platform, comprised of the following:

Customer Acquisition Marketing

Paid Social Media Marketing: This is our primary customer acquisition channel, and it is composed almost entirely of paid Facebook and Instagram marketing. We believe our core customers rely on the opinions of their peers, often expressed through social media. Social media platforms are viral marketing platforms that allow our brands to communicate directly with our customers while also allowing customers to interact with us and provide feedback on our products and service. We make regular posts highlighting new products, brand stories, and other topics and images we deem “on brand”. By being a verified brand, our followers can shop products directly from our posts. We are also able to link to products in the stories feature.

Affiliate Marketing: With select online publications and influencers, we’ve sought to establish [cost/commission] per action (“CPA”) or revenue sharing agreements. We believe these agreements are effective in incentivizing influencers or media to push our product and allowing us to only pay partners based on performance.

Email Marketing: We utilize email marketing to build awareness and drive repeat purchases. We believe this can be the most personalized customer communication channel for our brands, and therefore should continue to be one of our highest performing channels. We use an email service provider that enables us to send out a variety of promotional, transactional, and retargeting emails, with the main goal of driving increased site traffic and purchases. We maintain a database through which we track and utilize key metrics such as customer acquisition cost, lifetime value per customer, cost per impression and cost per click.

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Retargeting: We engage the services of certain retargeting engines that allow us to dynamically target our visitors on third-party websites via banner/content ads.

Content Marketing: We use content marketing platforms that allow us to serve up native ads in the form of articles promoting our brand story and specific products.

Search Engine Optimization: This is the process of maximizing the number of visitors to our website by increasing our rankings in the search results on internet search engines. This is done by optimizing our onsite content, by making sure our pages, titles, tags, links, and blog content is structured to increase our search results on certain keywords, and our offsite content, which is the number of external websites linking to our website, usually through press articles and other advertising channels.

Print Advertising: We also intend to utilize print advertisements in magazines or billboards in major metropolitan areas to drive increased site traffic and brand awareness.

Video / Blog Content: We plan to offer videos and blog posts as a way to engage and educate the customer on our brands, how to wear different looks and styles, and create confidence and trust between our brands and customers. Videos and blog posts will include interviews with our designers, a behind-the- scenes look at how products are made, features of other artists or creatives, and photo shoots.

Retail Stores: We have successfully tested retail “pop ups” in the past. These “pop ups” have resulted in higher average order value, significantly lower customer returns (even when the retail customer orders online at a later date), and higher repurchase rate and annual spend. We view these retail locations as a marketing strategy, similar to allocating funds towards digital/online marketing. We expect our pop ups to generate a small to break even profit, which is more than offset by any potential marketing costs to acquire those customers in another marketing channel.

As we grow the entire DBG portfolio, we will test “pop up” locations for specific brands, and also develop a multi-line pop up that incorporates our other brands into the “pop-up”. We will determine whether a “pop up” or wholesale specialty boutique is the better option for each market and brand.

Instagram and Influencer Marketing

Instagram and influencer marketing is one of our largest initiatives. On a weekly basis, we reach out to and receive requests from tastemakers in fashion, lifestyle, and photography. We have developed a certain set of criteria for working with influencers (for example, engagement level, aesthetic, audience demographic) that have enabled us to garner impactful impressions. Our focus is not on the size of an account, but on creating organic relationships with influencers who are excited to tell our story. While most of our collaborations are compensated solely through product gifts, we also offer an affiliate commission of up to 20% through the influencer platform reward Style, which is the parent company of LiketoKnow.it, the first influencer platform to make Instagram shoppable (users receive an email directly to their inbox with complete outfit details when they “Like” a photo with LiketoKnow.it technology).

Public Relations

To generate ongoing organic and word-of-mouth awareness, we intend to work with print and online media outlets to announce new products and develop timely news stories. We are in contact with leading fashion, business, and tech writers in order to capitalize on celebrity fashion features, e-commerce trend pieces, or general brand awareness articles. We may utilize outside agencies from time to time. We visit the major fashion, tech, and news outlets in New York City on a quarterly basis to keep them up to date on our latest launches and any relevant company developments. We also plan to host local Los Angeles press at our office space.

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Celebrity gifting

We approach celebrity gifting in a strategic, discerning manner. We have longstanding, personal relationships with the industry’s top stylists; we do not send clothing blindly or unsolicited. We have successfully placed clothing (and as a result, fashion press) on a number of well-known A-list celebrities.

Loyalty Program

We plan to develop and launch a company-wide loyalty program, which would include all our brands. Our customer loyalty program will be designed to engage and reward our customers in a direct and targeted manner, and to cross merchandise our portfolio brands to our customers. Customers will earn reward points that can be used to purchase products. We will also use loyalty point multipliers to create customer purchases, especially, which is a strategy beauty retailer have effectively used.

Competition

Our business depends on our ability to create consumer demand for our brands and products. We believe we are well-positioned to compete in the apparel, leather products and accessories segments by developing high quality, well designed products at competitive prices that are often below our competitors’ pricing. We focus on designing products that we hope exceed consumer expectations, which should result in retention and repurchases. We will invest in cross merchandising brands to customers through customized customer communications and personalized styles and looks utilizing products across all our portfolio brands, which we believe creates a competitive advantage for our brands versus single brands. As noted above, each of our brands has different competitors depending on product, quality and price point.

Government Regulation

Our business is subject to a number of domestic and foreign laws and regulations that affect companies conducting business on the Internet, many of which are still evolving and could be interpreted in ways that could harm our business. These laws and regulations include federal and state consumer protection laws and regulations, which address, among other things, the privacy and security of consumer information, sending of commercial email, and unfair and deceptive trade practices.

Under applicable federal and state laws and regulations addressing privacy and data security, we must provide notice to consumers of our policies with respect to the collection and use of personal information, and our sharing of personal information with third parties, and notice of any changes to our data handling practices. In some instances, we may be obligated to give customers the right to prevent sharing of their personal information with third parties. Under applicable federal and state laws, we also are required to adhere to a number of requirements when sending commercial email to consumers, including identifying advertising and promotional emails as such, ensuring that subject lines are not deceptive, giving consumers an opportunity to opt-out of further communications and clearly disclosing our name and physical address in each commercial email. Regulation of privacy and data security matters is an evolving area, with new laws and regulations enacted frequently. For example, California recently enacted legislation that, among other things, will require new disclosures to California consumers, and afford such consumers new abilities to opt out of certain sales of personal information. In addition, under applicable federal and state unfair competition laws, including the California Consumer Legal Remedies Act, and U.S. Federal Trade Commission, or FTC, regulations, we must, and our network of influencers may be required to, accurately identify product offerings, not make misleading claims on our websites or in advertising, and use qualifying disclosures where and when appropriate. The growth and demand for eCommerce could result in more stringent domestic and foreign consumer protection laws that impose additional compliance burdens on companies that transact substantial business on the Internet.

Our international business is subject to additional laws and regulations, including restrictions on imports from, exports to, and services provided to persons located in certain countries and territories, as well as foreign laws and regulations addressing topics such as advertising and marketing practices, customs duties and taxes, privacy, data protection, information security and consumer rights, any of which might apply by virtue of our operations in foreign countries and territories or our contacts with consumers in such foreign countries and territories. Many foreign jurisdictions have laws, regulations, or other requirements relating to privacy, data protection, and consumer protection, and countries and territories are adopting new legislation or other obligations with increasing frequency.

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In many jurisdictions, there is great uncertainty whether or how existing laws governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the Internet and eCommerce. New legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business or the application of existing laws and regulations to the Internet and eCommerce could result in significant additional obligations on our business or may necessitate changes to our business practices. These obligations or required changes could have an adverse effect on our cash flows and results of operations. Further, any actual or alleged failure to comply with any of these laws or regulations by us, our vendors or our network of influencers could hurt our reputation, brand and business, force us to incur significant expenses in defending against proceedings or investigations, distract our management, increase our costs of doing business, result in a loss of customers and suppliers and may result in the imposition of monetary penalties.

Employees

As of September 30, 2025, we had 52 employees, all of whom were full-time employees. None of our employees is currently covered by a collective bargaining agreement. We have had no labor-related work stoppages and we believe our relationship with our employees is strong.

We believe that a diverse workforce is important to our success. We will continue to focus on the hiring, retention and advancement of women and underrepresented populations, and to cultivate an inclusive and diverse corporate culture. In the future, we intend to continue to evaluate our use of human capital measures or objectives in managing our business such as the factors we employ or seek to employ in the development, attraction and retention of personnel and maintenance of diversity in our workforce.

The success of our business is fundamentally connected to the well-being of our people. Accordingly, we are committed to the health, safety and wellness of our employees. We provide our employees and their families with access to a variety of innovative, flexible and convenient health and wellness programs, including benefits that provide protection and security so they can have peace of mind concerning events that may require time away from work or that impact their financial well-being; that support their physical and mental health by providing tools and resources to help them improve or maintain their health status and encourage engagement in healthy behaviors; and that offer choice where possible so they can customize their benefits to meet their needs and the needs of their families.

We also provide robust compensation and benefits programs to help meet the needs of our employees.

Available Information

Our Internet address is https://www.digitalbrandsgroup.co. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this Registration Statement on Form S-1. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, including exhibits, proxy and information statements and amendments to those reports filed or furnished pursuant to Sections 13(a), 14, and 15(d) of the Exchange Act are available on the SEC’s website http://www.sec.gov. All statements made in any of our securities filings, including all forward-looking statements or information, are made as of the date of the document in which the statement is included, and we do not assume or undertake any obligation to update any of those statements or documents unless we are required to do so by law.

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MANAGEMENT

The following table sets forth the names, ages and titles of our directors, director nominees, executive officers and key personnel:

Executive Officers and Directors

The following table sets forth certain information with respect to our executive officers and directors as of December 11, 2025.

Name	Age	Position
Executive Officers and Directors
John Hilburn Davis IV	51	President and Chief Executive Officer
Reid Yeoman	41	Chief Financial Officer
Mark T. Lynn	39	Director
Trevor Pettennude	56	Director
Jameeka Aaron	43	Director
Huong “Lucy” Doan	54	Director

Board Composition

Our board of directors may establish the authorized number of directors from time to time by resolution.

No current or pending member of our board of directors or Compensation Committee serves as a member of the board of directors or the compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Executive Officers

John Hilburn Davis IV, “Hil”, has served as our President and Chief Executive Officer since March 2019 and a Director since November 2020. He joined DSLTD to overhaul its supply chain in March 2018. Prior to that, Mr. Davis founded two companies, BeautyKind and J.Hilburn. He founded and was CEO of BeautyKind from October 2013 to January 2018. He also founded and was CEO of J.Hilburn from January 2007 to September 2013, growing it from $0 to $55 million in revenues in six years. From 1998 to 2006 Mr. Davis worked as an equity research analyst covering consumer luxury publicly traded companies at Thomas Weisel Partners, SunTrust Robinson Humphrey and Citadel Investment Group. He graduated from Rhodes College in 1995 with a BA in Sociology and Anthropology. On December 16, 2021, Mr. Davis filed for personal bankruptcy through the filing of a Chapter 7 bankruptcy petition in Texas federal court.

Reid Yeoman has served as our Chief Financial Officer since October 2019. Mr. Yeoman is a finance professional with a core Financial Planning & Analysis background at major multi-national Fortune 500 companies - including Nike & Qualcomm. He has a proven track record of driving growth and expanding profitability with retail. From November 2017 to September 2019, Mr. Yeoman served as CFO/COO at Hurley - a standalone global brand within the Nike portfolio - where he managed the full profit and loss/Balance Sheet, reporting directly to Nike and oversaw the brand’s logistics and operations. He is a native Californian and graduated with an MBA from UCLA’s Anderson School of Management in 2013 and a BA from UC Santa Barbara in 2004.

Nonemployee Board Members

Mark T. Lynn has been a director of our company since inception and served as our Co-Chief Executive Officer from September 2013 to October 2018. Prior to joining us, until September 2011 he was Co-Founder of WINC, a direct-to-consumer e-commerce company which was then the fastest growing winery in the world, backed by Bessemer Venture Partners. Prior to WINC, Mr. Lynn co-founded a digital payments company that was sold in 2011. He holds a digital marketing certificate from Harvard Business School’s Executive Education Program.

Trevor Pettennude is a seasoned financial services executive. In 2013, Mr. Pettennude became the CEO of 360 Mortgage Group, where he oversees a team of 70 people generating over $1 billion of annual loan volume. He is also the founder and principal of Banctek Solutions, a global merchant service company which was launched in 2009 and which processes over $300 million of volume annually.

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Jameeka Green Aaron became a director of our company in May 2021. Ms. Aaron is the Chief Information Security Officer at Auth0. Ms. Aaron is responsible for the holistic security and compliance of Auth0’s platform, products, and corporate environment. Auth0 provides a platform to authenticate, authorize, and secure access for applications, devices, and users. Prior to her current role Ms. Aaron was the Chief Information Officer Westcoast Operations at United Legwear and Apparel. Her 20+ years of experience include serving as the Director of North American Technology and Director of Secure Code and Identity and Access Management at Nike, and as Chief of Staff to the CIO of Lockheed Martin Space Systems Company. Ms. Aaron is also a 9-year veteran of the United States Navy. Ms. Aaron’s dedication to service has extended beyond her military career. She is committed to advancing women and people of color in Science, Technology, Engineering, and Mathematics (STEM) fields she is an alumni of the U.S. State Department’s TechWomen program and the National Urban League of Young Professionals. Ms. Aaron currently sits on the board of the California Women Veterans Leadership Council, is an advisor for U.C. Riverside Design Thinking Program, and is a member of Alpha Kappa Alpha Sorority, Inc. Born in Stockton, California, Ms. Aaron holds a bachelor’s degree in Information Technology from the University of Massachusetts, Lowell. Ms. Aaron’s extensive corporate and leadership experience qualifies her to serve on our board of directors.

Huong “Lucy” Doan is a seasoned finance and strategy executive who brings expertise working with some of the world’s best-known brands. Since 2018, Ms. Doan serves as advisor to CEOs and founders of high-growth DTC, ecommerce and retail brands, in apparel and consumer products. In this capacity, she provides strategic guidance to successfully scale businesses while driving profitability, with focus on operational excellence and capital resource planning. In 2019, she became a board member of Grunt Style, a patriotic apparel brand. Prior, Ms. Doan spent 20 years in senior executive roles at Guitar Center, Herbalife International, Drapers & Damons, and Fox Television, where she built high performance teams to drive execution of business plans and growth strategies.

Committees of the Board of Directors

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which operates pursuant to a charter adopted by our board of directors. The board of directors may also establish other committees from time to time to assist our company and the board of directors. The composition and functioning of all of our committees will comply with all applicable requirements of the Sarbanes-Oxley Act and SEC rules and regulations, if applicable. Each committee’s charter is available on our website at www.digitalbrandsgroup.co. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website.

Audit committee

Trevor Pettennude, Jameeka Green Aaron and Huong Doan serve on the audit committee, which is chaired by Huong Doan. Our board of directors has determined that each are “independent” for audit committee purposes as that term is defined by the rules of the SEC and Nasdaq, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our Board of directors has designated Huong Doan as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

●	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

●	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

●	recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

●	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

●	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

●	reviewing quarterly earnings releases.

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Compensation committee

Trevor Pettennude, Jameeka Green Aaron and Huong Doan serve on the compensation committee, which is chaired by Jameeka Green Aaron. Our board of directors has determined that each member of the compensation committee is “independent” as defined in the applicable Nasdaq rules. The compensation committee’s responsibilities include:

●	annually reviewing and recommending to the board of directors the corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

●	evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and based on such evaluation: (i) recommending to the board of directors the cash compensation of our Chief Executive Officer, and (ii) reviewing and approving grants and awards to our Chief Executive Officer under equity-based plans;

●	reviewing and recommending to the board of directors the cash compensation of our other executive officers;

●	reviewing and establishing our overall management compensation, philosophy and policy;

●	overseeing and administering our compensation and similar plans;

●	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

●	retaining and approving the compensation of any compensation advisors;

●	reviewing and approving our policies and procedures for the grant of equity-based awards;

●	reviewing and recommending to the board of directors the compensation of our directors; and

●	preparing the compensation committee report required by SEC rules, if and when required, to be included in our annual proxy statement.

None of the members of our compensation committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

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Nominating and corporate governance committee

Trevor Pettennude, Jameeka Green Aaron and Huong Doan serve on the nominating and corporate governance committee, which is chaired by Huong Doan. Our board of directors has determined that each member of the nominating and corporate governance committee is “independent” as defined in the applicable Nasdaq rules. The nominating and corporate governance committee’s responsibilities include:

●	developing and recommending to the board of directors’ criteria for board and committee membership;

●	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders; and

●	reviewing the composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us.

Involvement in Certain Legal Proceedings

There are no legal proceedings that have occurred within the past ten years concerning our directors, or control persons which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one’s participation in the securities or banking industries, or a finding of securities or commodities law violations.

On December 16, 2021, Mr. Davis filed for personal bankruptcy through the filing of a Chapter 7 bankruptcy petition in Texas federal court. Except for Mr. Davis, none of our directors and officers has been affiliated with any company that has filed for bankruptcy within the last ten years. We are not aware of any proceedings to which any of our officers or directors, or any associate of any such officer or director, is a party adverse to us or any of our or has a material interest adverse to us or any of our subsidiaries.

Code of Conduct

The Company’s Code of Conduct applies to all of its employees, officers and directors, including those officers responsible for financial reporting. The Code of Conduct is available on its website at www.digitalbrandsgroup.co. Information contained on or accessible through such website is not a part of this Registration Statement, and the inclusion of the website address in this Registration Statement on Form S-1 is an inactive textual reference only. The Company intends to disclose any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, on its website to the extent required by the applicable rules and exchange requirements.

EXECUTIVE COMPENSATION

Compensation of Named Executive Officers

The summary compensation table below shows certain compensation information for services rendered in all capacities for the fiscal years ended December 31, 2024 and 2023. Other than as set forth herein, no executive officer’s salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

	Fiscal				Option	Stock
Name and Principal Position	Year	Salary		Bonus	Awards	Awards	Total
John “Hil” Davis	2024	$249,000	(1)	$-	$-	$-	$249,000
President and Chief Executive Officer	2023	$249,000		$-	$-	$-	$249,000
Reid Yeoman	2024	$250,000	(2)	$-	$-	$-	$250,000
Chief Financial Officer	2023	$250,000	(2)	$-	$-	$-	$250,000

(1) This amount represents the amount of salary Mr. Davis was entitled to receive under his agreement with the Company. $34,483.85 of such amount has been paid to Mr. Davis.

(2) This amount represents the amount of salary Mr. Yeoman was entitled to receive under his agreement with the Company. Such amount has not yet been paid to Mr. Yeoman.

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Executive Officer Outstanding Equity Awards at Fiscal Year-End

The following table provides certain information concerning any common share purchase options, stock awards or equity incentive plan awards held by each of our named executive officers that were outstanding as of December 31, 2024. Unless the context clearly indicates otherwise, the number of shares of Common Stock referred to in this “Executive Compensation” section gives effect to the one-for-100 reverse stock split of its issued and outstanding shares of Common Stock that we effectuated on November 3, 2022, one-for-25 reverse stock split of its issued and outstanding shares of Common Stock that we effectuated on August 22, 2023, one-for-50 reverse stock split of its issued and outstanding shares of Common Stock that we effectuated on December 12, 2024, and a proportional adjustment to the existing conversion ratios for each series of the Company’s preferred stock.

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
John “Hil” Davis	17	15	2	$518,750	May-31	-	-	-	-
Reid Yeoman	1	1	1	$518,750	May-31	-	-	-	-

Employment Agreements

In December 2020, we entered into an offer letter with Mr. Davis, our Chief Executive Officer and a member of our board. The offer letter provides for an annual base salary of $350,000 effective October 1, 2020, and for Mr. Davis to be appointed to our board effective November 30, 2020. Effective January 1, 2021, Mr. Davis is also eligible to receive an annual bonus with a target of 175%, and with a range from 0% to a maximum of 225%, of his base salary based upon achievement of Company and individual goals. He is also eligible to participate in employee benefit plans that we offer to our other senior executives. In the event of a termination of his employment after June 30, 2021, Mr. Davis is eligible for severance benefits as may be approved by the Board. Mr. Davis is subject to our recoupment, insider trading and other company policies, a perpetual non-disclosure of confidential information covenant, a non-disparagement covenant and a non-solicitation of employees covenant. Mr. Davis’ offer letter also provided for an option grant exercisable for up to 17 shares of our common stock to him at a per share exercise price equal to the IPO price, of which 75% of the options vested on the effective date of the IPO and 25% of the options vest in accordance with the vesting schedule provided in the Company’s 2020 Stock Plan. Mr. Davis is an at- will employee and does not have a fixed employment term.

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In December 2020, we entered into an offer letter with Mr. Yeoman, our Chief Financial Officer. The offer letter provides for an annual base salary of $250,000 effective upon the closing of the IPO. Effective January 1, 2021, Mr. Yeoman is also eligible to receive an annual bonus with a target of 50%, and with a range from 0% to a maximum of 75%, of his base salary based upon achievement of Company and individual goals. He is also eligible to participate in employee benefit plans that we offer to our other senior executives.

In the event of a termination of his employment after June 30, 2021, Mr. Yeoman is eligible for severance benefits as may be approved by the Board. Mr. Yeoman is subject to our recoupment, insider trading and other company policies, a perpetual non-disclosure of confidential information covenant, a non- disparagement covenant and a non-solicitation of employees covenant. Mr. Yeoman’s offer letter also provided for an option grant 2,560 shares of our common stock to him at a per share exercise price equal to the IPO price, of which 75% of the options vested on the effective date of the IPO and 25% of the options vest in accordance with the vesting schedule provided in the Company’s 2020 Stock Plan. Mr. Yeoman is an at-will employee and does not have a fixed employment term.

Compensation of Directors

No obligations with respect to compensation for non-employee directors have been accrued or paid for any periods presented.

Going forward, our board of directors believes that attracting and retaining qualified non-employee directors will be critical to the future value growth and governance of our company. Our board of directors also believes that any compensation package for our non-employee directors should be equity-based to align the interests of these directors with our stockholders. On the effective date of the previous offerings, each of our director nominees was granted options to purchase 400 shares of common stock at a per share exercise price equal to the price of the shares of common stock per the offering. The options will vest over a one year period of time. We may in the future grant additional options to our non-employee directors although there are no current plans to do so. We do not currently intend to provide any cash compensation to our non- employee directors.

Directors who are also our employees will not receive any additional compensation for their service on our board of directors.

2020 Incentive Stock Plan

We have adopted a 2020 Omnibus Incentive Stock Plan (the “2020 Plan”). An aggregate of 26 shares of our Common Stock is reserved for issuance and available for awards under the 2020 Plan, including incentive stock options granted under the 2020 Plan. The 2020 Plan administrator may grant awards to any employee, director, and consultants of the company and its subsidiaries. To date, 22 grants (as adjusted for the Reverse Stock Split) have been made under the 2020 Plan and 5 shares remain eligible for issuance under the Plan.

The 2020 Plan is currently administered by the Compensation Committee of the Board as the “2020 Plan Administrator.” The 2020 Plan Administrator has the authority to determine, within the limits of the express provisions of the 2020 Plan, the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards. No awards may be made under the 2020 Plan after the tenth anniversary of its effective date.

Awards under the 2020 Plan may include incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted shares of common stock, restricted stock Units, performance share or Unit awards, other stock-based awards and cash-based incentive awards.

Stock Options

The 2020 Plan administrator may grant to a participant options to purchase our common stock that qualify as incentive stock options for purposes of Section 422 of the Internal Revenue Code (“incentive stock options”), options that do not qualify as incentive stock options (“non-qualified stock options”) or a combination thereof. The terms and conditions of stock option grants, including the quantity, price, vesting periods, and other conditions on exercise will be determined by the 2020 Plan administrator. The exercise price for stock options will be determined by the 2020 Plan administrator in its discretion, but non-qualified stock options and incentive stock options may not be less than 100% of the fair market value of one share of our company’s common stock on the date when the stock option is granted. Additionally, in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of our stock on the date of grant, the exercise price may not be less than 110% of the fair market value of one share of Common Stock on the date the stock option is granted. Stock options must be exercised within a period fixed by the 2020 Plan administrator that may not exceed ten years from the date of grant, except that in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of our stock on the date of grant, the exercise period may not exceed five years. At the 2020 Plan administrator’s discretion, payment for shares of common stock on the exercise of stock options may be made in cash, shares of our Common Stock held by the participant or in any other form of consideration acceptable to the 2020 Plan administrator (including one or more forms of “cashless” or “net” exercise).

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Stock Appreciation Rights

The 2020 Plan administrator may grant to a participant an award of SARs, which entitles the participant to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share of Common Stock on the exercise date over the SAR exercise price, times (ii) the number of shares of Common Stock with respect to which the SAR is exercised. The exercise price for a SAR will be determined by the 2020 Plan administrator in its discretion; provided, however, that in no event shall the exercise price be less than the fair market value of our Common Stock on the date of grant.

Restricted Shares and Restricted Units

The 2020 Plan Administrator may award to a participant shares of Common Stock subject to specified restrictions (“Restricted Shares”). Restricted Shares are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified forfeiture period and/or the attainment of specified performance targets over the forfeiture period. The 2020 Plan Administrator also may award to a participant Units representing the right to receive shares of Common Stock in the future subject to the achievement of one or more goals relating to the completion of service by the participant and/or the achievement of performance or other objectives (“Restricted Units”). The terms and conditions of Restricted Share and Restricted Unit awards are determined by the 2020 Plan Administrator.

Performance Awards

The 2020 Plan Administrator may grant performance awards to participants under such terms and conditions as the 2020 Plan administrator deems appropriate. A performance award entitles a participant to receive a payment from us, the amount of which is based upon the attainment of predetermined performance targets over a specified award period. Performance awards may be paid in cash, shares of Common Stock or a combination thereof, as determined by the 2020 Plan Administrator.

Other Stock-Based Awards

The 2020 Plan Administrator may grant equity-based or equity-related awards, referred to as “other stock- based awards,” other than options, SARs, Restricted Shares, Restricted Units, or performance awards. The terms and conditions of each other stock-based award will be determined by the 2020 Plan Administrator. Payment under any other stock-based awards will be made in common stock or cash, as determined by the 2020 Plan Administrator.

Cash-Based Awards

The 2020 Plan Administrator may grant cash-based incentive compensation awards, which would include performance-based annual cash incentive compensation to be paid to covered employees. The terms and conditions of each cash-based award will be determined by the 2020 Plan administrator.

2013 Stock Plan

Eligibility and Administration

Our employees, outside directors and consultants are eligible to receive nonstatutory options or the direct award or sale of shares under our 2013 Stock Plan, while only our employees are eligible to receive grants of ISOs under our 2013 Stock Plan. A person who owns more than 10% of the total combined voting power of all classes of our outstanding stock, of the outstanding common stock of our parent or subsidiary, is not eligible for the grant of an ISO unless the exercise prices is at least 110% of the fair market value of a share on the grant date and such ISO is not exercisable after five years from the grant date. The 2013 Stock Plan may be administered by a committee of the board of directors, and if no committee is appointed, then the board of directors. The board of directors has the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the 2013 Stock Plan, subject to its express terms and conditions.

Shares Available and Termination

In the event that shares previously issued under the 2013 Stock Plan are reacquired, such shares will be added to the available shares for issuance under the 2013 Stock Plan. In the event that shares that would have otherwise been issuable under the 2013 Stock Plan were withheld in payment of the purchase price, exercise price, or withholding taxes, such shares will remain available for issuance under the 2013 Stock Plan. In the event that an outstanding option or other right is cancelled or expired, the shares allocable to the unexcised portion of the option or other right will be added to the number of shares available under the 2013 Stock Plan.

The 2013 Stock Plan will terminate automatically 10 years after the later of (i) the date when the board of directors adopted the 2013 Stock Plan or (ii) the date when the board of directors approved the most recent increase in the number of shares reserved under the 2013 Stock Plan that was also approved by our stockholders.

Awards

The 2013 Stock Plan provides for the grant of shares of common stock and options, including ISO intended to qualify under Code Section 422 and nonstatutory options which are not intended to qualify. All awards under the 2013 Stock plan will be det forth in award agreements, which will detail the terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The table below sets forth information regarding the projected beneficial ownership of our Common Stock as of December 11, 2025 by the following individuals or groups:

●	each person or entity who is known by us to own beneficially more than 5% of our outstanding stock;

●	each of our executive officers;

●	each of our directors and director nominees; and

●	all of our directors, director nominees and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities in question. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table below have sole voting and investment power with respect to all shares of our Common Stock held by them.

Shares of Common Stock issuable pursuant to a stock option, warrant or convertible note that is currently exercisable or convertible, or is exercisable or convertible within 60 days after the date of determination of ownership, are deemed to be outstanding and beneficially owned for purposes of computing the percentage ownership of the holder of the stock option, warrant or convertible note but are not treated as outstanding for purposes of computing the percentage ownership of any other person.

The applicable percentage ownership in the following table is based on approximately 8,172,930 shares of our Common Stock outstanding as of December 11, 2025.

Unless otherwise indicated, the address for each officer, director and director nominee in the following table is c/o Digital Brands Group, Inc., 1400 Lavaca Street, Austin, TX 78701.

	Number of
	Shares	Percentage of
	Beneficially	Shares
Name of Beneficial Owner	Owned	Outstanding
Executive Officers and Directors
John “Hil” Davis(1)	18	*
Reid Yeoman(2)	1	*
Mark Lynn(3)	3	*
Trevor Pettenude(4)	1	*
Jameeka Aaron	0	*
Huong “Lucy” Doan	0	*
All executive officers, directors and director nominees as a group (6 persons) (5)	23	*

*	Less than one percent.

(1)	Represents options exercisable at $518,750 per share.

(2)	Represents options to acquire up to 1 share of Common Stock, exercisable at $518,750 per share.

(3)	Includes options to acquire up to 3 shares of Common Stock exercisable between $195,000 and $410,000 per share.

(4)	Includes options to acquire up to 1 share of Common Stock exercisable at $195,000.

(5)	Includes options to acquire up to 23 shares of Common Stock.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

As of December 31, 2024 and 2023, the Company made net repayments for amounts due to related parties totaling $11,909 and $130,205, respectively. As of December 31, 2024 and December 31, 2023, amounts due to related parties were $411,921 and $400,012, respectively. The advances are unsecured, non-interest bearing and due on demand. Amounts due to related parties consist of current and former executives, and a board member.

As of December 31, 2024 and 2023, due to related parties includes advances from the former officer, Mark Lynn, who also serves as a director, totaling $104,568 and $104,568, respectively, and accrued salary and expense reimbursements of $0 and $87,221, respectively, to current officers.

In October 2022, the Company received advances from a director, Trevor Pettennude, totaling $325,000. The advances are unsecured, non-interest bearing and due on demand. As of December 31, 2024 and 2023, the amounts $190,000 and $175,000, respectively, were outstanding.

Policies and Procedures for Related Person Transactions

Our board of directors intends to adopt a written related person policy to set forth the policies and procedures for the review and approval or ratification of related person transactions. This policy will cover any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we are to be a participant, the amount involved exceeds $100,000 and a related person had or will have a direct or indirect material interest, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

Director Independence

Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that Trevor Pettennude, Jameeka Aaron, and Huong “Lucy” Doan, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of Nasdaq. In making these determinations, our board of directors considered the current and prior relationships that each non- employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence.

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DESCRIPTION OF SECURITIES

The following summary description sets forth some of the general terms and provisions of our capital stock. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of our capital stock, you should refer to the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), our charter and our bylaws as currently in effect. Copies of our amended and restated certificate of incorporation, as amended (the “charter”), and our bylaws are included as exhibits to the registration statement of which this prospectus forms a part.

General

Our authorized capital stock consists of 1,000,000,000 shares of Common Stock, $0.0001 par value per share, of which 8,172,930 shares are issued and outstanding, and 10,000,000 shares of preferred stock, $0.0001 par value per share, of which 6,300 shares of Series A Convertible Preferred Stock, 1,643 shares of Series C Convertible Preferred Stock, and 15,906.25 shares of Series D Convertible Preferred Stock are issued and outstanding, each as of December 11, 2025. The following description of our capital stock is only a summary and is subject to and qualified in its entirety by our Certificate of Incorporation, as amended, our Bylaws, as amended, and by the applicable provisions of Delaware law.

Common stock

Voting rights

Each holder of our Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock which may be issued in the future, holders of our Common Stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Rights and preferences

Holders of our Common Stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our Common Stock.

Fully paid and nonassessable

All of our outstanding shares of Common Stock are, and the shares of Common Stock to be issued upon conversion or exercise of our convertible securities will be when issued, fully paid and nonassessable.

Quotation

Our Common Stock trades on Nasdaq under the symbol “DBGI”. On December 1, 2025, the last reported sale price of our Common Stock was $8.32 per share.

Issuance of Preferred Stock by our Board

General

Our Board of Directors is authorized, without action by the stockholders, to designate and issue preferred stock in one or more series and to designate the powers, preferences and rights of each series, which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the Common Stock until the board of directors determines the specific rights of the holders of such preferred stock. However, the effects might include, among other things:

●	impairing dividend rights of the Common Stock;

●	diluting the voting power of the Common Stock;

●	impairing the liquidation rights of the Common Stock; and

●	delaying or preventing a change in control of us without further action by the stockholders.

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Series A Convertible Preferred Stock

On September 29, 2022, the Company filed the Certificate of Designation with the Secretary of State for the State of Delaware designating up to 6,800 shares out of the authorized but unissued shares of its preferred stock as Series A Convertible Preferred Stock. On October 4, 2022, the Company filed the Correction with the Secretary of State for the State of Delaware to correct the terms of the voting rights under the Series A Preferred Stock. The following is a summary of the principal terms of the Series A Preferred Stock.

Dividends

Except for stock dividends or distributions for which adjustments are to be made pursuant to the Certificate of Designation, the holders of the Series A Preferred Stock (the “Holders”) shall be entitled to receive, and the Company shall pay, dividends on shares of the Series A Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of the Series A Preferred Stock.

Voting Rights

The Holders are entitled to vote as a class as expressly provided in the Certificate of Designation and where required pursuant to applicable law (including, without limitation, the DGCL). The Holders are also entitled to vote with the holders of shares of Common Stock, voting together as one class, on all matters in which the Holders are permitted to vote with the class of shares of Common Stock pursuant to applicable law (including, without limitation, the DGCL.

With respect to any vote with the class of Common Stock, each share of the Series A Preferred Stock shall entitle the Holder thereof to cast that number of votes per share as is equal to the number of shares of Common Stock into which it is then convertible (subject to the ownership limitations specified in the Certificate of Designation) using the record date for determining the stockholders of the Company eligible to vote on such matters as the date as of which the conversion price is calculated. To the extent that under the DGCL the vote of the Holders, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the Required Holders (as defined in the Certificate of Designation) of the shares of the Preferred Stock, voting together in the aggregate and not in separate series unless required under the DGCL, represented at a duly held meeting at which a quorum is presented or by written consent of the Required Holders (except as otherwise may be required under the DGCL), voting together in the aggregate and not in separate series unless required under the DGCL, shall constitute the approval of such action by both the class or the series, as applicable. Holders shall be entitled to written notice of all stockholder meetings or written consents (and copies of proxy materials and other information sent to stockholders) with respect to which they would be entitled to vote, which notice would be provided pursuant to the Company’s bylaws and the DGCL.

 Ranking and Liquidation

The Series A Preferred Stock shall rank (i) senior to all of the Common Stock; (ii) senior to any class or series of capital stock of the Company hereafter created specifically ranking by its terms junior to any Preferred Stock (“Junior Securities”); (iii) on parity with any class or series of capital stock of the Corporation created specifically ranking by its terms on parity with the Preferred Stock (“Parity Securities”); and (iv) junior to any class or series of capital stock of the Company hereafter created specifically ranking by its terms senior to any Preferred Stock (“Senior Securities”), in each case, as to dividends or distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily. Subject to any superior liquidation rights of the holders of any Senior Securities of the Company and the rights of the Company’s existing and future creditors, upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), each Holder shall be entitled to be paid out of the assets of the Company legally available for distribution to stockholders, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Common Stock and Junior Securities and pari passu with any distribution to the holders of Parity Securities, an amount equal to the Stated Value (as defined in the Certificate of Designation) for each share of the Series A Preferred Stock held by such Holder and an amount equal to any accrued and unpaid dividends thereon, and thereafter the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of Common Stock would receive if the Series A Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to Common Stock which amounts shall be paid pari passu with all holders of Common Stock. The Company shall mail written notice of any such Liquidation, not less than sixty (60) days prior to the payment date stated therein, to each Holder.

Conversion

Each share of the Series A Preferred Stock shall be convertible, at any time and from time to time from and after September 29, 2022 at the option of the Holder thereof, into that number of shares of Common Stock (subject to the limitations set forth in Section 6(d) of the Certificate of Designation) determined by dividing the Stated Value of such share of the Series A Preferred Stock ($1,000 as of September 29, 2022) by the Conversion Price (as defined below) subject to certain terms of the beneficial ownership limitation described in this Certificate of Designation. The conversion price for each share of the Series A Preferred Stock is the Nasdaq official closing price of the Common Stock on The Nasdaq Capital Market (as reflected on Nasdaq.com) on September 29, 2022 (the “Conversion Price”), subject to adjustment as described in the Certificate of Designation, including for stock dividends and stock splits such as the one-for-one hundred (1-for-100) reverse stock split (the “November Reverse Stock Split”) of our common stock which became effective as of the close of business on November 3, 2022, the one-for-twenty-five (1-for-25) reverse stock split (the “August Reverse Stock Split”) of our common stock which became effective as of the close of business on August 22, 2023, and the December 2024 Split.

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Certain Adjustments

If the Company, at any time while the Series A Preferred Stock is outstanding, pays a stock dividend, issues stock splits, effects any subsequent rights offerings, or makes any dividend or other distribution of its assets, then the Conversion Price of the Series A Preferred Stock adjusts (in the case of a stock split), and the Holder can acquire the purchase rights of the Company’s securities, or participate in the distribution of the Company’s assets pursuant to Section 7 of the Certificate of Designation.

Preemptive Rights

No holders will have any preemptive rights to purchase or subscribe for the Company’s Common Stock or any of its other securities.

Redemption

The Company has the option to redeem any or all of the then outstanding Series A Preferred Stock at 112% of the then Stated Value any time after September 29, 2022 and so long as there is an effective Registration Statement covering the shares issuable upon conversion of the Series A Preferred Stock.

Trading Market

The Holders can liquidate or convert the Series A Preferred Shares according to the terms of this Certificate of Designation. However, there is no established trading market for any of the Series A Preferred Stock, and the Company does not expect a market to develop. The Company does not intend to apply for a listing for any of the Series A Preferred Stock on any securities exchange or other nationally recognized trading system.

Series C Convertible Preferred Stock

On June 21, 2023, the Company filed the Certificate of Designation with the Secretary of State for the State of Delaware designating up to 5,761 shares out of the authorized but unissued shares of its preferred stock as Series C Convertible Preferred Stock. The following is a summary of the principal terms of the Series C Preferred Stock.

 Dividends

Except for stock dividends or distributions for which adjustments are to be made pursuant to the Certificate of Designation, the holders of the Series C Preferred Stock (the “Series C Holders”) shall be entitled to receive, and the Company shall pay, dividends on shares of the Series C Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of the Series C Preferred Stock.

Voting Rights

The Series C Holders are entitled to vote as a class as expressly provided in the Certificate of Designation and where required pursuant to applicable law (including, without limitation, the DGCL). The Series C Holders are also entitled to vote with the holders of shares of Common Stock, voting together as one class, on all matters in which the Series C Holders are permitted to vote with the class of shares of Common Stock pursuant to applicable law (including, without limitation, the DGCL).

With respect to any vote with the class of Common Stock, each share of the Series C Preferred Stock shall entitle the Holder thereof to cast that number of votes per share as is equal to the number of shares of Common Stock into which it is then convertible (subject to the ownership limitations specified in the Certificate of Designation) using the record date for determining the stockholders of the Company eligible to vote on such matters as the date as of which the conversion price is calculated. To the extent that under the DGCL the vote of the Series C Holders, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the Required Holders (as defined in the Certificate of Designation), voting together in the aggregate and not in separate series unless required under the DGCL, represented at a duly held meeting at which a quorum is presented or by written consent of the Required Holders (except as otherwise may be required under the DGCL) shall constitute the approval of such action by both the class or the series, as applicable. Series C Holders shall be entitled to written notice of all stockholder meetings or written consents (and copies of proxy materials and other information sent to stockholders) with respect to which they would be entitled to vote, which notice would be provided pursuant to the Company’s bylaws and the DGCL.

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Ranking and Liquidation

The Series C Preferred Stock shall rank (i) senior to all of the Common Stock; (ii) senior to Junior Securities; (iii) on parity with Parity Securities; and (iv) junior to Senior Securities, in each case, as to dividends or distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily. Subject to any superior liquidation rights of the holders of any Senior Securities of the Company and the rights of the Company’s existing and future creditors, upon a Liquidation, each Holder shall be entitled to be paid out of the assets of the Company legally available for distribution to stockholders, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Common Stock and Junior Securities and pari passu with any distribution to the holders of Parity Securities, an amount equal to the Stated Value (as defined in the Certificate of Designation) for each share of the Series C Preferred Stock held by such Holder and an amount equal to any accrued and unpaid dividends thereon, and thereafter the Series C Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of Common Stock would receive if the Series C Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to Common Stock which amounts shall be paid pari passu with all holders of Common Stock. The Company shall mail written notice of any such Liquidation, not less than sixty (60) days prior to the payment date stated therein, to each Holder.

Conversion

Each share of the Series C Preferred Stock shall be convertible, at any time and from time to time from and after June 21, 2023 at the option of the Holder thereof, into that number of shares of Common Stock (subject to the limitations set forth in Section 6(d) of the Certificate of Designation) determined by dividing the Stated Value of such share of the Series C Preferred Stock ($1,000 as of June 21, 2023) by the Conversion Price (as defined below) subject to certain terms of the beneficial ownership limitation described in this Certificate of Designation. The conversion price for each share of the Series C Preferred Stock is $17.925, which is the lower of (a) the closing price per share of the Common Stock as reported on the Nasdaq Capital Market on June 20, 2023 (the trading day before the date of the Sundry SPA), and (b) the average closing price per share of Common Stock as reported on the Nasdaq Capital Market for the five trading days preceding the date of the Sundry SPA, subject to adjustment herein (the “Series C Conversion Price”).

Certain Adjustments

If the Company, at any time while the Series C Preferred Stock is outstanding, pays a stock dividend, issues stock splits, effects any subsequent rights offerings, or makes any dividend or other distribution of its assets, then the Holder can adjust the Conversion Price of the Series C Preferred Stock, acquire the purchase rights of the Company’s securities, or participate in the distribution of the Company’s assets pursuant to Section 7 of the Certificate of Designation.

Preemptive Rights

No holders will have any preemptive rights to purchase or subscribe for the Company’s Common Stock or any of its other securities.

Redemption

The Company has the option to redeem any or all of the then outstanding Series C Preferred Stock at 112% of the then Stated Value any time after June 21, 2023 and so long as there is an effective Registration Statement covering the shares issuable upon conversion of the Series C Preferred Stock.

Trading Market

The Series C Holders can liquidate or convert the Series C Preferred Shares according to the terms of this Certificate of Designation. However, there is no established trading market for any of the Series C Preferred Stock, and the Company does not expect a market to develop. The Company does not intend to apply for a listing for any of the Series C Preferred Stock on any securities exchange or other nationally recognized trading system.

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Series D Convertible Preferred Stock

On August 8, 2025, the Company filed the Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock with the Secretary of State for the State of Delaware designating up to 15,000 shares out of the authorized but unissued shares of its preferred stock as Series D Convertible Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”). On September 25, 2025, the Company filed that certain First Amendment to the Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock with the Secretary of State for the State of Delaware, whereby, among other things, the Company increased the (i) number of shares of Series D Preferred Stock issuable from 15,000 to 17,500 shares and (ii) “Stated Value” of the Series D Preferred Stock from $1,000 to $1,150 per share. The following is a summary of the principal terms of the Series D Preferred Stock.

Dividends

Except for stock dividends or distributions for which adjustments are to be made pursuant to the Certificate of Designation, the holders of the Series D Preferred Stock (the “Series D Holders”) shall be entitled to receive, and the Company shall pay, dividends on shares of the Series D Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of the Series D Preferred Stock.

No Voting Rights

The Series D Holders are not entitled to any voting rights, except as required by applicable law or as expressly provided in the Company’s Certificate of Incorporation, as amended, or the Certificate of Designation.

Ranking and Liquidation

The Series D Preferred Stock shall rank (i) senior to all of the Common Stock; (ii) senior to Junior Securities; (iii) on parity with Parity Securities; and (iv) junior to Senior Securities, in each case, as to dividends or distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily. Subject to any superior liquidation rights of the holders of any Senior Securities of the Company and the rights of the Company’s existing and future creditors, upon a Liquidation, each Series D Holder shall be entitled to be paid out of the assets of the Company legally available for distribution to stockholders, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Common Stock and Junior Securities and pari passu with any distribution to the holders of Parity Securities, an amount equal to the Stated Value (as defined in the Certificate of Designation) for each share of the Series D Preferred Stock held by such Series D Holder and an amount equal to any accrued and unpaid dividends thereon, and thereafter the Series D Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of Common Stock would receive if the Series D Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to Common Stock which amounts shall be paid pari passu with all holders of Common Stock. The Company shall mail written notice of any such Liquidation, not less than sixty (60) days prior to the payment date stated therein, to each Holder.

Conversion

Each share of Series D Preferred Stock is convertible immediately upon issuance, at the option of the Series D Holder, at any time and from time to time, into validly issued, fully paid and non-assessable shares of Common Stoc; provided, however, Series D Holders shall not be entitled to convert any shares of Series D Preferred Stock into Common Stock to the extent that, after giving effect to such conversion, such Series D Holder (together with its affiliates) would beneficially own in excess of 19.99% of the issued and outstanding shares of Common Stock of the Company, unless and until the Company has obtained such approval as may be required by the applicable rules and regulations of Nasdaq from the shareholders of the Company pursuant to Nasdaq Rule 5635(d) or any similar rule of any other national securities exchange on which the Common Stock is then listed.

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Price Protection and Certain Adjustments

If at any time while any Series D Preferred Stock is outstanding, (i) except for any Exempt Issuance (as defined in the Certificate of Designation), the Company issues or sells any securities including options or convertible securities (or amends any outstanding securities of the Company), at an effective price of, or with an exercise or conversion price of less than the Conversion Price, then upon such issuance or sale, the Conversion Price shall be reduced to the sale price or the exercise or conversion price of the securities issued or sold, and (ii) the Company subdivides (by any stock split, stock dividend, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price and Floor Price in effect immediately prior to such subdivision will be proportionately reduced. Notwithstanding the foregoing, the Conversion Price and the Floor Price shall not be adjusted in the event of any reverse stock split, combination of shares, or other similar transaction that results in a decrease in the number of outstanding shares of Common Stock.

Participation Rights

Until the six (6) month anniversary of the issuance of the Series D Preferred Stock to the Series D Holders, upon any issuance by the Company of Common Stock or common stock equivalents for cash consideration or a combination of units hereof in a transaction exempt from registration under the Securities Act (a “Subsequent Financing”), the Series D Holders shall have the right to participate in an amount equal to an aggregate of 30% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing.

Trading Market

The Series D Holders can liquidate or convert the Series D Preferred Shares according to the terms of this Certificate of Designation. However, there is no established trading market for any of the Series D Preferred Stock, and the Company does not expect a market to develop. The Company does not intend to apply for a listing for any of the Series C Preferred Stock on any securities exchange or other nationally recognized trading system

Options

As of December 11, 2025, there were 31 shares of Common Stock issuable upon the exercise of outstanding stock options at weighted average exercise price of $452,500 per share.

Warrants

As of December 11, 2025, there were 33,091,095 shares of Common Stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $1.17, which includes 20,555 Series A-1 Warrants at an exercise price of $144 per share which expire on November 7, 2029, as well as 2,068,965 shares of Common Stock issuable upon the exercise of outstanding pre-funded warrants at an exercise price of $0.01 (collectively the “Outstanding Warrants”).

Anti-Takeover Effects of Certain Provisions of Our Bylaws

Certain provisions of Delaware law and our sixth amended and restated certificate of incorporation and bylaws could make the following more difficult:

●	the acquisition of us by means of a tender offer;

●	acquisition of control of us by means of a proxy contest or otherwise; and

●	the removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and are designed to encourage persons seeking to acquire control of us to negotiate with our board of directors. We believe that the benefits of increased protection against an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals. Among other things, negotiation of such proposals could result in an improvement of their terms.

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Delaware Anti-Takeover Law. We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business acquisition” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the “business acquisition” or the transaction in which the person became an interested stockholder is approved by our board of directors in a prescribed manner. Generally, a “business acquisition” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Stockholder Meetings. Under our bylaws, only our Board of Directors, Chairman of the Board, Chief Executive Officer, President, and stockholders holding an aggregate of 25% of our shares of Common Stock may call special meetings of stockholders.

No Cumulative Voting. Our sixth amended and restated certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors.

Action by Written Consent of Stockholders Prohibited. Our sixth amended and restated certificate of incorporation does not allow stockholders to act by written consent in lieu of a meeting, unless approved in advance by our board of directors.

Undesignated Preferred Stock. The authorization of undesignated preferred stock makes it possible for the board of directors without stockholder approval to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to obtain control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

Amendment of Provisions in the Sixth Amended and Restated Certificate of Incorporation. The Sixth amended and restated certificate of incorporation will generally require the affirmative vote of the holders of at least 662∕3% of the outstanding voting stock in order to amend any provisions of the sixth amended and restated certificate of incorporation concerning, among other things:

●	the required vote to amend certain provisions of the sixth amended and restated certificate of incorporation;

●	the reservation of the board of director’s right to amend the amended and restated bylaws, with all rights granted to stockholders being subject to this reservation;

●	management of the business by the board of directors;

●	number of directors and structure of the board of directors;

●	removal and appointment of directors;

●	director nominations by stockholders;

●	prohibition of action by written consent of stockholders;

●	personal liability of directors to us and our stockholders; and

●	indemnification of our directors, officers, employees and agents.

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Delaware law

We are subject to the provisions of Section 203 of the DGCL, regulating corporate takeovers. In general, DGCL Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder unless:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that DGCL Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Limitations on liability, indemnification of officers and directors and insurance

Pursuant to Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”), a Director of the Corporation shall not be personally liable to the Corporation or its Stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (1) for any breach of the Director’s duty of loyalty to the Corporation or its Stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL; or (4) for any transaction from which the Director derived an improper personal benefit. If the DGCL or other applicable provision of Delaware law hereafter is amended to authorize further elimination or limitation of the liability of Directors, then the liability of a Director of this Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the DGCL or other applicable provision of Delaware law as amended. Any repeal or modification of this Section 2 by the Stockholders of this Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a Director of the Corporation existing at the time of such repeal or modification. Our restated certificate of incorporation, as amended (our “Certificate of Incorporation”) and corporate bylaws (our “Bylaws”) contain provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law.

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact of their prior or current service to the corporation as a director or officer, in accordance with the provisions of Section 145, which are sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”). The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

Our restated certificate of incorporation, as amended (our “Certificate of Incorporation”), provides that (a) any of our directors or officers made a party to an action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, or any appeal in such action, suit or proceeding, and any inquiry or investigation that could lead to such action, suit or proceeding (each, a “Proceeding”), by reason of such person’s service as our director or officer or as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another enterprise per our request, shall be indemnified and held harmless by us to the fullest extent permitted by the Delaware General Corporation Law against all judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including attorneys’ fees) actually incurred by such person in connection with such Proceeding; (b) we must advance reasonable expenses incurred in defending any such Proceeding, subject to limited exceptions; and (c) the indemnification rights conferred by it are not exclusive of any rights permitted by law.

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As permitted by the DGCL, the Company’s sixth amended and restated certificate of incorporation, as amended, provides that directors will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

●	for any breach of the director’s duty of loyalty to the Company or its stockholders,

●	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

●	under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or

●	for any transaction from which the director derived any improper personal benefit.

This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our sixth amended and restated certificate of incorporation provides that we shall indemnify our directors, officers, employees and other agents to the fullest extent permitted by law, and our amended and restated bylaws provide that we shall indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by law. We believe that indemnification under our bylaws covers at least negligence and gross negligence on the part of indemnified parties.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the registrant’s directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Article VII of the by-laws provides that the Company shall indemnify any person who was or is a party or who was or is threatened to be made a party to any action, suit, arbitration, alternative dispute mechanism, inquiry, judicial, administrative or legislative hearing, investigation or any other threatened, pending or completed proceeding, whether brought by or in the right of the corporation or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative or other nature (hereinafter a “proceeding”) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, liabilities, losses, and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended.

Article VII of the by-laws further provides that, except with respect to a proceeding to enforce rights to indemnification or advancement of expenses under Article VII, the Company shall be required to indemnify a person under this Article VII in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors.

Article VII of the by-laws further provides that the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant. The Company has purchased directors’ and officers’ liability insurance covering many of the possible actions and omissions of persons acting or failing to act in such capacities.

Article VII of the by-laws also provides that the Company shall have the power to enter into indemnification agreements with any director, officer, employee or agent of the Registrant in furtherance of the provisions of Article VII. We have entered into agreements to indemnify our directors and executive officers, in addition to the indemnification provided for in our sixth amended and restated certificate of incorporation and bylaws. These agreements, among other things, provide for indemnification of our directors and officers for expenses, judgments, fines, penalties and settlement amounts incurred by any such person in any action or proceeding arising out of such person’s services as a director or officer or at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers. There is no pending litigation or proceeding involving any of our directors, officers, employees or agents. We are not aware of any pending or threatened litigation or proceeding that might result in a claim for indemnification by a director, officer, employee or agent.

Our Transfer Agent

The transfer agent and registrar for our Common Stock is VStock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Pl., Woodmere, NY 11598. The transfer agent’s telephone is (212) 828-8436.

We have agreed to indemnify VStock Transfer, LLC in its role as transfer agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

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SELLING STOCKHOLDERS

The Selling Stockholders identified in this prospectus may offer and sell up to an aggregate amount of 1,721,000 Shares, which Shares consist of up to:

(i)	285,714 AAA Shares issued to AAA pursuant to the AAA Agreement;

(ii)	857,143 Rallytown Shares issued to Rallytown pursuant to the Rallytown Agreement;

(iii)	35,850 Crimson Tide Shares issued to Crimson Tide pursuant to the Crimson Tide Agreements;

(iv)	385,107 Grove Collective Shares issued to Grove Collective pursuant to the Grove Collective Agreement; and

(v)	157,168 Buffalo Sports Shares issuable to Buffalo Sports pursuant to the Buffalo Sports Agreement.

We are registering the Shares in order to permit the Selling Stockholders to offer the Shares for resale from time to time. Except as otherwise described in the footnotes to the table below and for the ownership of the Shares registered pursuant to the Selling Stockholders’ Agreements, neither the Selling Stockholders nor any of the persons that control them has had any material relationships with us or our affiliates within the past three (3) years.

The Selling Stockholders may from time to time offer and sell under this prospectus any or all of their respective Shares described under the column “Shares to be Offered” in the table below.

Under the terms of the applicable Selling Stockholders’ Agreements, the Selling Stockholders agree that if securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.

We cannot give an estimate as to the number of Shares that will actually be held by the Selling Stockholders upon termination of this offering, because the Selling Stockholders may offer some or all of the Shares being registered on their behalf under the offering contemplated by this prospectus or acquire additional shares of Common Stock. The total number of Shares that may be sold hereunder will not exceed the number of Shares offered hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

The following table sets forth the name of the Selling Stockholders, the number of shares of Common Stock beneficially owned by such Selling Stockholder before this Offering, the number of Shares to be offered for such Selling Stockholder’s account and the number and (if one percent or more) the percentage of the class of our securities to be beneficially owned by such Selling Stockholder after completion of the Offering. The number of shares of Common Stock owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our Common Stock as to which a person has sole or shared voting power or investment power and any shares of Common Stock which the person has the right to acquire within 60 days of the date as of which the information is provided, through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on approximately 8,172,930 shares of our Common Stock outstanding as of December 11, 2025.

Unless otherwise set forth below, (a) the Selling Stockholder named in the table below has sole voting and sole investment power with respect to the Shares set forth opposite their name, subject to community property laws, where applicable, and (b) the Selling Stockholder has not had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates. The number of shares of Common Stock shown as beneficially owned before the Offering is based on information furnished to us or otherwise based on information available to us at the timing of the filing of the registration statement of which this prospectus forms a part.

Name of Selling Stockholder	Common Stock Owned Prior to Offering(1)(2)			Shares to be Offered		Common Stock Owned After Offering(3)
	Shares		Percent			Shares		Percent
AAA Tuscaloosa LLC(4)	285,714	(5)	3.49%	285,714	(6)	0	(7)	*	%
Rallytown, LLC(8)	857,143	(9)	10.49%	857,143	(10)	0	(11)	*	%
Crimson Tide Sports Marketing, LLC(12)	35,850	(13)	*%	35,850	(14)	0	(15)	*	%
The Grove Collective, LLC(16)	385,107	(17)	4.71%	385,107	(18)	0	(19)	*	%
Buffalo Sports Properties, LLC(20)	157,186	(21)	1.92%	157,186	(22)	0	(23)	*	%

* Less than 1%

Notes:

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to shares of Common Stock. Shares of Common Stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding. The actual number of shares of Common Stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of our common stock, and could be materially less or more than the number estimated in the table.

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(2)	Applicable percentage ownership is based on 8,172,930 shares of our Common Stock outstanding as of December 11, 2025.

(3)	Because the Selling Stockholders may offer and sell all, only some portion or none of the Shares being offered pursuant to this prospectus and may acquire additional shares of our Common Stock in the future, we can only estimate the number and percentage of shares of our Common Stock that the Selling Stockholder will hold upon termination of the Offering. The column titled “Common Stock Owned After Offering” assumes that the Selling Stockholders will sell all of its respective Shares and no other shares of our Common Stock are acquired or sold by the Selling Stockholders prior to completion of this Offering.

(4)	Everett C Powell III is the Managing Partner of AAA and may be deemed to have dispositive power over the securities owned by AAA. Pursuant to the AAA Agreement, AAA assigned all of its voting interests with respect to all AAA Shares via proxy to John Hilburn Davis IV, the Company’s President and Chief Executive Officer. The address for AAA is 2121 14th Street, Tuscaloosa, Alabama 35401.

(5)	Includes the number of shares of Common Stock beneficially owned by this Selling Stockholder as of December 11, 2025, consisting of the 285,714 AAA Shares issuable to AAA pursuant to the AAA Agreement that are being registered for resale under this prospectus.

(6)	Includes 285,714 AAA Shares issuable to AAA pursuant to the AAA Agreement that are being registered for resale under this prospectus.

(7)	Assumes the sale of all 285,714 AAA Shares registered pursuant to this prospectus by AAA.

(8)	Jay Ezelle is the incorporator and general counsel of Rallytown and may be deemed to have dispositive power over the securities owned by Rallytown. Pursuant to the Rallytown Agreement, Rallytown assigned all of its voting interests with respect to all Rallytown Shares via proxy to John Hilburn Davis IV, the Company’s President and Chief Executive Officer. The address of Rallytown is 100 Brookwood Place, 7th Floor, Birmingham, Alabama 35209.

(9)	Includes the number of shares of Common Stock beneficially owned by this Selling Stockholder as of December 11, 2025, consisting of 857,143 Rallytown Shares issuable to Rallytown pursuant to the Rallytown Agreement that are being registered for resale under this prospectus.

(10)	Includes 857,143 Rallytown Shares issuable to Rallytown pursuant to the Rallytown Agreement that are being registered for resale under this prospectus.

(11)	Assumes the sale of all 857,143 Rallytown Shares registered pursuant to this prospectus by Rallytown.

(12)	Dan Holifield is the Vice President, Corporate Controller of Learfield Communications LLC and may be deemed to have dispositive power over the securities owned by Crimson Tide. Pursuant to the Crimson Tide Agreement, Crimson Tide assigned all of its voting interests with respect to all Crimson Tide Shares via proxy to John Hilburn Davis IV, the Company’s President and Chief Executive Officer. The address of Crimson Tide is c/o Learfield Communications LLC, 5400 Lyndon B. Johnson Freeway, Suite 100, Dallas, Texas 75240.

(13)	Includes the number of shares of Common Stock beneficially owned by this Selling Stockholder as of December 11, 2025, consisting of 35,850 Crimson Tide Shares issuable to Crimson Tide pursuant to the Crimson Tide Agreement that are being registered for resale under this prospectus.

(14)	Includes 35,850 Crimson Tide Shares issuable to Crimson Tide pursuant to the Crimson Tide Agreement that are being registered for resale under this prospectus.

(15)	Assumes the sale of all 35,850 Crimson Tide Shares registered pursuant to this prospectus by Crimson Tide.

(16)	Walker Jones is the Executive Director of Grove Collective and may be deemed to have dispositive power over the securities owned by Grove Collective. Pursuant to the Grove Collective Agreement, Grove Collective assigned all of its voting interests with respect to all Grove Collective Shares via proxy to John Hilburn Davis IV, the Company’s President and Chief Executive Officer. The address of Grove Collective is 405 Galeria Drive, Suite A, Oxford, Mississippi 38655.

(17)	Includes the number of shares of Common Stock beneficially owned by this Selling Stockholder as of December 11, 2025, consisting of 385,107 Grove Collective Shares issuable to Grove Collective pursuant to the Grove Collective Agreement that are being registered for resale under this prospectus.

(18)	Includes 385,107 Grove Collective Shares issuable to Grove Collective pursuant to the Grove Collective Agreement that are being registered for resale under this prospectus.

(19)	Assumes the sale of all 385,107 Grove Collective Shares registered pursuant to this prospectus by Grove Collective.

(20)	Dan Holifield is the Vice President, Corporate Controller of Learfield Communications LLC and may be deemed to have dispositive power over the securities owned by Buffalo Sports. Pursuant to Buffalo Sports Agreement, Buffalo Sports assigned all of its voting interests with respect to all Buffalo Sports Shares via proxy to John Hilburn Davis IV, the Company’s President and Chief Executive Officer. The address of Buffalo Sports is c/o Learfield Communications LLC, 5400 Lyndon B. Johnson Freeway, Suite 100, Dallas, Texas 75240.

(21)	Includes the number of shares of Common Stock beneficially owned by this Selling Stockholder as of December 11, 2025, consisting of 157,186 Buffalo Sports Shares issuable to Buffalo Sports pursuant to the Buffalo Sports Agreement that are being registered for resale under this prospectus.

(22)	Includes 157,186 Buffalo Sports Shares issuable to Buffalo Sports pursuant to the Buffalo Sports Agreement that are being registered for resale under this prospectus.

(23)	Assumes the sale of all 157,186 Buffalo Sports Shares registered pursuant to this prospectus by Buffalo Sports.

Selling Stockholders’ Agreements

AAA Tuscaloosa, LLC

On July 21, 2025, the Company entered into the AAA Agreement with AAA, a Selling Stockholder. Although the AAA Agreement has a stated effective date of July 16, 2025, it became a binding obligation of the Company upon becoming fully executed by the parties on July 21, 2025. AAA is acting as the NIL marketing agent for student-athletes attending the University of Alabama. Pursuant to the terms of the AAA Agreement, AAA engaged the Company to manufacture the AAA Exclusive Apparel Products. Such AAA Exclusive Apparel Products, manufactured exclusively by the Company, are to be sold directly by AAA through its website and brick-and-mortar locations in Tuscaloosa, Alabama.

The Company has general discretion to develop designs, technical specifications, and prototypes for the AAA Exclusive Apparel Products and has agreed to use its best efforts to invest approximately $1,000,000 in its continued marketing, technology and product development by the end of 2025, with the majority of such investment to be deployed by the Company on digital ad spend, influencer marketing and related expenses.

During the AAA Term, AAA has agreed to only engage the Company to produce the AAA Exclusive Apparel Products. In exchange, the Company agreed to issue AAA $1,000,000 worth of Common Stock for each year of the AAA Term, or 285,714 AAA Shares in the aggregate, with an additional $1,000,000 of Common Stock issuable for each such one-year extension. Pursuant to the AAA Agreement, the number of AAA Shares issued is be based on the VWAP of the Common Stock, shall vest immediately upon issuance, and include a guaranteed make-whole provision for the first 15-months to guarantee the total dollar value of the shares, such that if the price of the Common Stock declines, the Company shall issue either additional shares of Common Stock or cash to make up such difference. Pursuant to the AAA Agreement, AAA assigned all of its voting interests with respect to all Shares via proxy to John Hilburn Davis IV, the Company’s President and Chief Executive Officer.

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Rallytown, LLC (f/k/a Traffic Holdco, LLC)

On July 21, 2025, the Company entered into the Rallytown Agreement with Rallytown, a Selling Stockholder. While the Rallytown Agreement has a stated effective date of July 16, 2025, it became a binding obligation of the Company upon becoming fully executed by the parties on July 21, 2025. Rallytown is acting as the NIL marketing agent for the University Clients and holds the necessary Local Licenses to grant exclusive manufacturing rights to produce apparel products bearing the University Clients’ logos and trademarks, and using student-athlete NIL for distribution as a local licensee of the University Clients.

Pursuant to the terms of the Rallytown Agreement, Rallytown engaged the Company to manufacture the University Client Exclusive Apparel Product. Such University Client Exclusive Apparel Products, manufactured exclusively by the Company, are to be sold directly by the University Clients through their respective websites or any brick-and-mortar locations within close proximity to such University Clients.

Rallytown has guaranteed that at least three University Clients will grant the Company exclusive manufacturing rights with respect to University Client Exclusive Apparel Products, whereby each of the University Clients will enter into an Authorized Manufacturing Agreement with the Company, with current plans to secure additional agreements from collegiate institutions, including, but not limited to, institutions from the Southeastern Conference and the Big Ten Conference.

The Company has general discretion to develop designs, technical specifications, and prototypes for the University Client Exclusive Apparel Products. In connection with the Company’s continued marketing, technology and product development initiatives, it has agreed to use its best efforts to invest approximately $1,000,000 during the first year of each Authorized Manufacturing Agreement it enters into with each University Client, with the majority of such investment to be deployed by the Company on digital ad spend, influencer marketing and related expenses.

The Rallytown Agreement is for a term of 3-years (the “Rallytown Term”), with the option to renew for successive one-year terms, and Rallytown has agreed to engage the Company on an exclusive basis to produce the University Client Exclusive Apparel Products during the Rallytown Term. In exchange, the Company agreed to issue Rallytown $1,000,000 worth of Common Stock, based on the WVAP, for each year of the Rallytown Term for each University Client that enters into an Authorized Manufacturer Agreement with the Company, or 857,143 Rallytown Shares in the aggregate. Such Rallytown will be issued to Rallytown up front for all 3-years of the Rallytown Term and are to be issued upon the signing of each subject Authorized Manufacturer Agreement. For example, if three University Clients enter into Authorized Manufacturer Agreements, the Company will issue $9,000,000 in Common Stock to Rallytown, or $3,000,000 worth of Common Stock per University Client.

Crimson Tide Sports Marketing, LLC

On July 23, 2025, the Company entered into the July Crimson Tide Agreement with Crimson Tide, a Selling Stockholder, relating to sponsorship and specific inventory items with respect to the University of Alabama, solely with respect to its athletic department as set forth in the July Crimson Tide Agreement. As partial consideration for Crimson Tide’s exclusive engagement and continued relationship pursuant to the July Crimson Tide Agreement, the Company agreed to Crimson Tide $150,000 worth of Common Stock, or 11,373 July Crimson Tide Shares in the aggregate.

The July Crimson Tide Agreement is for a term of one year and includes a make-whole guarantee whereby the Company agreed to guarantee the dollar value of the July Crimson Tide Shares by granting to Crimson Tide the July Crimson Tide Make-Whole Guarantee. The July Crimson Tide Make-Whole Guarantee is payable by the Company in either additional shares of Common Stock or cash.

On October 3, 2025, the Company entered into the October Crimson Tide Agreement with Crimson Tide, relating to sponsorship and specific inventory items with respect to the University of Alabama, solely with respect to its athletic department as set forth in the October Crimson Tide Agreement. As partial consideration for Crimson Tide’s exclusive engagement and continued relationship pursuant to the October Crimson Tide Agreement, the Company agreed to Crimson Tide $180,000 worth of Common Stock, or 24,477 October Crimson Tide Shares.

The October Crimson Tide Agreement is for a term of one year and includes a make-whole guarantee whereby the Company agreed to guarantee the dollar value of the October Crimson Tide Shares by granting to Crimson Tide the October Crimson Tide Make-Whole Guarantee. The October Crimson Tide Make-Whole Guarantee is payable by the Company in either additional shares of Common Stock or cash.

The Grove Collective, LLC

On November 19, 2025, the Company entered into the Grove Collective Agreement with Grove Collective, a Selling Stockholder. Grove Collective is acting as the NIL marketing agent for student-athletes attending the University of Mississippi. Pursuant to the terms of the Grove Collective Agreement, Grove Collective has engaged the Company to manufacture the Grove Collective Exclusive Apparel Products. Such Grove Collective Exclusive Apparel Products, manufactured exclusively by the Company, are to be sold directly by Grove Collective through its website (www.thegrovecollective.com) or any future brick and mortar locations in Mississippi.

The Company has general discretion to develop designs, technical specifications, and prototypes for the Grove Collective Exclusive Apparel Products and has agreed to use its best efforts to (i) invest approximately $500,000 per year, for 3 years, to the specific student-athlete funds as directed by Grove Collective, and (ii) spend, at the Company’s direction, $500,000 per year on digital ad spend, influencer marketing, and related expenses.

The Grove Collective Agreement is for a term of 3-years (the “Grove Collective Term”), with the option to renew for successive one-year terms, and during the Grove Collective Term, Grove Collective has agreed to only engage the Company to produce the Grove Collective Exclusive Apparel Products. In exchange, the Company agreed to issue Grove Collective $3,000,000 worth of Common Stock, or 385,107 Grove Collective Shares, representing the consideration payable by the Company to Grove Collective for the 3-year Grove Collective Term. In the event the Grove Collective Term is extended, the Company shall issue Grove Collective an additional $1,000,000 worth of Common Stock for each such one-year extension. The number of additional shares to be issued, if any, shall is based on the VWAP of the Common Stock for the 5-day period ending one day prior to the date of issuance. The Grove Collective Agreement also provides that, for the first 15-months of the Grove Collective Term, if the trading price of the Common Stock declines, the Company will either issue additional shares of Common Stock, or pay cash, to Grove Collective to make up such difference.

The Company agreed to file a registration statement with the SEC covering the resale of the Grove Collective Shares by January 2, 2026. Pursuant to the Grove Collective Agreement, Grove Collective assigned all of its voting interests with respect to all Grove Collective Shares via proxy to John Hilburn Davis IV, the Company’s President and Chief Executive Officer.

Buffalo Sports Properties, LLC

On December 3, 2025, Company closed on the Buffalo Sports Agreement with Buffalo Sports, a Selling Stockholder, pursuant to which Buffalo Sports agreed to provide the Colorado Benefits to the Company. While the Buffalo Sports Agreement is dated November 1, 2025 and has a stated effective date of December 1, 2025, the Buffalo Sports Agreement did not become a binding obligation of the Company until it was fully executed by the parties on December 3, 2025.

The Buffalo Sports Agreement is for a team of 3-years, beginning effective December 1, 2025 and ending December 31, 2028 (the “Buffalo Sports Term”). As consideration for Buffalo Sports providing the Colorado Benefits to the Company, the Company agreed to pay Buffalo Sports the Buffalo Sports Sponsorship Fee, consisting of $350,000 payable in Buffalo Sports Shares, and $200,000 in cash for each year of the Bufalo Sports Term, for an aggregate of 157,186 Buffalo Sports Shares. The Bufalo Sports Shares are subject to a guaranteed make-whole provision for 18-months to guarantee the total dollar value of the Bufalo Sports Shares, such that if the price of the Common Stock declines, the Company shall issue either additional shares of Common Stock, or cash, to Buffalo Sports to make up such difference. Additionally, the Company agreed to pay the Revenue Share to Buffalo Sports, which Revenue Share is to be used as a fund to secure University of Colorado NIL activities.

The Company agreed to file a registration statement covering the resale of the Bufalo Sports Shares by January 17, 2026. Pursuant to the Agreement, Buffalo Sports assigned all of its voting interests with respect to all Bufalo Sports Shares via proxy to John Hilburn Davis IV, the Company’s President and Chief Executive Officer.

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PLAN OF DISTRIBUTION

We are registering the Shares to permit the resale of those Shares under the Securities Act from time to time after the date of this Prospectus at the discretion of the Selling Stockholders. We will not receive any of the proceeds from the sale by the Selling Stockholders of the Shares.

Each Selling Stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its Shares on the Nasdaq Capital Market, or any other stock exchange, market, quotation service or trading facility on which the Shares are traded or in private transactions, provided that all applicable laws are satisfied. The Selling Stockholders may also sell their Shares directly or through one or more underwriters, broker-dealers, or agents. If the Shares are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling its Shares:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this Prospectus is a part;

●	broker-dealers may agree with the Selling Stockholder to sell a specified number of such Shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell the Shares pursuant to Rule 144 under the Securities Act, if available, rather than under this Prospectus. In addition, the Selling Stockholder may transfer the Shares by other means not described in this Prospectus.

If the Selling Stockholders effect such transactions by selling Common Stock to or through underwriters, broker-dealers, or agents, such underwriters, broker-dealers, or agents may receive commissions in the form of discounts, concessions, or commissions from the Selling Stockholders or commissions from purchasers of the Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions, or commissions as to particular underwriters, broker-dealers, or agents may be in excess of those customary in the types of transactions involved). Broker-dealers engaged by any Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of Shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

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In connection with sales of Common Stock or interests therein, a Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging in positions they assume. A Selling Stockholder may also sell Common Stock short and deliver Common Stock covered by this Prospectus to close out its short positions and to return borrowed shares in connection with such short sales. A Selling Stockholder may also loan or pledge Common Stock to broker-dealers that in turn may sell such Common Stock. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Common Stock offered by this Prospectus, which Common Stock such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders may pledge or grant a security interest the Shares owned by them, and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Shares from time to time pursuant to this Prospectus or any amendment to this Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this Prospectus. The Selling Stockholders also may transfer and donate the Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this Prospectus.

To extent required by the Securities Act and the rules and regulations thereunder, the Selling Stockholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act, in connection with such sales. In such event, any commissions received by, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of any Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed that will set forth the aggregate amount of Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions, and other terms constituting compensation from the Selling Stockholder and any discounts, commissions, or concessions allowed or re-allowed or paid to broker-dealers.

Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Shares.

Once this registration statement becomes effective, we intend to file the final prospectus with the SEC in accordance with SEC Rules 172 and 424. Provided we are not the subject of any SEC stop orders and we are not subject to any cease and desist proceedings, the obligation to deliver a final prospectus to a purchaser will be deemed to have been met.

There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale Shares by the Selling Stockholders.

Under the securities laws of some states, the Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless such shares have been registered or qualified for sale in such state, or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Stockholders will sell any or all of its Shares registered pursuant to the registration statement of which this Prospectus forms a part.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to the Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of Shares by the Selling Stockholders or any other person. All of the foregoing provisions may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

We will pay all expenses of the registration of the Shares, estimated to be approximately $ in total, including, without limitation, SEC filing fees, expenses of compliance with state securities or “blue sky” laws, and legal and accounting fees; provided, however, that the Selling Stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Stockholders against liabilities, including some liabilities under the Securities Act, in accordance with applicable registration rights agreements, if any, or the Selling Stockholders will be entitled to contribution. We may be indemnified by the Selling Stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholders specifically for use in this Prospectus, in accordance with the applicable definitive documents entered into with each such Selling Stockholder, or we may be entitled to contribution.

We agreed to keep this prospectus effective until the earlier of the date on which all of the Shares (i) may be resold by the Selling Stockholders without registration and without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, or (ii) have been sold pursuant to this Prospectus or Rule 144 under the Securities Act or any other rule of similar effect.

Once sold under the registration statement of which this prospectus forms a part, the Shares will be freely tradable in the hands of persons other than our affiliates.

Transfer Agent and Registrar

The transfer agent for our common stock is VStock Transfer, LLC

Nasdaq Listing

Our Common Stock is listed for trading on The Nasdaq Capital Market under the symbol “DBGI”. On December 11, 2025, the last reported sale price of our Common Stock was $8.32 per share.

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Legal Proceedings

We are currently involved in, and may in the future be involved in, legal proceedings, claims, and government investigations in the ordinary course of business. These include proceedings, claims, and investigations relating to, among other things, regulatory matters, commercial matters, intellectual property, competition, tax, employment, pricing, discrimination, consumer rights, personal injury, and property rights. These matters also include the following:

●	On March 21, 2023, a vendor filed a lawsuit against the Company related to trade payables totaling approximately $43,501. Such amounts include interest due, and are included in accounts payable, net of payments made to date, in the accompanying consolidated balance sheets. The Company does not believe it is probable that the losses in excess of such trade payables will be incurred.

●	On November 16, 2023, a vendor filed a lawsuit against the Company related to trade payables totaling approximately $345,384, which represents past due fees and late fees. Such amounts are included in the accompanying balance sheets. The Company does not believe it is probable that the losses in excess of such pay trade payables will be incurred.

●	On March 20, 2024, a former temporary worker engaged through a third-party placement agency, who was never an employee of the Company, filed a wrongful termination lawsuit against the Company. The Company is disputing this claim. This matter is scheduled for arbitration this fall.

●	On April 17, 2024, a former employee filed a wrongful termination lawsuit against the Company. The employee was part of the marketing team, which was fully transitioned to a third-party outsourced marketing solution. The Company disputed the claim and initially pursued arbitration; however, the matter was settled in May 2025 for a payment by the Company of $81,000. Of this amount, $41,000 was paid in late June 2025, with the remaining $40,000 to be paid in three equal installments of $13,000 at the end of July 2025, August 2025 and September 2025.

●	In June 2021, a vendor filed a lawsuit against Bailey related to a retail store lease in the amount of $1,500,000. The Company is disputing the claim for damages and the matter is ongoing. The vendor has recently updated the claim to now be $450,968 after signing a long-term lease with another brand for this location. The Company is disputing this new amount after review of the lease.

●	On November 15, 2023, a vendor, Simon Showroom, filed a lawsuit against the Company related to trade payables totaling approximately $582,208, representing “double damages,” while the actual amount due to the vendor was $292,604. The case was settled in full on December 10, 2024, for a total settlement amount of $400,000. As part of the settlement, the Company paid $50,000 in December 2024, followed by a $60,000 payment in February 2025. As of June 30, 2025, the Company had an outstanding balance of $130,000 remaining, with monthly payments of $30,000 being made under the terms of the settlement agreement.

All claims above, to the extent management believes it will be liable, have been included in accounts payable and accrued expenses and other liabilities in the accompanying unaudited condensed consolidated balance sheet as of September 30, 2025.

 Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the placement agent and the placement agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent and should not be relied upon by investors.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Lucosky Brookman LLP.

EXPERTS

The audited financial statements of the Company as of December 31, 2024 and 2023 and for the years then ended, appearing in this prospectus and the registration statement, have been audited by Macias, Gini and O’Connell LLP, independent registered public accounting firm, as set forth in its report herein. Such financial statements have been so included in reliance upon the reports of such firm given upon its authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document is not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. You may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is located at http://www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, are required to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at ir.digitalbrandsgroup.co. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

76

INDEX TO FINANCIAL STATEMENTS

DIGITAL BRANDS GROUP, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

DIGITAL BRANDS GROUP, INC.

FINANCIAL STATEMENTS

SEPTEMBER 30, 2025 AND 2024

Condensed Consolidated Balance Sheets as of September 30, 2025 (Unaudited), and December 31, 2024	F-31
Unaudited Condensed Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2025, and 2024	F-32
Unaudited Condensed Consolidated Statements of Stockholders’ Equity (Deficit) for the Three and Nine Months Ended September 30, 2025, and 2024	F-33
Unaudited Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2025, and 2024	F-34
Notes to Unaudited Condensed Consolidated Financial Statements	F-35

F-1

Report of Independent Registered Public Accounting Firm

(PCAOB ID 324)

To the Board of Directors and Shareholders of Digital Brands Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Digital Brands Group, Inc. and Subsidiaries (collectively, the “Company”) as of December 31, 2024 and December 31,2023, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related consolidated notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and December 31, 2023, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s recurring net losses since inception, negative cash flow from operations and lack of liquidity raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Macias Gini & O’Connell LLP

We have served as the Company’s auditor since 2023.

Irvine, California

April 9, 2025

F-2

DIGITAL BRANDS GROUP, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$164,431	$20,773
Accounts receivable, net	44,067	74,833
Due from factor, net	390,186	337,811
Inventory	3,823,940	4,849,600
Prepaid expenses and other current assets	274,643	276,670
Total current assets	4,697,267	5,559,687
Property, equipment and software, net	24,089	55,509
Goodwill	8,973,501	8,973,501
Intangible assets, net	6,120,039	9,982,217
Deposits	75,431	75,431
Right of use asset	-	689,688
Total assets	$19,890,327	$25,336,033

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$6,424,661	$7,538,902
Accrued expenses and other liabilities	5,257,102	4,758,492
Due to related parties	411,921	400,012
Convertible note payable, net	100,000	100,000
Accrued interest payable	2,328,078	1,996,753
Loan payable, current	2,798,116	2,325,842
Promissory note payable, net	3,500,000	4,884,592
Right of use liability, current portion	-	1,210,814
Total current liabilities	20,819,878	23,215,407
Loan payable	150,000	150,000
Deferred tax liability	248,990	368,034
Total liabilities	21,218,868	23,733,441

Commitments and contingencies

Stockholders’ equity (deficit):
Undesignated preferred stock, $0.0001 par, 10,000,000 shares authorized, 0 shares issued and outstanding as of both December 31, 2024 and December 31, 2023	-	-
Series A convertible preferred stock, $0.0001 par, 6,300 shares designated, 6,300 shares issued and outstanding as of both December 31, 2024 and December 31, 2023	1	1
Series C convertible preferred stock, $0.0001 par, 1,344 and 4,786 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	1	1
Common stock, $0.0001 par, 1,000,000,000 shares authorized, 838,584 and 22,285 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	83	110
Additional paid-in capital	125,772,412	115,596,929
Accumulated deficit	(127,101,038)	(113,994,449)
Total stockholders’ equity (deficit)	(1,328,541)	1,602,592
Total liabilities and stockholders’ equity (deficit)	$19,890,327	$25,336,033

See the accompanying notes to the consolidated financial statements.

F-3

DIGITAL BRANDS GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended
	December 31,
	2024	2023
Net revenues	$11,555,656	$14,916,422
Cost of net revenues	7,911,536	8,372,642
Gross profit	3,644,120	6,543,780

Operating expenses:
General and administrative	8,652,361	14,299,389
Sales and marketing	2,896,698	4,035,835
Distribution	907,843	1,002,343
Impairment of intangible assets	1,388,000	-
Change in fair value of contingent consideration	-	(10,698,475)
Total operating expenses	13,844,902	8,639,092

Loss from operations	(10,200,782)	(2,095,312)

Other expense:
Interest expense	2,941,171	5,517,118
Other non-operating expenses	83,680	704,166
Total other expense, net	3,024,851	6,221,284

Income tax benefit (provision)	119,044	(368,034)
Net loss from continuing operations	(13,106,589)	(8,684,630)
(Loss) from discontinued operations, net of tax	-	(1,562,503)
Net loss	$(13,106,589)	$(10,247,133)

Weighted average common shares outstanding - basic and diluted	170,853	22,385
Net loss per common share - basic and diluted	$(76.71)	$(457.78)

See the accompanying notes to the consolidated financial statements.

F-4

DIGITAL BRANDS GROUP, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

	Series A Convertible		Series C Convertible						Total
	Preferred Stock		Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balances at December 31, 2022	6,300	$1	-	$-	3,575	$-	$96,294,141	$(103,747,316)	$(7,453,174)
Issuance of common stock pursuant to private placement	-	-	-	-	1,022	-	4,463,076	-	4,463,076
Shares and warrants issued with notes	-	-	-	-	88	-	658,494	-	658,494
Conversion of notes into preferred stock	-	-	5,761	1	-	-	5,759,177	-	5,759,177
Issuance of common stock pursuant to disposition	-	-	-	-	1,562	-	1,357,043	-	1,357,043
Common stock issued for services	-	-	-	-	2,198	-	1,656,427	-	1,656,428
Exercise of Warrants	-	-	-	-	2,476	-	1,167,565	-	1,167,566
Issuance of common stock pursuant to private placement, net of offering cost	-	-	-	-	10,278	-	3,832,304	-	3,832,305
Conversion of preference shares into common stock	-	-	(975)	-	1,088	-	-	-	-
Stock-based compensation	-	-	-	-	-	-	408,810	-	408,810
Effect of reverse stock split	-	-	-	-	-	2	-	-	2
Net loss	-	-	-	-	-	-	-	(10,247,133)	(10,247,133)
Balances at December 31, 2023	6,300	1	4,786	1	22,287	$2	115,597,037	(113,994,449)	1,602,592
Issuance of common stock pursuant to private placements	-	-	-	-	806,754	81	9,374,360	-	9,374,441
Conversion of debt and interest into common stock	-	-	-	-	3,120	-	318,767	-	318,767
Shares issued for services	-	-	-	-	2,582	-	312,634	-	312,634
Conversion of preferred shares into common stock	-	-	(3,442)	-	3,840	-	-	-	-
Stock-based compensation	-	-	-	-	-	-	169,614	-	169,614
Net loss	-	-	-	-	-	-	-	(13,106,589)	(13,106,589)
Balances at December 31, 2024	6,300	$1	1,344	$1	838,584	$83	$125,772,412	$(127,101,038)	$(1,328,541)

See the accompanying notes to the consolidated financial statements.

F-5

DIGITAL BRANDS GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,
	2024		2023
Cash flows from operating activities:
Net loss		$(13,106,589)	$(10,247,133)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization		2,505,598	3,249,194
Amortization of loan discount and fees		2,429,591	3,937,007
Impairment of intangibles		1,388,000	-
Loss on extinguishment of debt		-	716,517
Loss on disposition of business		-	1,523,940
Stock-based compensation		169,614	408,810
Shares issued for services		312,635	1,656,428
Shares issued for loan interest conversion		4,950	-
Change in credit reserve		(151,611)	202,761
Change in fair value of contingent consideration		-	(10,698,475)
Non-cash lease expense		81,374	-
Deferred tax expense		(119,044)	368,034
Changes in operating assets and liabilities:
Accounts receivable, net		30,766	497,771
Due from factor		99,236	144,755
Inventory		1,025,660	375,682
Prepaid expenses and other current assets		2,027	551,259
Accounts payable		(1,114,242)	1,900
Accrued expenses and other liabilities		498,610	1,047,730
Deferred revenue		-	(183,782)
Accrued interest payable		381,678	434,958
Due to related parties		11,909	-
Lease liabilities		(602,500)	-
Net cash used in operating activities		(6,152,338)	(6,012,644)
Cash flows from investing activities:
Purchase of property, equipment and software		-	(29,675)
Deposits		-	118,494
Net cash provided by investing activities		-	88,819
Cash flows from financing activities:
Repayments from related party advances		-	(155,205)
Advances from factor		-	154,073
Issuance of loans and note payable		790,977	5,479,611
Repayments of convertible notes and loan payable		(3,869,422)	(10,129,811)
Exercise of warrants		-	1,167,566
Issuance of common stock in public offering		9,374,441	8,145,381
Net cash provided by financing activities		6,295,996	4,661,615
Net change in cash and cash equivalents		143,658	(1,262,210)
Cash and cash equivalents at beginning of year		20,773	1,283,282
Cash and cash equivalents at end of year		$164,431	$20,773

Supplemental disclosure of cash flow information:
Cash paid for income taxes		$-	$-
Cash paid for interest		$1,838,682	$711,815

Supplemental disclosure of non-cash investing and financing activities:
Right of use asset	$		$467,738
Shares issued for services and conversion of accounts payable		$313,816	$-
Conversion of preferred shares into common stock		$-	$-
Conversion of notes into preferred stock		$-	$5,759,177

See the accompanying notes to the consolidated financial statements.

F-6

DIGITAL BRANDS GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Digital Brands Group, Inc. (the “Company” or “DBG”), was organized on September 17, 2012 under the laws of Delaware as a limited liability company under the name Denim.LA LLC. The Company converted to a Delaware corporation on January 30, 2013 and changed its name to Denim.LA, Inc. Effective December 31, 2020, the Company changed its name to Digital Brands Group, Inc. (DBG).

On February 12, 2020, Denim.LA, Inc. entered into an Agreement and Plan of Merger with Bailey 44, LLC (“Bailey”), a Delaware limited liability company. On the acquisition date, Bailey 44 , LLC became a wholly owned subsidiary of the Company. See Note 4.

On August 30, 2021, the Company closed its acquisition of Mosbest, LLC dba Stateside (“Stateside”) pursuant to its Membership Interest Purchase Agreement with Moise Emquies to purchase 100% of the issued and outstanding equity of Stateside. On the acquisition date, Stateside became a wholly owned subsidiary of the Company. See Note 4.

On December 30, 2022, the Company closed its previously announced acquisition of Sunnyside, LLC dba Sundry (“Sundry”) pursuant to its Second Amended and Restated Membership Interest Purchase Agreement with Moise Emquies to purchase 100% of the issued and outstanding equity of Sundry. On the acquisition date, Sundry became a wholly owned subsidiary of the Company. See Note 4.

On June 21, 2023, the Company and the former owners of H&J executed a Settlement Agreement and Release (the “Settlement Agreement”) whereby contemporaneously with the parties’ execution of the Settlement Agreement (i) the Company agreed to make an aggregate cash payment of $229,000 to D. Jones Tailored Collection, Ltd. (“D. Jones”), (ii) the Company issued 39,052 shares of common stock to D. Jones, and (iii) the Company assigned and transferred one hundred percent (100%) of the Company’s membership interest in H&J to D. Jones. The H&J Settlement was accounted for a business disposition.

Reverse Stock Splits

On August 21, 2023, the Board of Directors approved a one-for-25 reverse stock split of its issued and outstanding shares of common stock and a proportional adjustment to the existing conversion ratios for each series of the Company’s preferred stock. The reverse stock split became effective as of August 22, 2023. Accordingly, all share and per share amounts for all periods presented in the accompanying consolidated financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect this reverse stock split and adjustment of the preferred stock conversion ratios.

On December 11, 2024, the Board of Directors approved a one-for-50 reverse stock split of its issued and outstanding shares of common stock and a proportional adjustment to the existing conversion ratios for each series of the Company’s preferred stock. The reverse stock split became effective as of December 11, 2024. Accordingly, all share and per share amounts for all periods presented in the accompanying consolidated financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect this reverse stock split and adjustment of the preferred stock conversion ratios.

F-7

NOTE 2: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis. The Company has not generated profits since inception, has sustained net losses of $13,106,589 and $10,247,133 for the years ended December 31, 2024 and 2023, respectively, and has incurred negative cash flows from operations for the years ended December 31, 2024 and 2023. The Company has historically lacked liquidity to satisfy obligations as they come due and as of December 31, 2024, and the Company had a working capital deficit of $16,122,611. These factors, among others, arise substantial doubt about the Company’s ability to continue as a going concern. The Company expects to continue to generate operating losses for the foreseeable future. The accompanying consolidated financial statements do not include any adjustments as a result of this uncertainty.

Through the date the financial statements were available to be issued, the Company has been primarily financed through the issuance of capital stock and debt. In the event that the Company cannot generate sufficient revenue to sustain its operations, the Company will need to reduce expenses, which it has done, or obtain financing through the sale of debt and/or equity securities, which it has done. The issuance of additional equity would result in dilution to existing shareholders, which did occur in February 2025. If the Company is unable to obtain additional funds when they are needed or if such funds cannot be obtained on terms acceptable to the Company, the Company would be unable to execute upon the business plan or pay costs and expenses as they are incurred, which would have a material, adverse effect on the business, financial condition and results of operations. While the Company has several potential sources of cash including cash warrants that are registered and exercisable that are in the money, the ability to file for an ELOC and shelf eligibility for an At-The-Market (“ATM”), no assurance can be given that the Company will be successful in these efforts.

Management’s Plans

In February 2025, the Company completed an offering consisting of the sale of common stock, warrants and pre-funded warrants for gross proceeds of $7,500,000, before deducting placement agent fees and commissions and other offering expenses. Refer Note 14 Subsequent events for further detail.

As of April 4, 2025, the date of issuance of these condensed consolidated financial statements, the Company expects that its cash and cash equivalents of $164,433, together with the net proceeds received from the February 2025 offering, and measures described below, will be sufficient to fund its operating expenses, debt obligations and capital expenditure requirements for at least one year from the date these consolidated financial statements are issued.

Throughout the next twelve months, the Company intends to fund its operations from the funds raised through the offering.  Additionally, the Company intends to fund operations from increased revenues due to its new marketing efforts and increased wholesale pricing and a more wholesale doors, through settlement and renegotiation of aged payables, conversions of outstanding debt and accrued interest, and continuing its cost cutting measures, which the Company has already made during the first three months of 2025.

The Company also plans to continue to fund its capital funding needs through a combination of public or private equity offerings, debt financings or other sources. This includes warrant exercises, an equity line of credit and At-The-Market (“ATM”) equity financings made available to us.  The Company has 22,730,680 warrants outstanding in connection with the offering in Registration Statement No. 3330-284508 filed on February 18, 2025.  The Company has an inducement agreement that was signed by the Company and the investors that allows the Company at its discretion to require the warrant holders to exercise warrants up to an aggregate value of $2 million in  warrants per thirty calendar days commencing on April 8, 2025, which would increase the Company’s cash position by $15 million over the next eight months.

There can be no assurance as to the availability or terms upon which such financing and capital might be available in the future. If the Company is unable to secure additional funding, it may be forced to curtail or suspend its business plans.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”).

Principles of Consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries Bailey, Stateside and Sundry from the dates of acquisition. All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Equivalents and Concentration of Credit Risk

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. As of December 31, 2024 and 2023, the Company did not hold any cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits of $250,000.

F-8

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, prepaid expenses, accounts payable, accrued expenses, due to related parties, related party note payable, and convertible debt. The carrying value of these assets and liabilities is representative of their fair market value, due to the short maturity of these instruments.

Accounts Receivable and Expected Credit Loss

We carry our accounts receivable at invoiced amounts less allowances for customer credit losses and other deductions to present the net amount expected to be collected on the financial asset. All receivables are expected to be collected within one year of the consolidated balance sheet. We do not accrue interest on the trade receivables. Management evaluates the ability to collect accounts receivable based on a combination of factors. Receivables are determined to be past due based on individual credit terms. An allowance for credit losses is maintained based on the length of time receivables are past due, historical collections, or the status of a customer’s financial position. Receivables are written off in the year deemed uncollectible after efforts to collect the receivables have proven unsuccessful. We do not have any off-balance sheet credit exposure related to our customers.

We periodically review accounts receivable, estimate an allowance for bad debts, and simultaneously record the appropriate expense in the statement of operations. Such estimates are based on general economic conditions, the financial conditions of customers, and the amount and age of past due accounts. Past due accounts are written off against that allowance only after all collection attempts have been exhausted and the prospects for recovery are remote. Recoveries of accounts receivable previously written off are recorded as income when received. The Company provides credit to its customers in the normal course of business and has established credit evaluation and monitoring processes to mitigate credit risk.

As of December 31, 2024 and December 31, 2023, the Company determined an allowance for credit losses of $295,837 and $41,854, respectively.

Inventory

Inventory is stated at the lower of cost or net realizable value and accounted for using the weighted average cost method for DSTLD and first-in, first-out method for Bailey, Stateside and Sundry. The inventory balances as of December 31, 2024 and 2023 consist substantially of finished good products purchased or produced for resale, as well as any raw materials the Company purchased to modify the products and work in progress.

Inventory consisted of the following:

	December 31,
	2024	2023
Raw materials	$665,450	$695,580
Work in process	250,820	585,387
Finished goods	2,907,670	3,568,633
Inventory	$3,823,940	$4,849,600

Property, Equipment, and Software

Property, equipment, and software are recorded at cost. Depreciation/amortization is recorded for property, equipment, and software using the straight-line method over the estimated useful lives of assets. The Company reviews the recoverability of all long-lived assets, including the related useful lives, whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset might not be recoverable. The balances at December 31, 2024 and 2023 consist of software with three (3) year lives, property and equipment with three (3) to ten (10) year lives, and leasehold improvements which are depreciated over the shorter of the lease life or expected life.

Depreciation and amortization charges on property, equipment, and software are included in general and administrative expenses and amounted to $31,422 and $50,823 for the years ended December 31, 2024 and 2023, respectively.

F-9

Business Combinations

The Company accounts for acquisitions in which it obtains control of one or more businesses as a business combination. The purchase price of the acquired businesses is allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the acquisition date. The excess of the purchase price over those fair values is recognized as goodwill. During the measurement period, which may be up to one year from the acquisition date, the Company may record adjustments, in the period in which they are determined, to the assets acquired and liabilities assumed with the corresponding offset to goodwill. If the assets acquired are not a business, the Company accounts for the transaction or other event as an asset acquisition. Under both methods, the Company recognizes the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquired entity. In addition, for transactions that are business combinations, the Company evaluates the existence of goodwill or a gain from a bargain purchase.

Goodwill represents the excess of the purchase price of an acquired entity over the fair value of identifiable tangible and intangible assets acquired and liabilities assumed in a business combination.

Intangible assets are established with business combinations and consist of brand names and customer relationships. Intangible assets with finite lives are recorded at their estimated fair value at the date of acquisition and are amortized over their estimated useful lives using the straight-line method. The estimated useful lives of amortizable intangible assets are as follows:

Customer relationships	3 years

Impairment

Long-Lived Assets

The Company reviews its long-lived assets (property and equipment and amortizable intangible assets) for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected cash flows, undiscounted, is less than the carrying amount of the asset, an impairment loss is recognized as the amount by which the carrying amount of the asset exceeds its fair value.

Goodwill

Goodwill and identifiable intangible assets that have indefinite useful lives are not amortized, but instead are tested annually for impairment and upon the occurrence of certain events or substantive changes in circumstances. The annual goodwill impairment test allows for the option to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. An entity may choose to perform the qualitative assessment on none, some or all of its reporting units or an entity may bypass the qualitative assessment for any reporting unit and proceed directly to step one of the quantitative impairment test. If it is determined, on the basis of qualitative factors, that the fair value of a reporting unit is, more likely than not, less than its carrying value, the quantitative impairment test is required.

The quantitative impairment test calculates any goodwill impairment as the difference between the carrying amount of a reporting unit and its fair value, but not to exceed the carrying amount of goodwill. It is our practice, at a minimum, to perform a qualitative or quantitative goodwill impairment test in the fourth quarter every year.

Indefinite-Lived Intangible Assets

Indefinite-lived intangible assets established in connection with business combinations consist of the brand name. The impairment test for identifiable indefinite-lived intangible assets consists of a comparison of the estimated fair value of the intangible asset with its carrying value. If the carrying value exceeds its fair value, an impairment loss is recognized in an amount equal to that excess.

Annual Impairment Tests

At December 31, 2023, management determined that certain events and circumstances occurred that indicated that the carrying value of the Company’s brand name assets, and the carrying amount of the reporting units, pertaining to Bailey44, Stateside and Sundry may not be recoverable. The qualitative assessment was primarily due to reduced or stagnant revenues of both entities as compared to the Company’s initial projections at the time of each respective acquisition, as well as the entities’ liabilities in excess of assets. Upon the quantitative analysis performed, the Company determined that the fair value of the intangible assets and reporting units were greater than the respective carrying values. As such, no impairment was recorded. The Company utilized the enterprise value approach in the impairment tests of each reporting unit in 2023. As of December 31, 2023, the Bailey44 reporting unit, which has an attributable goodwill balance of $3,158,123, has a negative carrying amount.

F-10

At December 31, 2024, management determined that certain events and circumstances occurred that indicated that the carrying value of the Company’s brand name assets, and the carrying amount of the reporting units, pertaining to each reporting unit (Bailey44, Stateside and Sundry) may not be recoverable. The qualitative assessment was primarily due to reduced or stagnant revenues of each entities as compared to the Company’s initial projections at the time of each respective acquisitions, as well as certain entities’ liabilities in excess of assets. As such, the Company compared the estimated fair value of the brand names with its carrying value and recorded an impairment loss of $1,388,000 in the consolidated statements of operations, as detailed below by entity. Additionally, the Company compared the fair value of the reporting units to the carrying amounts and recorded no impairment loss pertaining to goodwill in the consolidated statements of operations. The Company utilized the enterprise value approach in the impairment tests of each reporting unit in 2024.

The following is a summary of goodwill and intangible impairment recorded pertaining to each entity:

	Year Ended
	December 31,
	2024	2023
Bailey brand name	$1,133,500	$—
Stateside brand name	254,500	—
Total impairment of intangibles	1,388,000	—
Total impairment of goodwill	—	—
Total impairment	$1,388,000	$—

In determining the fair value of the respective reporting units, management estimated the price that would be received to sell the reporting unit as a whole in an orderly transaction between market participants at the measurement date. This includes reviewing market comparables such as revenue multipliers and assigning certain assets and liabilities to the reporting units, such as the respective working capital deficits of each entity and debt obligations that would need to be assumed by a market participant buyer in an orderly transaction. The Company calculated the carrying amounts of each reporting unit by utilizing the entities’ assets and liabilities at December 31, 2024 and 2023 respectively, including the carrying value of the identifiable intangible assets and goodwill assigned to the respective reporting units.

Convertible Instruments

U.S. GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional as that term is described under applicable U.S. GAAP.

When the Company has determined that the embedded conversion options should not be bifurcated from their host instruments, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption. The Company also records, when necessary, deemed dividends for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the preferred shares.

F-11

Accounting for Preferred Stock

ASC 480, Distinguishing Liabilities from Equity, includes standards for how an issuer of equity (including equity shares issued by consolidated entities) classifies and measures on its balance sheet certain financial instruments with characteristics of both liabilities and equity.

Management is required to determine the presentation for the preferred stock as a result of the redemption and conversion provisions, among other provisions in the agreement. Specifically, management is required to determine whether the embedded conversion feature in the preferred stock is clearly and closely related to the host instrument, and whether the bifurcation of the conversion feature is required and whether the conversion feature should be accounted for as a derivative instrument.

If the host instrument and conversion feature are determined to be clearly and closely related (both more akin to equity), derivative liability accounting under ASC 815, Derivatives and Hedging, is not required. Management determined that the host contract of the preferred stock is more akin to equity, and accordingly, liability accounting is not required by the Company. The Company has presented preferred stock within stockholders’ equity.

Costs incurred directly for the issuance of the preferred stock are recorded as a reduction of gross proceeds received by the Company, resulting in a discount to the preferred stock. The discount is not amortized.

Revenue Recognition

In accordance with FASB ASC 606, Revenue from Contracts with Customers¸ the Company determines revenue recognition through the following steps:

●	Identification of a contract with a customer;
●	Identification of the performance obligations in the contract
●	Determination of the transaction price
●	Allocation of the transaction price to the performance obligations in the contract, and
●	Recognition of revenue when or as the performance obligations are satisfied

Revenue is recognized when performance obligations are satisfied through the transfer of control of promised goods to the Company’s customers in an amount that reflects the consideration expected to be received in exchange for transferring goods or services to customers. Control transfers once a customer has the ability to direct the use of, and obtain substantially all of the benefits from, the product, upon shipment of product. This includes the transfer of legal title, physical possession, the risks and rewards of ownership, and customer acceptance.

The Company derives its revenue primarily from wholesale and e-commerce transactions. For both channels, revenue is recognized at the time the product is shipped to the customer, which is the point in time when control is transferred. The Company considers the sale of products as a single performance obligation. For the Company’s licensing agreement via Bailey44, the Company recognizes royalty revenue on a monthly basis over the term of the license agreement.

The Company provides the customer the right of return on the product and revenue is adjusted based on an estimate of the expected returns based on historical rates.

The Company deducts discounts, sales tax, and estimated refunds to arrive at net revenue. Sales tax collected from clients is not considered revenue and is included in accrued expenses until remitted to the taxing authorities. Shipping and handling fees charged to customers are included in net revenues. All shipping and handling costs are accounted for as distribution expenses, and are therefore not evaluated as a separate performance obligation.

Cost of Revenues

Cost of revenues consists primarily of inventory sold and related freight-in. Cost of revenues includes direct labor pertaining to our inventory production activities and an allocation of overhead costs including rent and insurance. Cost of revenues also includes inventory write-offs and reserves.

F-12

Shipping and Handling

The Company recognizes shipping and handling billed to customers as a component of net revenues, and the cost of shipping and handling as distribution costs. Total shipping and handling billed to customers as a component of net revenues was approximately $75,000 and $128,000 for the years ended December 31, 2024 and 2023, respectively. Total shipping and handling costs included in distribution costs were $907,843 and $1,016,716, respectively.

Advertising and Promotion

Advertising and promotional costs are expensed as incurred. Advertising and promotional expense for the years ended December 31,2024 and 2023 amounted to approximately $138,000 and $728,000, respectively. The amounts are included in sales and marketing expense.

General and Administrative

General and administrative expenses consist primarily of compensation and benefits costs, professional services and information technology. General and administrative expenses also include payment processing fees, design and warehousing fees.

Common Stock Purchase Warrants and Other Derivative Financial Instruments

The Company accounts for derivative instruments in accordance with ASC 815, which establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other financial instruments or contracts and requires recognition of all derivatives on the balance sheet at fair value, regardless of hedging relationship designation. Accounting for changes in fair value of the derivative instruments depends on whether the derivatives qualify as hedging relationships and the types of relationships designated are based on the exposures hedged. At December 31, 2024 and 2023, the Company did not have any derivative instruments that were designated as hedges.

Stock Option and Warrant Valuation

Stock option and warrant valuation models require the input of highly subjective assumptions. The fair value of stock-based payment awards was estimated using the Black-Scholes option model. For warrants and stock options issued to non- employees, the Company accounts for the expected life based on the contractual life of the warrants and stock options. For employees, the Company accounts for the expected life of options in accordance with the “simplified” method, which is used for “plain-vanilla” options, as defined in the accounting standards codification. The simplified method is based on the average of the vesting tranches and the contractual life of each grant. For stock price volatility, the Company uses comparable public companies as a basis for its expected volatility to calculate the fair value of options grants. The risk-free interest rate was determined from the implied yields of U.S. Treasury zero-coupon bonds with a remaining life consistent with the expected term of the options. The number of stock award forfeitures are recognized as incurred.

Stock-Based Compensation

The Company accounts for stock-based compensation costs under the provisions of ASC 718, Compensation — Stock Compensation, which requires the measurement and recognition of compensation expense related to the fair value of stock-based compensation awards that are ultimately expected to vest. Stock based compensation expense recognized includes the compensation cost for all stock-based payments granted to employees, officers, and directors based on the grant date fair value estimated in accordance with the provisions of ASC 718. ASC 718 is also applied to awards modified, repurchased, or cancelled during the periods reported. Stock-based compensation is recognized as an expense over the employee’s requisite vesting period and over the nonemployee’s period of providing goods or services.

The Company measures employee stock-based awards at grant-date fair value and recognizes employee compensation expense on a straight-line basis over the vesting period of the award. Determining the appropriate fair value of stock-based awards requires the input of subjective assumptions, including the fair value of the Company’s common stock, and for stock options, the expected life of the option, and expected stock price volatility. The Company used the Black-Scholes option pricing model to value its stock option awards. The assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, stock-based compensation expense could be materially different for future awards.

F-13

Segment Information

In accordance with ASC 280, Segment Reporting (“ASC 280”), we identify our operating segments according to how our business activities are managed and evaluated. As of December 31, 2024, we had one operating segment which pertains to the sale of apparel. All brands and reporting units currently report to the Chief Executive Officer. Each of our brands serve or are expected to serve customers through our wholesale, in store and online channels, allowing us to execute on our omni-channel strategy. We have determined that each of our brands share similar economic and other qualitative characteristics, and therefore the results of our operating businesses are aggregated into one reportable segment. All of the operating businesses have met the aggregation criteria and have been aggregated and are presented as one reportable segment, as permitted by ASC 280. We continually monitor and review our segment reporting structure in accordance with authoritative guidance to determine whether any changes have occurred that would impact our reportable segments.

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. We assess our income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

Net Loss per Share

Net earnings or loss per share is computed by dividing net income or loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per share. Diluted net earnings or loss per share reflect the actual weighted average of common shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive securities are excluded from the computation of the diluted net loss per share if their inclusion would be anti-dilutive. As all potentially dilutive securities are anti-dilutive as of December 31, 2024 and 2023, diluted net loss per share is the same as basic net loss per share for each year. Potentially dilutive items outstanding as of December 31, 2024 and 2023 are as follows

	December 31,
	2024	2023
Series A convertible preferred stock	542	542
Series C convertible preferred stock	1,500	5,340
Common stock warrants	45,701	23,604
Stock options	31	31
Total potentially dilutive shares	47,774	29,571

The stock options and warrants above are out-of-the-money as of December 31, 2024 and 2023.

Leases

On January 1, 2022, the Company adopted ASC 842, Leases, as amended, which supersedes the lease accounting guidance under Topic 840, and generally requires lessees to recognize operating and finance lease liabilities and corresponding right-of-use (ROU) assets on the balance sheet and to provide enhanced disclosures surrounding the amount, timing and uncertainty of cash flows arising from lease arrangements. The Company adopted the new guidance using a modified retrospective method. Under this method, the Company elected to apply the new accounting standard only to the most recent period presented, recognizing the cumulative effect of the accounting change, if any, as an adjustment to the beginning balance of retained earnings. Accordingly, prior periods have not been recast to reflect the new accounting standard. The cumulative effect of applying the provisions of ASC 842 had no material impact on accumulated deficit.

The Company elected transitional practical expedients for existing leases which eliminated the requirements to reassess existing lease classification, initial direct costs, and whether contracts contain leases. Also, the Company elected to present the payments associated with short-term leases as an expense in statements of operations. Short-term leases are leases with a lease term of 12 months or less.

F-14

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280) - Improvements to Reportable Segment Disclosures, which requires disclosure of incremental segment information on an annual and interim basis, primarily disclosure of significant segment expense categories and amounts for each reportable segment. The new standard is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company adopted ASU 2023-07 in the annual financial statements for the twelve months ended December 31, 2024, and for interim periods beginning in 2025. The Company believes the amendments of ASU 2023-07 will not have a significant impact on the Company’s consolidated financial statements and will include all required disclosures upon adoption.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740) - Improvements to Income Tax Disclosures, which requires greater disaggregation of income tax disclosures related to the income tax reconciliation and income taxes paid. The amendments improve the transparency of income tax disclosures by requiring (1) consistent categories and greater disaggregation of information in the rate reconciliation and (2) income taxes paid disaggregated by jurisdiction. The new standard is effective for annual periods beginning after December 15, 2024, and early adoption is permitted. The Company believes the amendments of ASU 2023-09 will not have a significant impact on the Company’s consolidated financial statements and will include all required disclosures upon adoption.

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 4: BUSINESS COMBINATIONS

2022 Acquisition

Sundry

On December 30, 2022, the Company completed its previously announced acquisition (the “ Sundry Acquisition”) of all of the issued and outstanding membership interests of Sunnyside, LLC, a California limited liability company (“Sundry”), pursuant to that certain Second Amended and Restated Membership Interest Purchase Agreement (the “ Sundry Agreement”), dated October 13, 2022, by and among Moise Emquies, George Levy, Matthieu Leblan and Carol Ann Emquies (“ Sundry Sellers”), George Levy as the Sundry Sellers’ representative, the Company as Buyer, and Sundry.

Pursuant to the Agreement, Sellers, as the holders of all of the outstanding membership interests of Sundry, exchanged all of such membership interests for (i) $7.5 million in cash, (ii) $5.5 million in promissory notes of the Company (the “Sundry Notes”), and (iii) a number of shares of common stock of the Company equal to $1.0 million (the “Sundry Shares”), calculated in accordance with the terms of the Agreement, which consideration was paid or delivered to the Sellers, Jenny Murphy and Elodie Crichi. Each Sundry Note bears interest at eight percent (8%) per annum and matured on February 15, 2023 (see Note 7). The Company issued 90,909 shares of common stock to the Sundry Sellers on December 30, 2022 at a fair value of $1,000,000.

The Company evaluated the acquisition of Sundry pursuant to ASC 805 and ASU 2017-01, Topic 805, Business Combinations. The acquisition method of accounting requires, among other things, that the assets acquired and liabilities assumed in a business combination be measured at their estimated respective fair values as of the closing date of the acquisition. Goodwill recognized in connection with this transaction represents primarily the potential economic benefits that the Company believes may arise from the acquisition.

F-15

Total fair value of the purchase price consideration was determined as follows:

Cash	$7,500,000
Promissory notes payable	5,500,000
Common stock	1,000,000
Purchase price consideration	$14,000,000

The Company has made an allocation of the purchase price in regard to the acquisition related to the assets acquired and the liabilities assumed as of the purchase date. The following table summarizes the purchase price allocation:

Purchase Price
Allocation
Cash and cash equivalents	$252,697
Accounts receivable, net	63,956
Due from factor, net	387,884
Inventory	2,941,755
Prepaid expenses and other current assets	32,629
Property, equipment and software, net	48,985
Goodwill	3,711,322
Intangible assets	7,403,800
Accounts payable	(615,706)
Accrued expenses and other liabilities	(227,321)
Purchase price consideration	$14,000,000

The customer relationships and will be amortized on a straight-line basis over their estimated useful lives of three years. The brand name is indefinite-lived. The Company used the relief of royalty and income approach to estimate the fair value of intangible assets acquired.

Goodwill is primarily attributable to the go-to-market synergies that are expected to arise as a result of the acquisition and other intangible assets that do not qualify for separate recognition. The goodwill is not deductible for tax purposes. The results of Sundry have been included in the consolidated financial statements since the date of acquisition.

Previous Acquisitions

Bailey 44

On February 12, 2020, the Company acquired 100% of the membership interests of Bailey. The purchase price consideration included (i) an aggregate of 20,754,717 shares of Series B Preferred Stock of the Company (the “Parent Stock”) and (ii) a promissory note in the principal amount of $4,500,000. The total purchase price consideration was $15,500,000.

DBG agreed that if at that date which is one year from the closing date of the IPO, the product of the number of shares of Parent Stock issued under the Merger multiplied by the sum of the closing price per share of the common stock of the Company on such date, plus Sold Parent Stock Gross Proceeds (as that term is defined in the Merger Agreement), does not exceed the sum of $11,000,000 less the value of any Holdback Shares cancelled further to the indemnification provisions of the Merger Agreement, then the Company shall issue to the Holders pro rata an additional aggregate number of shares of common stock of the Company equal to the valuation shortfall at a per share price equal to the then closing price per share of the common stock of the Company.

F-16

Stateside

On August 30, 2021, the Company entered into a Membership Interest Purchase Agreement (the “MIPA”) with Moise Emquies pursuant to which the Company acquired all of the issued and outstanding membership interests of MOSBEST, LLC, a California limited liability company (“Stateside” and such transaction, the “Stateside Acquisition”). Pursuant to the MIPA, Moise Emquies, as the holder of all of the outstanding membership interests of Stateside, exchanged all of such membership interests for $5.0 million in cash and 22,031 shares of the Company’s common stock (the “Shares”), which number of Shares was calculated in accordance with the terms of the MIPA. Of such amount, $375,000 in cash and a number of Shares equal to $375,000, or 1652 shares (calculated in accordance with the terms of the MIPA), is held in escrow to secure any working capital adjustments and indemnification claims. The MIPA contains customary representations, warranties and covenants by Moise Emquies.

The Company evaluated the acquisition of Stateside pursuant to ASC 805 and ASU 2017-01, Topic 805, Business Combinations. The acquisition method of accounting requires, among other things, that the assets acquired and liabilities assumed in a business combination be measured at their estimated respective fair values as of the closing date of the acquisition. Goodwill recognized in connection with this transaction represents primarily the potential economic benefits that the Company believes may arise from the acquisition.

Total fair value of the purchase price consideration was determined as follows:

Cash	$5,000,000
Common stock	3,403,196
Purchase price consideration	$8,403,196

The Company has made an allocation of the purchase price in regard to the acquisition related to the assets acquired and the liabilities assumed as of the purchase date. The following table summarizes the purchase price allocation:

Purchase Price
Allocation
Cash and cash equivalents	32,700
Accounts receivable, net	154,678
Due from factor, net	371,247
Inventory	603,625
Prepaid expenses and other current assets	7,970
Deposits	9,595
Property, equipment and software, net	—
Goodwill	2,104,056
Intangible assets	5,939,140
Accounts payable	(374,443)
Accrued expenses and other liabilities	(445,372)
$8,403,196

The customer relationships and will be amortized on a straight-line basis over their estimated useful lives of three years. The brand name is indefinite-lived. The Company used the relief of royalty and income approach to estimate the fair value of intangible assets acquired.

Goodwill is primarily attributable to the go-to-market synergies that are expected to arise as a result of the acquisition and other intangible assets that do not qualify for separate recognition. The goodwill is not deductible for tax purposes.

F-17

NOTE 5: DISCONTINUED OPERATIONS

On June 21, 2023, the Company and the former owners of H&J executed a Settlement Agreement and Release (the “Settlement Agreement”) whereby contemporaneously with the parties’ execution of the Settlement Agreement (i) the Company agreed to make an aggregate cash payment of $229,000 to D. Jones Tailored Collection, Ltd. (“D. Jones”), (ii) the Company issued 39,052 shares of common stock to D. Jones, and (iii) the Company assigned and transferred one hundred percent (100%) of the Company’s membership interest in H&J to D. Jones. This transaction is known as the “H&J Settlement”.

The H&J Settlement was accounted for a business disposition in accordance with ASC 810-40-40-3A. As of June 21, 2023, the Company no longer consolidated the assets, liabilities, revenues and expenses of H&J. The components of the disposition are as follows:

Cash payment due to H&J Seller	$(229,000)
Common shares issued to H&J Seller*	(1,357,043)
Total fair value of consideration received (given)	$(1,586,043)

Carrying amount of assets and liabilities
Cash and cash equivalents	18,192
Accounts receivable, net	55,782
Prepaid expenses and other current assets	25,115
Goodwill	1,130,311
Intangible assets, net	1,246,915
Deposits	4,416
Accounts payable	(40,028)
Accrued expenses and other liabilities	(734,068)
Deferred revenue	(18,347)
Due to related parties	(1,008)
Contingent consideration	(1,400,000)
Loan payable	(219,894)
Note payable - related party	(129,489)
Total carrying amount of assets and liabilities	(62,103)

Loss on disposition of business	$(1,523,940)

*	Represents the fair value of 39,052 shares of common stock issued to D. Jones.

Through December 31, 2023, the Company has made payments to D. Jones totaling $200,000. The remaining balance of $29,000 is included in accrued expenses and other liabilities on the consolidated balance sheet.

The loss of disposition of business of $1,523,940 was included in income (loss) from discontinued operations, net of tax in the consolidated statements of operations.

F-18

In accordance with the provisions of ASC 205-20, the Company has excluded the results of discontinued operations from its results of continuing operations in the accompanying consolidated statements of operations for the year ended December 31, 2023. The results of the discontinued operations of HJ for the year ended December 31, 2023 consist of the following:

2023
Net revenues	$1,405,482
Cost of net revenues	565,621
Gross profit	839,861

Operating expenses:
General and administrative	520,582
Sales and marketing	346,167
Total operating expenses	866,749

Loss from operations	(26,889)

Other income (expense):
Interest expense	(11,675)
Loss on disposition of business	(1,523,940)
Total other income (expense), net	(1,535,615)

Income tax benefit (provision)	—
Net loss from discontinued operations	$(1,562,503)

Weighted average common shares outstanding - basic and diluted	8,488
Net income (loss) from discontinued operations per common share - basic and diluted	$(184.08)

NOTE 6: DUE FROM FACTOR

The Company, via its subsidiaries, Bailey, Stateside and Sundry, assigns a portion of its trade accounts receivable to third- party factoring companies, who assumes the credit risk with respect to the collection of non-recourse accounts receivable. The Company may request advances on the net sales factored at any time before their maturity date. The factor charges a commission on the net sales factored for credit and collection services. For one factoring company, interest on advances is charged as of the last day of each month at a rate equal to the LIBOR rate plus 2.5% for Bailey. For Stateside and Sundry, should total commission and fees payable be less than $30,000 in a single year, then the factor shall charge the difference between the actual fees in said year and $30,000 to the Company. Interest on advances is charged as of the last day of each month at a rate equal to the greater of either, (a) the Chase Prime Rate + (2.0)% or (b) (4.0)% per annum. For another factoring company, interest is charged at one-thirty-third (1/33) of one percent per day, such rate to increase or decrease in accordance with changes in the “Prime Rate”, which such prime rate to be deemed to be 4.25% on the date of the agreement.

Advances are collateralized by a security interest in substantially all of the companies’ assets.

F-19

Due to/from factor consist of the following:

	December 31
	2024	2023
Outstanding receivables:
Without recourse	$460,815	$808,233
With recourse	142,914	99,055
Matured funds and deposits	61,941	65,321
Advances	(275,484)	(483,187)
Credits due customers	-	(151,611)
	$390,186	$337,811

NOTE 7: GOODWILL AND INTANGIBLE ASSETS

Goodwill

The Company recorded goodwill from each of its business combinations. The following is a summary of goodwill by entity for the years ended December 31, 2024 and 2023:

	December 31,
	2024	2023
Bailey	$3,158,123	$3,158,123
Stateside	2,104,056	2,104,056
Sundry	3,711,322	3,711,322
	$8,973,501	$8,973,501

Intangible Assets

The following table summarizes information relating to the Company’s identifiable intangible assets as of December 31, 2024 and 2023:

	Gross		Accumulated	Carrying
December 31, 2024	Amount	Impairment	Amortization	Value
Amortized:
Customer relationships	10,022,560	(1,388,000)	(6,968,401)	1,666,159
	$10,022,560	$(1,388,000)	$(6,968,401)	$1,666,159
Indefinite-lived:
Brand name	4,453,880	-	-	4,453,880
Total	$14,476,440	$(1,388,000)	$(6,968,401)	$6,120,039

December 31, 2023	Gross Amount	Impairment	Accumulated Amortization	Carrying Value
Amortized:
Customer relationships	$8,634,560	$-	$(4,494,223)	$4,140,337
	$8,634,560	$-	$(4,494,223)	$4,140,337
Indefinite-lived:
Brand name	5,841,880	-	-	5,841,880
Total	$14,476,440	$-	$(4,494,223)	$9,982,217

Refer to Note 3 for discussion on the intangible asset impairment recorded in 2024.

F-20

The Company recorded amortization expense of $2,474,178 and $1,993,616 during the years ended December 31, 2024 and 2023, respectively, which is included in general and administrative expenses in the consolidated statements of operations.

Future amortization expense at December 31, 2024 is as follows:

Year Ending December 31,
2025	$1,666,159
$1,666,159

NOTE 8: LIABILITIES AND DEBT

Accrued Expenses and Other Liabilities

The Company accrued expenses and other liabilities line in the consolidated balance sheets is comprised of the following as of December 31, 2024 and 2023:

	December 31,
	2024	2023
Accrued expenses	$591,371	$617,374
Payroll related liabilities	4,268,880	3,895,640
Sales tax liability	187,971	145,545
Other liabilities	208,880	99,934
	$5,257,102	$4,758,492

Payroll related liabilities are primarily related in DBG and Bailey44 payroll taxes due to remit to federal and state authorities. The amounts are subject to further penalties and interest.

As of December 31, 2024, accrued expenses included $535,000 in accrued common stock issuances pursuant to an advisory agreement for services performed in 2022. The 4 shares of common stock owed per the agreement are expected to be issued in the second quarter of 2025.

Convertible Debt

As of December 31, 2024 and 2023, there was $100,000 remaining in outstanding principal that was not converted into equity (see table below).

Target Capital Convertible Promissory Note

On April 30, 2024, the Company issued a convertible promissory note in the original principal amount of $250,000 (the “Note”) to Target Capital 1 LLC, an Arizona limited liability company (the “Note Holder”), with a maturity date of April 30, 2025 (the “Maturity Date”). Pursuant to the terms of the Note, the Company agreed to pay the principal sum and a one-time interest charge of $50,000 to the Note Holder. In May 2024, the Company fully repaid the Note Holder $300,000, including the principal and interest. The Company issued 1,000 shares of common stock to the Note Holder as commitment shares.

Loan Payable — PPP and SBA Loan

In April 2022, Bailey received notification of full forgiveness of its 2nd PPP Loan totaling $1,347,050 and partial forgiveness of its 1st PPP Loan totaling $413,705. As of December 31, 2024 and December 31, 2023, Bailey had an outstanding PPP Loan balance of $933,295 and matures in 2026.

F-21

Merchant Advances

Future Sales Receipts

From 2022 through 2024, the Company obtained several merchant advances. These advances are, for the most part, secured by expected future sales transactions of the Company with expected payments on a weekly basis. The Company made total cash repayments, pertaining to principal and interest, of $1,838,682 for the year ending December 31, 2024.

The following is a summary of the merchant advances as of December 31, 2024 and 2023:

	December 31,
	2024	2023
Principal	$1,858,157	$2,960,946
Less: unamortized debt discount	-	(1,966,881)
Merchant cash advances, net	$1,858,157	$994,065

Other

The Company has outstanding merchant advances with Shopify Capital. During the year ending December 2024, the Company made repayments of $20,199. As of December 31, 2024, the remaining principal outstanding was $6,664. These advances are, for the most part, secured by expected future sales transactions of the Company with expected payments on a daily basis.

The Company also had outstanding merchant advances with Gynger, Inc. In May 2024, the Company converted the outstanding principal and accrued interest of $313,816 owed to Gynger for 2,120 shares of common stock.

Promissory Note Payable

As of December 31, 2024, and 2023, the outstanding principal on the note to the sellers of Bailey was $3,500,000. On July 5, 2023, the parties agreed to extend the maturity date to June 30, 2024. Interest expense was $420,000 and $420,000 for the years ended December 31, 2024 and 2023 respectively, which was accrued and unpaid as of December 31, 2024. The aforesaid mentioned Promissory note are in default as of December 31 2024 and the parties are currently working on an extension.

In March 2023, the Company and various purchasers executed a Securities Purchase Agreement (“March 2023 Notes”) whereby the investors purchased from the Company promissory notes in the aggregate principal amount of $2,458,750, consisting of original issue discount of $608,750. The Company received net proceeds of $1,850,000 after additional fees. The March 2023 Notes are due and payable on September 30, 2023 (the “Maturity Date”). If the Company completes a debt or equity financing of less than $7,500,000, the Company is required to repay 50% of the remaining balance of the March 2023 Notes. Following such 50% repayment, the Company must also use any proceeds from any subsequent debt or equity financing to repay the March 2023 Notes. Upon the closing of any debt or equity financing of $7,500,000 or greater, the Company is required to repay 100% of the Notes with no penalties. There is no additional interest after the 20% original interest discount. Upon the Company’s equity financing in September 2023, the Company repaid an aggregate $1,247,232 principal to the respective noteholders. The Company recognized a debt discount of $608,750, which was fully amortized through December 31, 2023. The notes contain certain conversion provisions upon an event of default.

In May 2024, the Company repaid $500,000 of these notes. The parties mutually extended the maturity date to November 4, 2024 which initially had maturity date of September 30, 2024 and acknowledged that the default provisions had not been triggered. The remaining outstanding amount of $1,230,741 was fully repaid on November 4, 2024. During the year ended December 31, 2024, the Company fully amortized the debt discount pertaining to these notes.

The following is a summary of promissory notes payable, net:

	December 31, 2024	December 31, 2023
Bailey Note	$3,500,000	$3,500,000
March 2023 Notes - principal	-	1,730,740
March 2023 Notes - unamortized debt discount	-	(346,148)
Promissory note payable, net	$3,500,000	$4,884,592

F-22

NOTE 9: STOCKHOLDERS’ EQUITY (DEFICIT)

Amendments to Certificate of Incorporation

On August 21, 2023, the Board of Directors approved a one-for-25 reverse stock split of its issued and outstanding shares of common stock and a proportional adjustment to the existing conversion ratios for each series of the Company’s preferred stock. The reverse stock split became effective as of August 22, 2023. Accordingly, all share and per share amounts for all periods presented in the accompanying consolidated financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect this reverse stock split and adjustment of the preferred stock conversion ratios.

On December 11, 2024, the Board of Directors approved a one-for-50 reverse stock split of its issued and outstanding shares of common stock and a proportional adjustment to the existing conversion ratios for each series of the Company’s preferred stock. The reverse stock split became effective as of December 11, 2024. Accordingly, all share and per share amounts for all periods presented in the accompanying consolidated financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect this reverse stock split and adjustment of the preferred stock conversion ratios.

Common Stock

The Company had 1,000,000,000 shares of common stock authorized with a par value of $0.0001 as of December 31, 2024.

Common stockholders have voting rights of one vote per share. The voting, dividend, and liquidation rights of the holders of common stock are subject to and qualified by the rights, powers, and preferences of preferred stockholders.

2024 Transactions

Offerings

On May 3, 2024, the Company entered into that certain inducement offer to exercise common stock purchase warrants with the Investor (the “Inducement Agreement”), pursuant to which (i) the Company agreed to lower the exercise price of the Existing Warrants to $156.50 per share and (ii) the Investor agreed to exercise the Existing Warrants into 20,555 shares of common stock (the “Exercise Shares”) by payment of the aggregate exercise price of $3,216,857. The closing occurred on May 7, 2024. The Company has issued all of the 20,555 shares of common stock underlying the Existing Warrants. The Company received the entire gross proceeds of $3,216,857 in May 2024, which represents the exercise of the entire 20,555 warrants at the $156.50 exercise price. The Company received net proceeds of $2,877,475 after placement agent fees and expenses. In addition, pursuant to the Inducement Agreement, the Company issued to the Investor a Series A-1 common share purchase warrant to purchase up to 20,555 shares of Common Stock (“Series A-1 Warrant”) and Series B-1 common share purchase warrant to purchase up to 20,555 shares of Common Stock (“Series B-1 Warrant”, and collectively with the Series A-1 Warrant, the “Warrants”) on May 7, 2024, each at an initial exercise price equal to $144 per share of Common Stock. The Series A-1 Warrant are exercisable immediately upon issuance and expires five and one-half (5.5) years following the issuance date and the Series B-1 Warrant are exercisable immediately upon issuance and expires fifteen (15) months following the issuance date. In connection with the Inducement Agreement, we entered into an engagement agreement with H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which we have, among other things, issued to Wainwright’s designees warrants to purchase up to 1,541 shares of Common Stock (the “Wainwright Warrants”). The terms of the Wainwright Warrants are substantially the same as the terms of the Series A-1 Warrant except that they have an exercise price of $195.63 per share.

Between July 1, 2024 and October 22, 2024, the Company issued and sold 105,125 shares of Common Stock (the “Recent ATM Share Sales”) to H.C. Wainwright & Co., LLC (the “Agent”) as sales agent or principal, pursuant to the terms of the Company’s previously announced At-The-Market Offering Agreement, dated December 27, 2023, between us and the Agent (the “Sales Agreement”). The Company received net proceeds of $2,063,386 from the Recent ATM Share Sales. Between October 23, 2024 and December 17, 2024, the Company issued and sold 65,236 shares of Common Stock to the Agent as sales agent or principal, pursuant to the terms of the Sales Agreement, and received net proceeds of $278,160.

On October 28, 2024, the Company entered into securities purchase agreements (the “Purchase Agreements”) with certain accredited investors named therein (the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a best efforts offering (the “Offering”): (i) 124,673 shares of common stock (the “Common Stock”), at a purchase price of $5.00 per share of Common Stock, and (ii) 482,187 pre-funded warrants (“Pre-Funded Warrants”) to purchase Common Stock, at a purchase price of $4.995 per Pre-Funded Warrant, immediately exercisable at an exercise price of $0.005 per share. The Purchase Agreement contained customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties. The Offering closed on October 30, 2024.

F-23

The Offering resulted in gross proceeds to the Company of approximately $3,000,000, before deducting placement agent fees and commissions and other offering expenses, and excluding proceeds to the Company, if any, that may result from the future exercise of the Pre-Funded Warrants issued in the Offering. As compensation to the Placement Agent, as the exclusive placement agent in connection with the Offering, the Company paid to the Placement Agent a cash fee of 8.0% of the aggregate gross proceeds raised in the Offering, a non-accountable expense allowance of 1.0% of the aggregate gross proceeds raised in the Offering, reimbursement of up to $50,000 for expenses of legal counsel and other actual out-of-pocket expenses, and up to $15,950 for clearing agent closing costs. The Company received net proceeds of approximately $2,546,213 from the Offering (the “Public Offering Proceeds”).

During the year ended December 31, 2024, the Company issued an aggregate of 806,754 shares of common stock pursuant to the offerings detailed above for net proceeds of $9,374,441.

Other Transactions

During the year ended December 31, 2024, the Company issued an aggregate of 2,582 shares of common stock pursuant to services and conversion of accounts payable totaling a fair value of $312,634.

During the year ended December 31, 2024, 3,442 shares of Series C Convertible Preferred Stock converted into 3,840 shares of common stock.

During the year ended December 31, 2024, the Company issued an aggregate of 1,000 shares of common stock pursuant to conversion of accrued interest of a loan totaling a fair value of $4,950.

In May 2024, the Company converted the outstanding principal and accrued interest of $313,817 owed to Gynger for 2,120 shares of common stock.

Series A Convertible Preferred Stock

On September 29, 2022, the Company filed the Certificate of Designation designating up to 6,800 shares out of the authorized but unissued shares of its preferred stock as Series A Convertible Preferred Stock

Except for stock dividends or distributions for which adjustments are to be made pursuant to the Certificate of Designation, the holders of the Series A Preferred Stock (the “Holders”) shall be entitled to receive, and the Company shall pay, dividends on shares of the Series A Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of the Series A Preferred Stock.

With respect to any vote with the class of Common Stock, each share of the Series A Preferred Stock shall entitle the Holder thereof to cast that number of votes per share as is equal to the number of shares of Common Stock into which it is then convertible.

The Series A Preferred Stock shall rank (i) senior to all of the Common Stock; (ii) senior to any class or series of capital stock of the Company hereafter created specifically ranking by its terms junior to any Preferred Stock (“Junior Securities”); (iii) on parity with any class or series of capital stock of the Corporation created specifically ranking by its terms on parity with the Preferred Stock (“Parity Securities”); and (iv) junior to any class or series of capital stock of the Company hereafter created specifically ranking by its terms senior to any Preferred Stock (“Senior Securities”), in each case, as to dividends or distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily.

Each share of the Series A Preferred Stock shall be convertible, at any time and from time to time from and after September 29, 2022 at the option of the Holder thereof, into that number of shares of Common Stock determined by dividing the Stated Value of such share of the Series A Preferred Stock ($1,000 as of September 29, 2022) by the Conversion Price. The conversion price for each share of the Series A Preferred Stock is the closing price of the Common Stock on September 29, 2022, which was $9.30.

As of December 31, 2024 and December 31, 2023, there were 6,300 shares of Series A Convertible Preferred Stock issued and outstanding.

F-24

Series C Convertible Preferred Stock

On June 21, 2023, the Company, on the one hand, and Moise Emquies, George Levy, Matthieu Leblan, Carol Ann Emquies, Jenny Murphy and Elodie Crichi (collectively, the “Sundry Investors”), on the other hand, executed a Securities Purchase Agreement (the “Sundry SPA”) whereby the Company issued 5,761 shares of Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”) to the Sundry Investors at a purchase price of $1,000 per share. The Series C Preferred Stock is convertible into a number of shares of the Company’s Common Stock equal to $1,000 divided by an initial conversion price of $0.717 which represents the lower of (i) the closing price per share of the Common Stock as reported on the Nasdaq on June 20, 2023, and (ii) the average closing price per share of Common Stock as reported on the Nasdaq for the five trading days preceding June 21, 2023. The shares of Series C Preferred Stock were issued in consideration for the cancellation of certain promissory notes issued by the Company to the Sundry Investors dated December 30, 2022 (the “Sundry Loan Documents”). The following is a summary of the rights and preferences of the Series C Convertible Preferred Stock

On June 21, 2023, the Company filed the Certificate of Designation with the Secretary of State for the State of Delaware designating up to 5,761 shares out of the authorized but unissued shares of its preferred stock as Series C Convertible Preferred Stock. The following is a summary of the principal terms of the Series C Preferred Stock.

Except for stock dividends or distributions for which adjustments are to be made pursuant to the Certificate of Designation, the holders of the Series C Preferred Stock (the “Series C Holders”) shall be entitled to receive, and the Company shall pay, dividends on shares of the Series C Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of the Series C Preferred Stock.

The Series C Holders are entitled to vote as a class as expressly provided in the Certificate of Designation. The Series C Holders are also entitled to vote with the holders of shares of Common Stock, voting together as one class, on all matters in which the Series C Holders are permitted to vote with the class of shares of Common Stock.

With respect to any vote with the class of Common Stock, each share of the Series C Preferred Stock shall entitle the Holder thereof to cast that number of votes per share as is equal to the number of shares of Common Stock into which it is then convertible (subject to the ownership limitations specified in the Certificate of Designation) using the record date for determining the stockholders of the Company eligible to vote on such matters as the date as of which the conversion price is calculated.

The Series C Preferred Stock shall rank (i) senior to all of the Common Stock; (ii) senior to Junior Securities; (iii) on parity with Parity Securities; and (iv) junior to Senior Securities, in each case, as to dividends or distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily. Subject to any superior liquidation rights of the holders of any Senior Securities of the Company and the rights of the Company’s existing and future creditors, upon a Liquidation, each Holder shall be entitled to be paid out of the assets of the Company legally available for distribution to stockholders, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Common Stock and Junior Securities and pari passu with any distribution to the holders of Parity Securities, an amount equal to the Stated Value (as defined in the Certificate of Designation) for each share of the Series C Preferred Stock held by such Holder and an amount equal to any accrued and unpaid dividends thereon, and thereafter the Series C Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of Common Stock would receive if the Series C Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to Common Stock which amounts shall be paid pari passu with all holders of Common Stock.

Each share of the Series C Preferred Stock shall be convertible, at any time and from time to time from and after June 21, 2023 at the option of the Holder thereof, into that number of shares of Common Stock determined by dividing the Stated Value of such share of the Series C Preferred Stock ($1,000 as of June 21, 2023) by the Conversion Price. The conversion price for each share of the Series C Preferred Stock is $0.717, which is the lower of (a) the closing price per share of the Common Stock as reported on the Nasdaq on June 20, 2023 (the trading day before the date of the Sundry SPA), and (b) the average closing price per share of Common Stock as reported on the Nasdaq for the five trading days preceding the date of the Sundry SPA, subject to adjustment herein (the “Series C Conversion Price”).

F-25

The Company has the option to redeem any or all of the then outstanding Series C Preferred Stock at 112% of the then Stated Value any time after June 21, 2023 and so long as there is an effective Registration Statement covering the shares issuable upon conversion of the Series C Preferred Stock.

In October 2023, 975 shares of Series C Convertible Preferred Stock converted into 1,088 shares of common stock.

During the year ended December 31, 2024, 3,442 shares of Series C Convertible Preferred Stock converted into 3,840 shares of common stock.

As of December 31, 2024 and December 31, 2023, there were 1,344 and 4,786 shares of Series C Convertible Preferred Stock issued and outstanding.

NOTE 10: RELATED PARTY TRANSACTIONS

As of December 31, 2024 and 2023, the Company made net repayments for amounts due to related parties totaling $11,909 and $130,205, respectively. As of December 31, 2024 and 2023, amounts due to related parties were $411,921 and $400,012, respectively. The advances are unsecured, non-interest bearing and due on demand. Amounts due to related parties consist of current and former executives, and a board member.

As of December 31, 2024 and 2023, due to related parties includes advances from the former officer, Mark Lynn, who also serves as a director, totaling $104,568 and $104,568, respectively, and accrued salary and expense reimbursements of $87,221 and $87,221, respectively, to current officers.

In October 2022, the Company received advances from a director, Trevor Pettennude, totaling $325,000. The advances are unsecured, non-interest bearing and due on demand. As of December 31, 2024 and 2023, the amounts $190,000 and $175,000, respectively, were outstanding.

NOTE 11: SHARE-BASED PAYMENTS

Common Stock Warrants

A summary of information related to common stock warrants for the years ended December 31, 2024 and 2023 is as follows:

	Common	Weighted
	Stock	Average
	Warrants	Exercise Price
Outstanding - December 31, 2023	23,604	$1,270.00
Granted	42,652	145.87
Exercised	(20,555)	156.50
Forfeited	-	-
Outstanding - December 31, 2024	45,701	$580.12

Exercisable at December 31, 2023	23,604	$1,270.00
Exercisable at December 31, 2024	45,701	$580.12

F-26

Stock Options

As of December 31, 2024 and December 31, 2023, the Company had 31 stock options outstanding with a weighted average exercise price of $452,500 per share.

Stock-based compensation expense of $169,614 and $408,810 was recognized for the year ended December 31, 2024 and 2023.

NOTE 12: LEASE OBLIGATIONS

Rent is classified by function on the consolidated statements of operations either as general and administrative, sales and marketing, or cost of revenue.

The Company determines whether an arrangement is or contains a lease at inception by evaluating potential lease agreements including services and operating agreements to determine whether an identified asset exists that the Company controls over the term of the arrangement. Lease commencement is determined to be when the lessor provides access to, and the right to control, the identified asset.

The company currently maintains two leased properties under month-to-month agreements, which are classified as short-term leases in accordance with ASC 842. The first property, located in Vernon, California, serves as the Corporate Warehouse and Distribution Center, encompassing approximately 42,000 square feet with a monthly base rent of $12,000. The second property, situated in Los Angeles, California, functions as a Showroom, covering approximately 2,000 square feet with a monthly base rent of $25,000.

NOTE 13: CONTINGENCIES

●	On March 21, 2023, a vendor filed a lawsuit against Digital Brands Group related to trade payables totaling approximately $43,501. Such amounts include interest due, and are included in accounts payable, net of payments made to date, in the accompanying consolidated balance sheets. The Company does not believe it is probable that the losses in excess of such trade payables will be incurred.

●	On November 16, 2023 a vendor filed a lawsuit against Digital Brands Group related to trade payables totaling approximately $345,384 , which represents past due fees and late fees. Such amounts are included in the accompanying balance sheets. The Company does not believe it is probable that the losses in excess of such pay trade payables will be incurred.

●	On December 21, 2023, a former employee from over two years ago filed a wrongful termination lawsuit against the Company. The Company is disputing this claim and has been awarded arbitration for this matter.

●	On March 20, 2024, a former employee from over two years ago filed a wrongful termination lawsuit against the Company. The Company is disputing this claim. This person was not a Company employee at any time and was temporary worker we used from a third party placement agency.

●	On April 17, 2024, a former employee filed a wrongful termination lawsuit against the Company. The Company is disputing this claim and has been awarded arbitration for this matter. This employee was part of the marketing team. The marketing team was let go and the Company moved to a third-party outsourced marketing solution.

●	A vendor filed a lawsuit against Bailey 44 related to a retail store lease in the amount of $1.5 million. The Company is disputing the claim for damages and the matter is ongoing. The vendor has recently updated the claim to now be $450,968 after signing a long-term lease with another brand for this location. The Company is disputing this new amount after review of the lease.

●	On November 15, 2023, a vendor filed a lawsuit against Digital Brands Group related to trade payables totaling approximately $582,208, which represents “double damages.” The amount due to the vendor is $292,604. Such amounts are included in the accompanying balance sheets. The Company does not believe it is probable that losses in excess of such pay trade payables will be incurred. The matter was settled for $400,000 and is currently on a monthly payment plan.

All claims above, to the extent management believes it will be liable, have been included in accounts payable and accrued expenses and other liabilities in the accompanying consolidated balance sheet as of December 31, 2024.

Depending on the nature of the proceeding, claim, or investigation, we may be subject to monetary damage awards, fines, penalties, or injunctive orders. Furthermore, the outcome of these matters could materially adversely affect our business, results of operations, and financial condition. The outcomes of legal proceedings, claims, and government investigations are inherently unpredictable and subject to significant judgment to determine the likelihood and amount of loss related to such matters. While it is not possible to determine the outcomes, we believe based on our current knowledge that the resolution of all such pending matters will not, either individually or in the aggregate, have a material adverse effect on our business, results of operations, cash flows, or financial condition.

F-27

Except as may be set forth above the Company is not a party to any legal proceedings, and the Company is not aware of any claims or actions pending or threatened against us. In the future, the Company might from time to time become involved in litigation relating to claims arising from its ordinary course of business, the resolution of which the Company does not anticipate would have a material adverse impact on our financial position, results of operations or cash flows.

NOTE 14: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to depreciable assets using accelerated depreciation methods for income tax purposes, indefinite-lived intangibles, and for net operating loss carryforwards. As of December 31, 2024, and 2023, the Company had net deferred tax assets before valuation allowance of $20,288,246 and $17,882,335, respectively. The following table presents the deferred tax assets and liabilities by source:

	December 31,
	December 31, 2024	December 31, 2023
Deferred tax assets:
Net operating loss carryforwards	$21,879,426	$19,354,491
Deferred tax liabilities:
Indefinite lived intangible assets	(1,244,949)	(1,840,170)
Valuation allowance	(20,883,467)	(17,882,335)
Net deferred tax assets	$(248,990)	$(368,014)

The Company recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Company assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due, cumulative losses through December 31, 2024, and no history of generating taxable income. Therefore, valuation allowances of $20,883,467 and $17,882,335 were recorded as of December 31, 2024 and 2023, respectively. Valuation allowance increased by $3,001,132 and $2,620,909 during the years ended December 31, 2024 and 2023, respectively. Deferred tax assets were calculated using the Company’s combined effective tax rate, which it estimated to be approximately 28.0%. The effective rate is reduced to 0% for 2024 and 2023 due to the full valuation allowance on its net deferred tax assets. The Company has permanent differences, consisting of non- deductible impairments of goodwill and intangible assets of $1.4 million and amortization of non-cash debt issuance costs of $2.4 million.

The Company’s ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2024 and 2023, the Company had net operating loss carryforwards available to offset future taxable income in the amounts of approximately $78,274,991 and $69,241,882, for which losses from 2018 forward can be carried forward indefinitely.

As a result of prior operating losses, the Company has net operating loss, or “NOL,” carryforwards for federal income tax purposes. The ability to utilize NOL carryforwards to reduce taxable income in future years could become subject to significant limitations under Section 382 of the Internal Revenue Code if the Company undergoes an ownership change. The Company would undergo an ownership change if, among other things, the stockholders who own, directly or indirectly, 5% or more of our common stock, or are otherwise treated as “5% shareholders” under Section 382 of the U.S. Internal Revenue Code and the regulations promulgated thereunder, increase their aggregate percentage ownership of the Company’s stock by more than 50 percentage points over the lowest percentage of the stock owned by these stockholders at any time during the testing period, which is generally the three-year period preceding the potential ownership change.

The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

The Company is not presently subject to any income tax audit in any taxing jurisdiction, though all tax years from 2020 on remain open to examination.

F-28

NOTE 15: SUBSEQUENT EVENTS

Private Placement

On or around January 17, 2025, the Company closed a private placement pursuant to a securities purchase agreement with a certain accredited investor, pursuant to which the Company agreed to issue and sell, in a private placement, a promissory note in the principal amount of $121,900 (the “January 2025 Note”). The January 2025 Note is convertible into common stock upon default at a conversion price equal to 61% of the lowest closing bid price during the ten trading days prior to the conversion date. The January 2025 Note provides that the total number of shares of common stock that may be issued upon conversion thereof shall not exceed 19.99% of the shares of Common Stock outstanding as of the issuance date of the January 2025 Note.

Vendor Agreement

On or around January 20, 2025, the Company entered into a vendor agreement (the “Vendor Agreement”) with MavDB Consulting LLC (the “Vendor”). The engagement of the Vendor is for a five (5) year period and the vendor services to be provided include, but are not limited to, product content production, social media marketing, engagement of influencers and student athletes for product awareness, and event and staffing costs (the “Services”). In consideration for the Services, the Company will pay the Vendor a vendor fee equal to $3,000,000 (the “Cash Fee”) within thirty calendar days after the date of the Vendor Agreement (the “Payment Period”), provided, however, that Vendor may elect to receive the Vendor Shares (as defined below) and/or Vendor Pre-Funded Warrants (as defined below) as described below in lieu of the Cash Fee by providing written notice to the Company of such election during the Payment Period (the “Written Notice”). The “Vendor Shares” shall mean a number of Common Stock equal to the Cash Fee divided by $1.45, provided, however, if the issuance of any of the Vendor Shares would cause the Vendor to exceed 4.99% of the of the outstanding Common Stock, as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder, then the Company shall instead issue to Vendor pre-funded warrants (the “Vendor Pre-Funded Warrants”) for the purchase of the amount of Vendor Shares in excess of the beneficial ownership limitation, provided, further, that if the Vendor specifies in the Written Notice that the Vendor elects to receive Vendor Pre-Funded Warrants in lieu of the entire amount of the Vendor Shares, then the Company shall instead issue to Vendor the Vendor Pre-Funded Warrants to purchase the entire amount of the Vendor Shares. The Vendor delivered the Written Notice to the Company during the Payment Period and the Company issued the Vendor Pre-Funded Warrants for the purchase of 2,068,965 shares of Common Stock to Vendor on January 21, 2025.

The Vendor Pre-Funded Warrants have an initial exercise price per share of Common Stock equal to $0.01. The Vendor Pre-Funded Warrants are immediately exercisable and will expire five (5) years after the issuance date of the Vendor Pre-Funded Warrants. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events. The Vendor Pre-Funded Warrants will be exercisable, at the option of the Vendor, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise). The Vendor (together with its affiliates) may not exercise any portion of the Vendor Pre-Funded Warrants to the extent that the Vendor would own more than 4.99% of the outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the Vendor to us, the Vendor may increase the amount of beneficial ownership of outstanding shares after exercising the Vendor’s Pre-Funded Warrants up to 9.99% of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Vendor Pre-Funded Warrants. In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the Vendor may elect instead to receive upon such exercise (either in whole or in part) the number of shares of Common Stock determined according to a formula set forth in the Vendor Pre-Funded Warrants.

Promissory Note

On January 22, 2025, the Company issued a promissory note in the principal amount of $260,000.00 (the “Second Note”) to an accredited investor (“Investor”), pursuant to which the Investor made a loan to the Company. The Second Note carries an original issue discount of $60,000.00, and accordingly the purchase price of the Second Note is $200,000.00. The Second Note matures on April 22, 2025, and contains customary events of default. Upon the occurrence of any event of default under the Second Note, the Second Note will become immediately due and payable in an amount equal to the outstanding principal and accrued interest under the Second Note plus default interest at the rate of sixteen percent (16%) per annum.

F-29

Securities Purchase Agreement

On February 13, 2025, the Company entered into securities purchase agreements (the “Purchase Agreements”) with certain accredited investors named therein (the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a best efforts offering (the “Offering”) 11,365,340 units (the “Units”), including (i) 125,535 units consisting of one share of common stock, par value $0.0001 per share (the “Common Stock”) and two warrants to purchase one share of Common Stock each (the “Share Unit Warrants”), at a purchase price per unit equal to $0.66, and (ii) 11,239,805 units consisting of a pre-funded warrant to purchase one share of Common Stock (“Pre-Funded Warrants”), immediately exercisable at an exercise price of $0.0001 per share, and two warrants to purchase one share of Common Stock each (the “PFW Unit Warrants, and collectively with the Share Unit Warrants, the “Warrants”), at a purchase price per unit equal to $0.6599. The Warrants may be exercised for an aggregate of 22,730,680 shares of Common Stock at an exercise price equal to $0.66 per share, subject to adjustment for stock splits and similar events. The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties. The Offering closed on February 18, 2025.

The Company offered Pre-Funded Warrants to those Purchasers whose purchase of Common Stock in the Offering would have resulted in the Purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or at the election of the Purchaser, 9.99%) of our Common Stock immediately following the consummation of the Offering in lieu of the Common Stock that would otherwise result in ownership in excess of 4.99% (or at the election of the purchaser, 9.99%) of the outstanding Common Stock of the Company. The Pre-Funded Warrants may be exercised commencing on the issuance date and do not expire. The Pre-Funded Warrants are exercisable for cash; provided, however that they may be exercised on a cashless exercise basis if, at the time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the Common Stock issuable upon exercise of the Pre-Funded Warrants. The exercise of the Pre-Funded Warrants will be subject to a beneficial ownership limitation, which will prohibit the exercise thereof, if upon such exercise the holder of the Pre-Funded Warrants, its affiliates and any other persons or entities acting as a group together with the holder or any of the holder’s affiliates would hold 4.99% (or, upon election of a Purchaser prior to the issuance of any shares, 9.99%) of the number of Common Stock outstanding immediately after giving effect to the issuance of Common Stock issuable upon exercise of the Pre-Funded Warrant held by the applicable holder, provided that the holder may increase or decrease the beneficial ownership limitation (up to a maximum of 9.99%) upon 60 days advance notice to the Company, which 60 day period cannot be waived

The Warrants may be exercised commencing on the issuance date and expire one year from issuance. The Warrants are exercisable for cash at an exercise price of $0.66 per share; provided, however that they may be exercised on a cashless exercise basis if, at the time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the Common Stock issuable upon exercise of the Warrants. The exercise of the Warrants will be subject to a beneficial ownership limitation, which will prohibit the exercise thereof, if upon such exercise the holder of the Warrants, its affiliates and any other persons or entities acting as a group together with the holder or any of the holder’s affiliates would hold 4.99% (or, upon election of a Purchaser prior to the issuance of any shares, 9.99%) of the number of Common Stock outstanding immediately after giving effect to the issuance of Common Stock issuable upon exercise of the Warrants held by the applicable holder, provided that the holder may increase or decrease the beneficial ownership limitation (up to a maximum of 9.99%) upon 60 days advance notice to the Company, which 60 day period cannot be waived.

At the closing of the Offering, the Company issued warrants to RBW Capital Partners LLC, acting through Dawson James Securities, Inc. (the “Placement Agent”), for the purchase of 568,267 shares of Common Stock at an exercise price of $0.759 per share (the “Placement Agent Warrants”), which is equal to 115% of the price per Unit. The Placement Agent Warrants are exercisable at any time commencing six (6) months from the date of commencement of sales in the Offering and expiring five (5) years from the commencement of sales in the Offering. During the aforementioned six (6) month period, the Placement Agent Warrant may not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Placement Agent Warrant pursuant to FINRA Rule 5110(e)(1)(A).

The Common Stock, Pre-Funded Warrants, Common Stock issuable upon exercise of the Pre-Funded Warrants, Warrants, Common Stock issuable upon exercise of the Warrants, Placement Agent Warrants, and Common Stock issuable upon exercise of the Placement Agent Warrants were offered pursuant to a registration statement on Form S-1 (File No. 333-284508), as filed with the Securities and Exchange Commission (the “Commission”) on January 27, 2025, as amended, and was declared effective on February 11, 2025 (the “Registration Statement”).

The Placement Agent acted as the exclusive placement agent for the Offering pursuant to a Placement Agency Agreement dated February 13, 2025 (the “Placement Agency Agreement”) by and between the Company and the Placement Agent. The Placement Agency Agreement contains customary conditions to closing, representations and warranties of the Company, and termination rights of the parties, as well as certain indemnification obligations of the Company and ongoing covenants for the Company.

The Offering resulted in gross proceeds to the Company of approximately $7,500,000, before deducting placement agent fees and commissions and other offering expenses, and excluding proceeds to the Company, if any, that may result from the future exercise of the Pre-Funded Warrants or Warrants issued in the Offering. As compensation to the Placement Agent, as the exclusive placement agent in connection with the Offering, the Company paid to the Placement Agent a cash fee of 8.0% of the aggregate gross proceeds raised in the Offering (which amount shall not include any additional proceeds the Company may receive from the exercise of the Warrants, or the Pre-Funded Warrants, issued in this Offering) and reimbursement of up to $150,000 for expenses of legal counsel and other actual out-of-pocket expenses.

Asset Purchase Agreement

On April 1, 2025, the Company entered into an Asset Purchase Agreement (the “Open Daily APA”) with Open Daily Technologies Inc. (“Open Daily”). Pursuant to the terms of the Open Daily APA, the Company agreed to purchase, and Open Daily agreed to sell certain intellectual property owned by Open Daily, including, but not limited to, patent applications, trademarks, and software products and platforms (the “Open Daily Assets”), but not any liability or obligation of Open Daily in connection with the Company’s purchase of the Open Daily Assets, in exchange for the issuance by the Company of 344,827 shares of the Company’s common stock (the “Open Daily Acquisition”). The Open Daily Acquisition closed on April 2, 2025.

The Open Daily APA contains certain covenants, representations, warranties and closing conditions customary for an agreement of this type, including, but not limited to, non-competition and non-solicitation provisions.

Exercise of Pre-Funded Warrants

In February 2025, an aggregate of 2,728,750 pre-funded warrants were exercised for shares of common stock.

F-30

DIGITAL BRANDS GROUP, INC.

CONDENSED CONSOLIDATED

BALANCE SHEETS

	September 30,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$6,701,820	$164,431
Restricted cash	5,705,179	-
Accounts receivable, net	49,342	44,067
Due from factor, net	228,213	390,186
Inventory	4,319,004	3,823,940
Prepaid expenses and other current assets	2,997,297	274,643
Total current assets	20,000,855	4,697,267
Property, equipment and software, net	19,046	24,089
Goodwill	8,973,501	8,973,501
Intangible assets, net	7,870,419	6,120,039
Deposits	72,331	75,431
Prepaid marketing expenses	4,258,767	-
Total assets	$41,194,919	$19,890,327

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$4,886,664	$6,424,661
Accrued expenses and other liabilities	5,515,046	5,257,102
Due to related parties	395,921	411,921
Convertible note payable, net	-	100,000
Accrued interest payable	2,663,680	2,328,078
Loan payable, current	2,746,096	2,798,116
Stock payable	5,099,654	-
Promissory note payable, net	3,500,000	3,500,000
Total current liabilities	24,807,061	20,819,878
Loan payable	150,000	150,000
Deferred tax liability	248,990	248,990
Total liabilities	25,206,051	21,218,868

Commitments and contingencies

Stockholders’ equity (deficit):

Undesignated preferred stock, $0.0001 par, 10,000,000 shares authorized, 0 shares issued and outstanding as of both September 30, 2025 and December 31, 2024	-	-
Series A convertible preferred stock, $0.0001 par, 6,300 shares designated, 6,300 shares issued and outstanding as of both September 30, 2025 and December 31, 2024	1	1
Series C convertible preferred stock, $0.0001 par, 1,344 and 1,344 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	1	1
Series D convertible preferred stock, $0.0001 par, 15,906 and 0 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	2	-
Common stock, $0.0001 par, 1,000,000,000 shares authorized, 5,726,930 and 838,584 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	572	83
Additional paid-in capital	150,749,052	125,772,412
Accumulated deficit	(134,760,760)	(127,101,038)
Total stockholders’ equity (deficit)	15,988,868	(1,328,541)
Total liabilities and stockholders’ equity (deficit)	$41,194,919	$19,890,327

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-31

DIGITAL BRANDS GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September, 30		September, 30
	2025	2024	2025	2024
Net revenues	$1,653,776	$2,440,801	$5,776,856	$9,413,457
Cost of net revenues	947,167	1,319,214	3,486,240	5,012,457
Gross profit	706,609	1,121,587	2,290,616	4,401,000

Operating expenses:
General and administrative	2,193,205	2,429,040	5,694,257	6,347,460
Sales and marketing	1,603,728	655,833	3,464,110	1,979,173
Distribution	238,880	180,879	443,230	745,412
Impairment of intangible assets	-	600,000	-	600,000
Total operating expenses	4,035,813	3,865,752	9,601,597	9,672,045

Loss from operations	(3,329,204)	(2,744,165)	(7,310,981)	(5,271,045)

Other income (expense):
Interest expense	(128,565)	(742,557)	(390,758)	(2,487,172)
Other non-operating income (expenses)	5,819	(54,515)	42,017	22,765
Total other income (expense), net	(122,746)	(797,072)	(348,741)	(2,464,407)

Income tax benefit (provision)	-	-	-	-
Net loss	$(3,451,950)	$(3,541,237)	$(7,659,722)	$(7,735,452)

Weighted average common shares outstanding - basic and diluted	2,930,735	43,436	3,742,922	41,225
Net loss per common share - basic and diluted	$(1.18)	$(81.53)	$(2.05)	$(187.64)

The accompanying notes are an integral part of these financial statements

F-32

DIGITAL BRANDS GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

(UNAUDITED)

	Series A Convertible		Series C Convertible		Series D Convertible				Additional		Total Stockholders’
	Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Paid-in	Accumulated	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balances at December 31, 2023	6,300	1	4,786	1	-	-	22,287	$2	115,597,037	(113,994,449)	1,602,592
Issuance of common stock pursuant to private placements	-	-	-	-	-	-	8,898	1	1,736,206	-	1,736,207
Shares issued for services	-	-	-	-	-	-	1,372	-	224,265	-	224,265
Conversion of preferred shares into common stock	-	-	(1,547)	-	-	-	1,726	-	-	-	-
Stock-based compensation	-	-	-	-	-	-	-	-	100,299	-	100,299
Net loss	-	-	-	-	-	-	-	-	-	(683,735)	(683,735)
Balances at March 31, 2024	6,300	1	3,239	1	-	-	34,283	3	117,657,807	(114,678,184)	2,979,628
Common stock issued for cash	-	-	-	-	-	-	7,575	1	2,877,473	-	2,877,474
Conversion of loan into common stock	-	-	-	-	-	-	2,120	-	313,817	-	313,817
Conversion of preferred shares into common stock	-	-	(1,495)	-	-	-	1,668	-	-	-	-
stock based compensation	-	-	-	-	-	-	-	-	67,901	-	67,901
Net loss	-	-	-	-	-	-	-	-	-	(3,510,480)	(3,510,480)
Balances at June 30, 2024	6,300	1	1,744	1	-	-	45,646	4	120,916,998	(118,188,664)	2,728,340
Common stock issued for cash	-	-	-	-	-	-	28,094	3	742,510	-	742,513
Shares issued for Services	-	-	-	-	-	-	1,211	-	88,369	-	88,369
Conversion of preferred shares into common stock	-	-	(400)	-	-	-	446	-	-	-	-
stock based compensation	-	-	-	-	-	-	-	-	$1,061	-	1,061
Net loss	-	-	-	-	-	-	-	-	-	(3,541,237)	(3,541,237)
Balances at September 30, 2024	6,300	$1	1,344	$1	-	$-	75,397	$7	$121,748,938	$(121,729,901)	$19,046

Balances at December 31, 2024	6,300	$1	1,344	$1	-	$-	838,584	$83	$125,772,412	$(127,101,038)	$(1,328,541)
Issuance of pre-funded warrants in connection with services contract	-	-	-	-	-	-	-	-	3,000,000	-	3,000,000
Issuance of common stock and pre-funded warrants pursuant to private placement offering	-	-	-	-	-	-	125,535	13	6,642,420	-	6,642,433
Exercise of pre-funded warrants in connection with private placement offering	-	-	-	-	-	-	3,182,375	318	(318)	-	-
Net loss	-	-	-	-	-	-	-	-	-	(2,089,910)	(2,089,910)
Balances at March 31, 2025	6,300	1	1,344	1	-	-	4,146,494	414	135,414,514	(129,190,948)	6,223,982
Shares issuance in pursuant to acquisition of intangibles	-	-	-	-	-	-	344,827	35	2,999,965	-	3,000,000
Net loss	-	-	-	-	-	-	-	-	-	(2,117,862)	(2,117,862)
Balances at June 30, 2025	6,300	1	1,344	1	-	-	4,491,321	449	138,414,479	(131,308,810)	7,106,120
Issuance of Series D preferred stock per private placement offering, net of issuance costs	-	-	-	-	15,906	2	-	-	11,386,998	-	11,387,000
Exercise of warrants in connection with private placement offering	-	-	-	-	-	-	1,194,445	119	542,937	-	543,056
Shares issued for services	-	-	-	-	-	-	29,582	3	290,788	-	290,791
Conversion of accounts payable in common stock	-	-	-	-	-	-	11,582	1	113,850	-	113,851
Net loss	-	-	-	-	-	-	-	-	-	(3,451,950)	(3,451,950)
Balances at September 30, 2025	6,300	$1	1,344	$1	15,906	$2	5,726,930	$572	$150,749,052	$(134,760,760)	$15,988,868

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-33

DIGITAL BRANDS GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNUDITED)

	Nine Months Ended
	September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(7,659,722)	$(7,735,452)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,254,663	2,057,638
Amortization of loan discount and fees	38,605	2,220,549
Impairment of intangibles	-	600,000
Stock-based compensation	-	169,262
Loss on conversion of accounts payable into common stock	31,471	-
Shares issued for services	290,791	312,634
Change in credit reserve	-	(151,611)
Non-cash lease expense	-	817,077
Changes in operating assets and liabilities:
Accounts receivable, net	(5,275)	(201,501)
Due from factor	161,973	51,153
Inventory	(495,064)	(190,918)
Prepaid expenses and other current assets	(2,722,654)	(76,637)
Prepaid marketing expense	(1,258,767)	-
Accounts payable	(1,455,616)	(1,287,018)
Stock payable	69,406	-
Accrued expenses and other liabilities	593,546	477,945
Accrued interest payable	-	106,701
Lease liabilities	-	(490,000)
Deposits	3,100	(77,280)
Net cash used in operating activities	(11,153,543)	(3,397,458)
Cash flows from investing activities:
Purchase of property, equipment and software	-	(23,801)
Net cash used in investing activities	-	(23,801)
Cash flows from financing activities:
Due to related parties	(16,000)	26,909
Issuance of loans and note payable	240,000	790,977
Repayments of convertible notes and loan payable	(430,625)	(2,484,248)
Proceeds of issuance of Series D preferred stock, net of issuance costs	11,387,000	-
Proceeds for exercise of warrants and stock payable	5,573,304	-
Proceeds for issuance of pre-funded warrants	6,642,433	-
Issuance of common stock in cash	-	5,356,194
Net cash provided by financing activities	23,396,112	3,689,832
Net change in cash and cash equivalents	12,242,569	268,573
Cash and cash equivalents and restricted cash at beginning of period	164,431	20,773
Cash and cash equivalents and restricted cash at end of period	$12,407,000	$289,346

Reconciliation of cash and restricted cash:
Cash and cash equivalents at beginning of period	$164,431	$268,573
Restricted cash at beginning of period	-	-
Cash and cash equivalents and restricted cash at beginning of period	$164,431	$268,573

Cash and cash equivalents at end of period	$6,701,820	$289,346
Restricted cash at end of period	5,705,179	-
Cash and cash equivalents and restricted cash at end of period	$12,406,999	$289,346

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-
Cash paid for interest	$47,000	$1,684,248

Supplemental disclosure of non-cash investing and financing activities:
Issuance of pre-funded warrants in connection with services contract	$3,000,000	$-
Non-cash purchase of intangible assets	$3,000,000	$-
Right of use asset	$-	$425,634
Shares issued for services and conversion of accounts payable	$82,380	$313,816
Conversion of preferred shares into common stock	$-	$19
Non-cash issuance of shares	$318	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-34

DIGITAL BRANDS GROUP, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

NOTE 1: NATURE OF OPERATIONS

Digital Brands Group, Inc. (the “Company”) was organized on September 17, 2012 under the laws of Delaware as a limited liability company under the name Denim.LA LLC. The Company converted to a Delaware corporation on January 30, 2013 and changed its name to Denim.LA, Inc. Effective December 31, 2020, the Company changed its name to Digital Brands Group, Inc.

On February 12, 2020, Denim.LA, Inc. entered into an Agreement and Plan of Merger with Bailey 44, LLC (“Bailey”), a Delaware limited liability company. On the acquisition date, Bailey became a wholly owned subsidiary of the Company. See Note 4.

On August 30, 2021, the Company closed its acquisition of Mosbest, LLC dba Stateside (“Stateside”) pursuant to its Membership Interest Purchase Agreement with Moise Emquies to purchase 100% of the issued and outstanding equity of Stateside. On the acquisition date, Stateside became a wholly owned subsidiary of the Company. See Note 4.

On December 30, 2022, the Company closed the acquisition of Sunnyside, LLC dba Sundry (“Sundry”) pursuant to its Second Amended and Restated Membership Interest Purchase Agreement with Moise Emquies to purchase 100% of the issued and outstanding equity of Sundry. On the acquisition date, Sundry became a wholly owned subsidiary of the Company.

Reverse Stock Split

On December 11, 2024, the Board of Directors approved a one-for-50 reverse stock split of its issued and outstanding shares of common stock and a proportional adjustment to the existing conversion ratios for each series of the Company’s preferred stock. The reverse stock split became effective as of December 11, 2024. Accordingly, all share and per share amounts for all periods presented in the accompanying consolidated financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect this reverse stock split and adjustment of the preferred stock conversion ratios.

NOTE 2: LIQUIDITY

The Company has not generated profits since inception and has sustained net losses of $7,659,722 and $7,735,452 for the nine months ended September 30, 2025 and 2024, respectively. The Company also incurred negative cash flows from operations for the same periods. Historically, the Company has lacked sufficient liquidity to satisfy obligations as they come due and, as of September 30, 2025, reported a working capital deficit of $4,806,206. The Company expects to continue to generate operating losses for the foreseeable future. The accompanying consolidated financial statements do not include any adjustments as a result of this uncertainty.

F-35

DIGITAL BRANDS GROUP, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Through the date the financial statements were available to be issued, the Company has been primarily financed through the issuance of capital stock and debt. In the event that the Company cannot generate sufficient revenue to sustain its operations, the Company will need to reduce expenses, which it has done, or obtain financing through the sale of debt and/or equity securities, which it has done. The issuance of additional equity would result in dilution to existing shareholders. If the Company is unable to obtain additional funds when they are needed or if such funds cannot be obtained on terms acceptable to the Company, the Company would be unable to execute upon the business plan or pay costs and expenses as they are incurred, which would have a material, adverse effect on the business, financial condition and results of operations. While the Company has several potential sources of cash including cash warrants that are registered and exercisable that are in the money, the ability to initiate an at-the-market (“ATM”) offering under its current shelf registration statement, no assurance can be given that the Company will be successful in these efforts.

Management’s Plans

In February 2025, the Company completed an offering consisting of the sale of common stock, warrants and pre-funded warrants for gross proceeds of $7,500,000, before deducting placement agent fees and commissions and other offering expenses.

In August and September 2025, the Company completed a private offering consisting of the sale of shares of Series D convertible preferred stock for $12,725,000 and a warrant exercise for $5,000,000 for gross proceeds of $17,755,000, before deducting placement agent fees and commissions and other offering expenses.

As of November 14, 2025, the date of issuance of these unaudited condensed consolidated financial statements, the Company expects that its cash and cash equivalents of $6,701,820 and restricted cash of $5,705,179, as of September 30, 2025, and measures described below, will be sufficient to fund its operating expenses, debt obligations and capital expenditure requirements for at least one year from the date these unaudited consolidated financial statements are issued.

Throughout the next twelve months, the Company intends to fund its operations from the funds raised through equity offerings, including at-the-market equity financings, further warrant exercises or other public or private equity offerings. Additionally, the Company intends to fund operations from increased revenues due to its new marketing efforts, including its collegiate apparel program and increased wholesale pricing, through settlement and renegotiation of aged payables, conversions of outstanding debt and accrued interest, and continuing its cost cutting measures, which the Company has already made during the nine months of 2025.

Based on the current state of operations, the additional capital sources available to the Company, and the cash on hand of approximately $5.7 million of unrestricted cash at November 14, 2025, the Company believes that the substantial doubt about the Company’s ability to continue as a going concern has been alleviated. Management believes that the Company has sufficient capital to meet its financial obligations for the next 12 months as of the date of these financial statements.

There can be no assurance as to the availability or terms upon which such financing and capital might be available in the future. If the Company is unable to secure additional funding, it may be forced to curtail or suspend its business plans.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”). In the opinion of management, the unaudited condensed financial statements included herein contain all adjustments necessary to present fairly the Company’s financial position and the results of its operations and cash flows for the period presented. These unaudited condensed financial statements should be read in conjunction with the audited financial statements and the notes to those statements for the year ended December 31, 2024 included in the Company’s Annual Report on Form 10-K filed with the SEC on April 9, 2025.

F-36

DIGITAL BRANDS GROUP, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Principles of Consolidation

These consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries (Bailey, Stateside and Sundry). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Equivalents and Concentration of Credit Risk

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. As of September 30, 2025 and December 31, 2024, the Company did not hold any cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits of $250,000.

Restricted Cash

The Company maintains restricted cash in a segregated bank account established under the Securities Purchase Agreement related to its Series D Preferred Stock Offering (see Note 7). The funds are restricted until the satisfaction of certain conditions, including shareholder and SEC approvals. At September 30, 2025, the Company had a restricted cash balance of $5,705,179. The reconciliation of cash, cash equivalents, and restricted cash is shown in the statements of cash flow is presented on the unaudited condensed consolidated statement of cash flows.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, prepaid expenses, accounts payable, accrued expenses, due to related parties, related party note payable, and convertible debt. The carrying value of these assets and liabilities is representative of their fair market value, due to the short maturity of these instruments.

Accounts Receivable and Expected Credit Loss

We carry our accounts receivable at invoiced amounts less allowances for customer credit losses and other deductions to present the net amount expected to be collected on the financial asset. All receivables are expected to be collected within one year of the consolidated balance sheet. We do not accrue interest on the trade receivables. Management evaluates the ability to collect accounts receivable based on a combination of factors. Receivables are determined to be past due based on individual credit terms. An allowance for credit losses is maintained based on the length of time receivables are past due, historical collections, or the status of a customer’s financial position. Receivables are written off in the year deemed uncollectible after efforts to collect the receivables have proven unsuccessful. We do not have any off-balance sheet credit exposure related to our customers.

We periodically review accounts receivable, estimate an allowance for bad debts, and simultaneously record the appropriate expense in the statements of operations. Such estimates are based on general economic conditions, the financial conditions of customers, and the amount and age of past due accounts. Past due accounts are written off against that allowance only after all collection attempts have been exhausted and the prospects for recovery are remote. Recoveries of accounts receivable previously written off are recorded as income when received. The Company provides credit to its customers in the normal course of business and has established credit evaluation and monitoring processes to mitigate credit risk.

As of September 30, 2025, and December 31, 2024, the Company determined an allowance for credit losses of $312,332 and $295,837, respectively.

Inventory

Inventory is stated at the lower of cost or net realizable value and accounted for using the weighted average cost method for the Company’s DSTLD brand and first-in, first-out method for Bailey, Stateside and Sundry. The inventory balances as of September 30, 2025, and December 31, 2024 consist substantially of finished good products purchased or produced for resale, as well as any raw materials the Company purchased to modify the products and work in progress.

F-37

DIGITAL BRANDS GROUP, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Inventory consisted of the following:

	September 30,	December 31,
	2025	2024
Raw materials	$933,046	$665,450
Work in process	372,820	250,820
Finished goods	3,013,138	2,907,670
Inventory	$4,319,004	$3,823,940

Property, Equipment, and Software

Property, equipment, and software are recorded at cost. Depreciation/amortization is recorded for property, equipment, and software using the straight-line method over the estimated useful lives of assets. The Company reviews the recoverability of all long-lived assets, including the related useful lives, whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset might not be recoverable. The balances at September 30, 2025 and December 31, 2024 consist of software with three year lives, property and equipment with three to 10 year lives, and leasehold improvements which are depreciated over the shorter of the lease life or expected life.

Depreciation and amortization charges on property, equipment, and software are included in general and administrative expenses and amounted to $5,043 and $6,044 for the nine months ended September 30, 2025 and 2024.

Business Combinations

The Company accounts for acquisitions in which it obtains control of one or more businesses as a business combination. The purchase price of the acquired businesses is allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the acquisition date. The excess of the purchase price over those fair values is recognized as goodwill. During the measurement period, which may be up to one year from the acquisition date, the Company may record adjustments, in the period in which they are determined, to the assets acquired and liabilities assumed with the corresponding offset to goodwill. If the assets acquired are not a business, the Company accounts for the transaction or other event as an asset acquisition. Under both methods, the Company recognizes the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquired entity. In addition, for transactions that are business combinations, the Company evaluates the existence of goodwill or a gain from a bargain purchase.

Goodwill represents the excess of the purchase price of an acquired entity over the fair value of identifiable tangible and intangible assets acquired and liabilities assumed in a business combination.

Intangible assets are established through business combinations and asset acquisitions. Technology assets are acquired through asset acquisitions, while brand names and customer relationships are primarily recognized in connection with business combinations. Intangible assets with finite lives are recorded at their estimated fair value at the date of acquisition and are amortized over their estimated useful lives using the straight-line method. The estimated useful lives of amortizable intangible assets are as follows:

Customer relationships	3 years
Technology assets	5 years

F-38

DIGITAL BRANDS GROUP, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Impairment

Long-Lived Assets

The Company reviews its long-lived assets (property and equipment and amortizable intangible assets) for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected cash flows, undiscounted, is less than the carrying amount of the asset, an impairment loss is recognized as the amount by which the carrying amount of the asset exceeds its fair value.

Goodwill

Goodwill and identifiable intangible assets that have indefinite useful lives are not amortized, but instead are tested annually for impairment and upon the occurrence of certain events or substantive changes in circumstances. The annual goodwill impairment test allows for the option to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. An entity may choose to perform the qualitative assessment on none, some or all of its reporting units or an entity may bypass the qualitative assessment for any reporting unit and proceed directly to step one of the quantitative impairment test. If it is determined, on the basis of qualitative factors, that the fair value of a reporting unit is, more likely than not, less than its carrying value, the quantitative impairment test is required.

The quantitative impairment test calculates any goodwill impairment as the difference between the carrying amount of a reporting unit and its fair value, but not to exceed the carrying amount of goodwill. It is our practice, at a minimum, to perform a qualitative or quantitative goodwill impairment test in the fourth quarter at every year end on December 31st.

Indefinite-Lived Intangible Assets

Indefinite-lived intangible assets established in connection with business combinations consist of the brand name. The impairment test for identifiable indefinite-lived intangible assets consists of a comparison of the estimated fair value of the intangible asset with its carrying value. If the carrying value exceeds its fair value, an impairment loss is recognized in an amount equal to that excess.

Convertible Instruments

U.S. GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional as that term is described under applicable U.S. GAAP.

F-39

DIGITAL BRANDS GROUP, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

When the Company has determined that the embedded conversion options should not be bifurcated from their host instruments, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption. The Company also records, when necessary, deemed dividends for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the preferred shares.

Accounting for Preferred Stock

The Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity, includes standards for how an issuer of equity (including equity shares issued by consolidated entities) classifies and measures on its balance sheet certain financial instruments with characteristics of both liabilities and equity.

Management is required to determine the presentation for the preferred stock as a result of the redemption and conversion provisions, among other provisions in the agreement. Specifically, management is required to determine whether the embedded conversion feature in the preferred stock is clearly and closely related to the host instrument, and whether the bifurcation of the conversion feature is required and whether the conversion feature should be accounted for as a derivative instrument.

If the host instrument and conversion feature are determined to be clearly and closely related (both more akin to equity), derivative liability accounting under ASC 815, Derivatives and Hedging, is not required. Management determined that the host contract of the preferred stock is more akin to equity, and accordingly, liability accounting is not required by the Company. The Company has presented preferred stock within stockholders’ equity.

Costs incurred directly for the issuance of the preferred stock are recorded as a reduction of gross proceeds received by the Company, resulting in a discount to the preferred stock. The discount is not amortized.

Revenue Recognition

In accordance with FASB ASC 606, Revenue from Contracts with Customers¸ the Company determines revenue recognition through the following steps:

●	Identification of a contract with a customer;
●	Identification of the performance obligations in the contract
●	Determination of the transaction price
●	Allocation of the transaction price to the performance obligations in the contract, and
●	Recognition of revenue when or as the performance obligations are satisfied

Revenue is recognized when performance obligations are satisfied through the transfer of control of promised goods to the Company’s customers in an amount that reflects the consideration expected to be received in exchange for transferring goods or services to customers. Control transfers once a customer has the ability to direct the use of, and obtain substantially all of the benefits from, the product, upon shipment of product. This includes the transfer of legal title, physical possession, the risks and rewards of ownership, and customer acceptance.

The Company derives its revenue primarily from wholesale and e-commerce transactions. For both channels, revenue is recognized at the time the product is shipped to the customer, which is the point in time when control is transferred. The Company considers the sale of products as a single performance obligation. For the Company’s licensing agreement via Bailey44, the Company recognizes royalty revenue on a monthly basis over the term of the license agreement.

F-40

DIGITAL BRANDS GROUP, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

The Company provides the customer the right of return on the product and revenue is adjusted based on an estimate of the expected returns based on historical rates.

The Company deducts discounts, sales tax, and estimated refunds to arrive at net revenue. Sales tax collected from clients is not considered revenue and is included in accrued expenses until remitted to the taxing authorities. Shipping and handling fees charged to customers are included in net revenues. All shipping and handling costs are accounted for as distribution expenses, and are therefore not evaluated as a separate performance obligation.

Cost of Revenues

Cost of revenues consists primarily of inventory sold and related freight-in. Cost of revenues includes direct labor pertaining to our inventory production activities and an allocation of overhead costs including rent and insurance.

General and Administrative

General and administrative expenses consist primarily of compensation and benefits costs, professional services and information technology. General and administrative expenses also include payment processing fees, design and warehousing fees.

Common Stock Purchase Warrants and Other Derivative Financial Instruments

The Company accounts for derivative instruments in accordance with ASC 815, which establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other financial instruments or contracts and requires recognition of all derivatives on the balance sheet at fair value, regardless of hedging relationship designation. Accounting for changes in fair value of the derivative instruments depends on whether the derivatives qualify as hedging relationships and the types of relationships designated are based on the exposures hedged. At September 30, 2025 and December 31, 2024, the Company did not have any derivative instruments that were designated as hedges.

Stock Option and Warrant Valuation

Stock option and warrant valuation models require the input of highly subjective assumptions. The fair value of stock-based payment awards was estimated using the Black-Scholes option model. For warrants and stock options issued to non- employees, the Company accounts for the expected life based on the contractual life of the warrants and stock options. For employees, the Company accounts for the expected life of options in accordance with the “simplified” method, which is used for “plain-vanilla” options, as defined in the accounting standards codification. The simplified method is based on the average of the vesting tranches and the contractual life of each grant. For stock price volatility, the Company uses comparable public companies as a basis for its expected volatility to calculate the fair value of options grants. The risk-free interest rate was determined from the implied yields of U.S. Treasury zero-coupon bonds with a remaining life consistent with the expected term of the options. The number of stock award forfeitures are recognized as incurred.

Stock-Based Compensation

The Company accounts for stock-based compensation costs under the provisions of ASC 718, Compensation — Stock Compensation, which requires the measurement and recognition of compensation expense related to the fair value of stock-based compensation awards that are ultimately expected to vest. Stock based compensation expense recognized includes the compensation cost for all stock-based payments granted to employees, officers, and directors based on the grant date fair value estimated in accordance with the provisions of ASC 718. ASC 718 is also applied to awards modified, repurchased, or cancelled during the periods reported. Stock-based compensation is recognized as an expense over the employee’s requisite vesting period and over the nonemployee’s period of providing goods or services.

F-41

DIGITAL BRANDS GROUP, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

The Company measures employee stock-based awards at grant-date fair value and recognizes employee compensation expense on a straight-line basis over the vesting period of the award. Determining the appropriate fair value of stock-based awards requires the input of subjective assumptions, including the fair value of the Company’s common stock, and for stock options, the expected life of the option, and expected stock price volatility. The Company used the Black-Scholes option pricing model to value its stock option awards. The assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, stock-based compensation expense could be materially different for future awards.

Segment Information

In accordance with ASC 280, Segment Reporting, we identify our operating segments according to how our business activities are managed and evaluated. As of September 30, 2025, we had one operating segment which pertains to the sale of apparel. All brands and reporting units currently report to the Chief Executive Officer. Each of our brands serve or are expected to serve customers through our wholesale, in store and online channels, allowing us to execute on our omni-channel strategy. We have determined that each of our brands share similar economic and other qualitative characteristics, and therefore the results of our operating businesses are aggregated into one reportable segment. All of the operating businesses have met the aggregation criteria and have been aggregated and are presented as one reportable segment, as permitted by ASC 280. We continually monitor and review our segment reporting structure in accordance with authoritative guidance to determine whether any changes have occurred that would impact our reportable segments.

Net Loss per Share

Net earnings or loss per share is computed by dividing net income or loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per share. Diluted net earnings or loss per share reflect the actual weighted average of common shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive securities are excluded from the computation of the diluted net loss per share if their inclusion would be anti-dilutive. As all potentially dilutive securities are anti-dilutive as of September 30, 2025, and 2024, diluted net loss per share is the same as basic net loss per share for each year. Potentially dilutive items outstanding as of September 30, 2025 and 2024 are as follows:

	September 30,
	2025	2024
Series A convertible preferred stock	542	542
Series C convertible preferred stock	1,500	1,500
Series D convertible preferred stock	9,192,054	-
Common stock warrants	32,436,481	45,701
Stock options	31	31
Total potentially dilutive shares	41,630,608	47,774

The stock options and warrants above are out-of-the-money as of September 30, 2025 and 2024.

Leases

The Company accounts for leases in accordance with ASC 842, Leases, which requires the recognition of right-of-use (ROU) assets and corresponding lease liabilities on the balance sheet for both operating and finance leases. However, the Company has elected to apply the short-term lease exemption under ASC 842, whereby leases with a term of 12 months or less are not recorded on the balance sheet. Instead, lease payments for these short-term leases are recognized as lease expense on a straight-line basis over the lease term in the statement of operations. This policy simplifies accounting for leases of shorter duration while maintaining compliance with disclosure requirements.

F-42

DIGITAL BRANDS GROUP, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

NOTE 4: DUE FROM FACTOR

The Company, via its subsidiaries, Bailey, Stateside and Sundry, assigns a portion of its trade accounts receivable to third-party factoring companies, who assumes the credit risk with respect to the collection of non-recourse accounts receivable. The Company may request advances on the net sales factored at any time before their maturity date. The factor charges a commission on the net sales factored for credit and collection services. For one factoring company, interest on advances is charged as of the last day of each month at a rate equal to the LIBOR rate plus 2.5% for Bailey. For Stateside and Sundry, should total commission and fees payable be less than $30,000 in a single year, then the factor shall charge the difference between the actual fees in said year and $30,000 to the Company. Interest on advances is charged as of the last day of each month at a rate equal to the greater of either, (a) the Chase Prime Rate + (2.0)% or (b) (4.0)% per annum. For another factoring company, interest is charged at 1/33 of 1 per day, which rate will increase or decrease in accordance with changes in the “Prime Rate”, which such prime rate to be deemed to be 4.25% on the date of the agreement.

Advances are collateralized by a security interest in substantially all of the companies’ assets.

Due to/from factor consist of the following:

	September 30	December 31
	2025	2024
Outstanding receivables:
Without recourse	$283,849	$460,815
With recourse	13,920	142,914
Matured funds and deposits	62,370	61,941
Advances	(131,926)	(275,484)
	$228,213	$390,186

NOTE 5: CERTAIN ASSETS

Prepaid Expenses and Other Current Assets

As of September 30, 2025, prepaid expenses and other assets included $7,256,064, primarily consisting of remaining capitalized amounts pursuant to prepaid vendor service agreements as noted below.

F-43

DIGITAL BRANDS GROUP, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

In January 2025, the Company entered into a marketing services agreement for a five-year period, whereby the Company issued pre-funded warrants for the purchase of 2,068,965 shares of common stock. The fair value of the Vendor Pre-Funded Warrants was $3,000,000, or $1.45 per share. Through September 30, 2025, $409,315 of the prepaid amount was amortized to sales and marketing expenses.

In March 2025, Bailey entered into a long-term marketing service agreement with the same vendor as above. The Company paid $2,500,000 pursuant to the agreement. As of September 30, 2025, $250,000 of the prepaid amount was amortized to sales and marketing expenses.

In August 2025, the Company entered into a long-term marketing service agreement with the same vendor as above. The Company paid $1,240,000 pursuant to the agreement. As of September 30, 2025, $101,918 of the prepaid amount was amortized to sales and marketing expenses.

In September 2025, the Company entered into two marketing service agreements with third-party service provider for a term of 12 months. The Company paid $425,000 and $350,000, respectively, pursuant to these agreements. As of September 30, 2025, $35,417 and $29,167, respectively, of the prepaid amounts were amortized to sales and marketing expenses.

In September 2025, Bailey entered into a marketing service agreement with a third-party service provider. The Company paid $350,000 pursuant to the agreement. No amortization has been charged as of September 30, 2025.

All marketing agreements were entered into for the purpose of assisting the Company in its strategic shift towards the collegiate athletic program line of business.

Goodwill

The Company recorded goodwill from each of its business combinations. The following is a summary of goodwill by entity as of September 30, 2025, and December 31, 2024:

	September 30,	December 31,
	2025	2024
Bailey	$3,158,123	$3,158,123
Stateside	2,104,056	2,104,056
Sundry	3,711,322	3,711,322
	$8,973,501	$8,973,501

Intangible Assets

The following table summarizes information relating to the Company’s identifiable intangible assets as of September 30, 2025:

September 30, 2025	Gross		Accumulated	Carrying
	Amount	Impairment	Amortization	Value
Amortized:
Customer relationships	8,634,560	-	(8,218,021)	416,539
Technology asset	3,000,000	-	-	3,000,000
	$11,634,560	$-	$(8,218,021)	$3,416,539
Indefinite-lived:
Brand name	4,453,880	-	-	4,453,880
Total	$16,088,440	$-	$(8,218,021)	$7,870,419

December 31, 2024	Gross		Accumulated	Carrying
	Amount	Impairment	Amortization	Value
Amortized:
Customer relationships	10,022,560	(1,388,000)	(6,968,401)	1,666,159
	$10,022,560	$(1,388,000)	$(6,968,401)	$1,666,159
Indefinite-lived:
Brand name	4,453,880	-	-	4,453,880
Total	$14,476,440	$(1,388,000)	$(6,968,401)	$6,120,039

On April 1, 2025, the Company entered into an Asset Purchase Agreement (the “Open Daily APA”) with Open Daily Technologies Inc. (“Open Daily”). Pursuant to the terms of the Open Daily APA, the Company agreed to purchase, and Open Daily agreed to sell certain intellectual property owned by Open Daily, including, but not limited to, patent applications, trademarks, and software products and platforms (the “Open Daily Assets”), but not any liability or obligation of Open Daily in connection with the Company’s purchase of the Open Daily Assets, in exchange for the issuance by the Company of 344,827 shares of the Company’s common stock (the “Open Daily Acquisition”) for total equity consideration of $3,000,000. The Open Daily Acquisition closed on April 2, 2025.

The Open Daily Acquisition was determined to be an asset acquisition as it met the concentration test under ASC 805-10-55 and was and does not meet the definition of a business under ASC 805-10-20. Pursuant to ASC 805-20-55, the Company identified a single unit of account for the acquired assets, which was deemed to be technology assets. The fair value of the technology assets was $3,000,000, based upon the purchase price noted above. As of September 30, 2025, the technology assets were not yet placed in service and amortization has not begun. The Company expects the assets to be placed in service in late 2025 or early 2026.

The Company recorded amortization expense of $416,540 and $618,534 during the three months ended September 30, 2025 and 2024, and $1,249,620 and $2,057,637 during the nine months ended September 30, 2025 and 2024, respectively, which is included in general and administrative expenses in the consolidated statements of operations

F-44

DIGITAL BRANDS GROUP, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

NOTE 6: LIABILITIES AND DEBT

Accrued Expenses and Other Liabilities

The Company accrued expenses and other liabilities line in the consolidated balance sheets is comprised of the following as of September 30, 2025 and December 31, 2024:

	September 30,	December 31,
	2025	2024
Accrued expenses	$591,371	$591,371
Payroll related liabilities	4,553,233	4,268,880
Sales tax liability	161,562	187,971
Other liabilities	208,880	208,880
	$5,515,046	$5,257,102

Payroll related liabilities are primarily related to overdue payroll taxes due to be remitted to federal and state authorities by the parent company (Digital Brands Group, Inc.) and Bailey.

As of September 30, 2025, accrued expenses included $535,000 in common stock issuances pursuant to an advisory agreement for services performed in 2022. The 4 shares of common stock owed per the agreement are expected to be issued in the fourth quarter of 2025 or early 2026.

Convertible Debt

On February 20, 2025, the Company settled the remaining convertible debt principal in cash, along with $47,000 of accrued interest. As of September 30, 2025 and December 31, 2024, the outstanding principal balance was $0 and $100,000, respectively.

Sixth Street Diagonal Promissory Note

On January 16, 2025, the Company entered into a loan agreement with 1800 Diagonal Lending, LLC for a $121,900 promissory note, with a purchase price of $100,000 and a 12% one-time interest charge. The Company will make nine monthly payments of $15,170, with the note maturing on October 16, 2025. As of September 30, 2025, there is $15,170 outstanding, net of debt discount of $0.

Loan Payable — PPP and SBA Loan

In April 2022, Bailey received notification of full forgiveness of its second U.S. Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”) loan totaling $1,347,050 and partial forgiveness of its first PPP loan totaling $413,705. As of September 30, 2025 and December 31, 2024, Bailey had an outstanding PPP loan balance of $933,295 maturing in April 2026.

In June 2020, the Company received a SBA loan in the principal amount of $150,000, bearing interest at a rate of 3.75% per annum. As of September 30, 2025 and December 31, 2024, the Company maintained an outstanding balance of $150,000 on this loan. The loan matures in April 2050.

Merchant Advances

Future Sales Receipts

From 2022 through 2024, the Company obtained several merchant advances. These advances are, for the most part, secured by expected future sales transactions of the Company with expected payments on a weekly basis. The Company made total cash repayments, pertaining to principal and interest, of $169,998 for the nine months ended September 30, 2025.

F-45

DIGITAL BRANDS GROUP, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

The following is a summary of the merchant advances as of September 30, 2025 and December 31,2024:

	September 30,	December 31,
	2025	2024
Principal	$1,688,159	$1,858,157
Less: unamortized debt discount	-	-
Merchant cash advances, net	$1,688,159	$1,858,157

Promissory Note Payable

As of September 30, 2025, and December 31, 2024, the outstanding principal on the note to the sellers of Bailey was $3,500,000. Interest expense was $105,000 and $105,000 for the three months ended September 30, 2025 and 2024, respectively, and $315,000 and $315,000 for the nine months ended September 30, 2025 and 2024 respectively, which was accrued and unpaid as of December 31, 2024. The note matures on December 8, 2025.

NOTE 7: STOCKHOLDERS’ EQUITY (DEFICIT)

Common Stock

As of September 30, 2025, the Company had 1,000,000,000 shares of common stock, $0.0001 par value per share, authorized.

Common stockholders have voting rights of one vote per share. The voting, dividend, and liquidation rights of the holders of common stock are subject to and qualified by the rights, powers, and preferences of preferred stockholders.

2025 Transactions

On April 1, 2025, the Company issued 344,827 shares of common stock pursuant to the Open Daily Acquisition (see Note 5).

During nine months ended September 30, 2025, the Company issued 41,164 shares of common stock pursuant to the conversion of accounts payable for a total fair value of $404,642.

During nine months ended September 30, 2025, the Company issued 1,194,445 shares of common stock pursuant exercise of warrants by warrant holders for proceeds of $543,056. The warrants were originally issued in the offering noted below.

Offerings

On February 13, 2025, the Company entered into securities purchase agreements (the “Purchase Agreements”) with certain accredited investors named therein (the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a best efforts offering (the “February 2025 Offering”) 11,365,340 units (the “Units”), including (i) 125,535 units consisting of one share of common stock and two warrants to purchase one share of common stock each (the “Share Unit Warrants”), at a purchase price per unit equal to $0.66, and (ii) 11,239,805 units consisting of a pre-funded warrant to purchase one share of Common Stock (“Pre-Funded Warrants”), immediately exercisable at an exercise price of $0.0001 per share, and two warrants to purchase one share of common stock each (the “PFW Unit Warrants, and collectively with the Share Unit Warrants, the “Warrants”), at a purchase price per unit equal to $0.6599. The Warrants may be exercised for an aggregate of 22,730,680 shares of Common Stock at an exercise price equal to $0.66 per share, subject to adjustment for stock splits and similar events. The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties. The February 2025 Offering closed on February 18, 2025.

The Company offered Pre-Funded Warrants to those Purchasers whose purchase of common stock in the February 2025 Offering would have resulted in the Purchasers, together with their affiliates and certain related parties, beneficially owning more than 4.99% (or at the election of the Purchasers, 9.99%) of our common stock immediately following the consummation of the February 2025 Offering in lieu of the common stock that would otherwise result in ownership in excess of 4.99% (or at the election of the Purchaser, 9.99%) of the outstanding common stock of the Company. The Pre-Funded Warrants may be exercised commencing on the issuance date and do not expire. The Pre-Funded Warrants are exercisable for cash; provided, however that they may be exercised on a cashless exercise basis if, at the time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the common stock issuable upon exercise of the Pre-Funded Warrants. The exercise of the Pre-Funded Warrants will be subject to a beneficial ownership limitation, which will prohibit the exercise thereof, if upon such exercise the holder of the Pre-Funded Warrants, its affiliates and any other persons or entities acting as a group together with the holder or any of the holder’s affiliates would hold 4.99% (or, upon election of a Purchaser prior to the issuance of any shares, 9.99%) of the number of common stock outstanding immediately after giving effect to the issuance of common stock issuable upon exercise of the Pre-Funded Warrant held by the applicable holder, provided that the holder may increase or decrease the beneficial ownership limitation (up to a maximum of 9.99%) upon 60 days advance notice to the Company, which 60 day period cannot be waived.

F-46

DIGITAL BRANDS GROUP, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

During the nine months ended September 30, 2025, the Company issued an aggregate of 3,747,741 shares of common stock pursuant to the offerings detailed above for net proceeds of $6,642,433. The issuance of 3,747,741 shares includes 3,182,375 shares issued in February 2025 and 439,831 shares issued in July and August 2025 upon the exercise of warrants originally issued as part of the February 2025 Offering.

Series A Convertible Preferred Stock

On September 29, 2022, the Company filed the Certificate of Designations designating up to 6,800 shares out of the authorized but unissued shares of its preferred stock as Series A Convertible Preferred Stock

Except for stock dividends or distributions for which adjustments are to be made pursuant to the Certificate of Designations, the holders of the Series A Preferred Stock (the “Holders”) shall be entitled to receive, and the Company shall pay, dividends on shares of the Series A Preferred Stock equal (on an as-if-converted-to-common-stock basis) to and in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of the common stock. No other dividends shall be paid on shares of the Series A Preferred Stock.

With respect to any vote with the class of common stock, each share of the Series A Preferred Stock shall entitle the Holder thereof to cast that number of votes per share as is equal to the number of shares of common stock into which it is then convertible.

The Series A Preferred Stock shall rank (i) senior to all of the common stock; (ii) senior to any class or series of capital stock of the Company hereafter created specifically ranking by its terms junior to any Preferred Stock (“Junior Securities”); (iii) on parity with any class or series of capital stock of the Company created specifically ranking by its terms on parity with the Preferred Stock (“Parity Securities”); and (iv) junior to any class or series of capital stock of the Company hereafter created specifically ranking by its terms senior to any Preferred Stock (“Senior Securities”), in each case, as to dividends or distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily.

Each share of the Series A Preferred Stock shall be convertible, at any time and from time to time from and after September 29, 2022 at the option of the Holder thereof, into that number of shares of common stock determined by dividing the Stated Value of such share of the Series A Preferred Stock ($1,000 as of September 29, 2022) by the Conversion Price. The conversion price for each share of the Series A Preferred Stock is the closing price of the common stock on September 29, 2022, which was $9.30.

As of September 30, 2025 and December 31, 2024, there were 6,300 shares of Series A Convertible Preferred Stock issued and outstanding.

F-47

DIGITAL BRANDS GROUP, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Series C Convertible Preferred Stock

On June 21, 2023, the Company, on the one hand, and Moise Emquies, George Levy, Matthieu Leblan, Carol Ann Emquies, Jenny Murphy and Elodie Crichi (collectively, the “Sundry Investors”), on the other hand, executed a Securities Purchase Agreement (the “Sundry SPA”) whereby the Company issued 5,761 shares of Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”) to the Sundry Investors at a purchase price of $1,000 per share. The Series C Preferred Stock is convertible into a number of shares of the Company’s common stock equal to $1,000 divided by an initial conversion price of $896.25 which represents the lower of (i) the closing price per share of the common stock as reported on the Nasdaq on June 20, 2023, and (ii) the average closing price per share of common stock as reported on the Nasdaq for the five trading days preceding June 21, 2023. The shares of Series C Preferred Stock were issued in consideration for the cancellation of certain promissory notes issued by the Company to the Sundry Investors dated December 30, 2022 (the “Sundry Loan Documents”). The following is a summary of the rights and preferences of the Series C Preferred Stock

On June 21, 2023, the Company filed the Certificate of Designation with the Secretary of State for the State of Delaware designating up to 5,761 shares out of the authorized but unissued shares of its preferred stock as Series C Preferred Stock. The following is a summary of the principal terms of the Series C Preferred Stock.

Except for stock dividends or distributions for which adjustments are to be made pursuant to the Certificate of Designations, the holders of the Series C Preferred Stock (the “Series C Holders”) shall be entitled to receive, and the Company shall pay, dividends on shares of the Series C Preferred Stock equal (on an as-if-converted-to-common-stock basis) to and in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of the common stock. No other dividends shall be paid on shares of the Series C Preferred Stock.

The Series C Holders are entitled to vote as a class as expressly provided in the Certificate of Designation. The Series C Holders are also entitled to vote with the holders of shares of common stock, voting together as one class, on all matters in which the Series C Holders are permitted to vote with the class of shares of Common Stock.

With respect to any vote with the class of common stock, each share of the Series C Preferred Stock shall entitle the Holder thereof to cast that number of votes per share as is equal to the number of shares of common stock into which it is then convertible (subject to the ownership limitations specified in the Certificate of Designation) using the record date for determining the stockholders of the Company eligible to vote on such matters as the date as of which the conversion price is calculated.

The Series C Preferred Stock shall rank (i) senior to all of the common stock; (ii) senior to Junior Securities; (iii) on parity with Parity Securities; and (iv) junior to Senior Securities, in each case, as to dividends or distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily. Subject to any superior liquidation rights of the holders of any Senior Securities of the Company and the rights of the Company’s existing and future creditors, upon a Liquidation, each Holder shall be entitled to be paid out of the assets of the Company legally available for distribution to stockholders, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the common stock and Junior Securities and pari passu with any distribution to the holders of Parity Securities, an amount equal to the Stated Value (as defined in the Certificate of Designation) for each share of the Series C Preferred Stock held by such Holder and an amount equal to any accrued and unpaid dividends thereon, and thereafter the Series C Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of common stock would receive if the Series C Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to common stock which amounts shall be paid pari passu with all holders of common stock.

Each share of the Series C Preferred Stock shall be convertible, at any time and from time to time from and after June 21, 2023 at the option of the Holder thereof, into that number of shares of common stock determined by dividing the Stated Value of such share of the Series C Preferred Stock ($1,000 as of June 21, 2023) by the Conversion Price. The conversion price for each share of the Series C Preferred Stock is $896.25, which is the lower of (a) the closing price per share of the common stock as reported on the Nasdaq on June 20, 2023 (the trading day before the date of the Sundry SPA), and (b) the average closing price per share of common stock as reported on the Nasdaq for the five trading days preceding the date of the Sundry SPA, subject to adjustment herein (the “Series C Conversion Price”).

F-48

DIGITAL BRANDS GROUP, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

The Company has the option to redeem any or all of the then outstanding Series C Preferred Stock at 112% of the then Stated Value any time after June 21, 2023 and so long as there is an effective registration statement covering the shares issuable upon conversion of the Series C Preferred Stock.

As of both September 30, 2025 and December 31, 2024, there were 1,344 shares of Series C Preferred Stock issued and outstanding.

Series D Convertible Preferred Stock

On August 13, 2025, the Company completed the initial closing of a private equity offering, issuing 14,031 shares of Series D Convertible Preferred Stock, par value $0.0001 per share, with a stated value of $1,000 per share, for gross cash proceeds of approximately $11.2 million (aggregate stated value of $14.0 million). The shares are convertible into common stock at a price equal to 80% of the lowest closing price of the Company’s common stock for the five trading days immediately preceding the conversion date, subject to ownership limitations.

On September 26, 2025, pursuant to an amendment to the original agreement, the Company issued an additional 1,875 Series D Preferred shares to an investor for gross proceeds of $1.5 million, increasing the stated value to $1,150 per share (aggregate stated value of $2.16 million).

As of September 30, 2025, there were 15,906.25 Series D Convertible Preferred shares outstanding.

The Series D Preferred Stock carries a conversion feature into common stock, subject to Nasdaq ownership limitations, and was issued at a discount, resulting in aggregate gross proceeds of $12.7 million before deducting offering costs.

The Company received aggregate net proceeds of $11,387,000 pursuant to the Series D offerings.

The Company is required to hold the proceeds from the offering in a segregated bank account, with 50% released upon the second closing and the remaining 50% to be released upon satisfaction of the following conditions: (i) shareholder approval of the reverse stock split and 20% rule, and (ii) SEC effectiveness of the resale registration statement.

Based on ASC 815 and the terms of the Series D Convertible Preferred Stock, all features of the Series D Preferred Stock are clearly and closely related to the equity host. No bifurcation of embedded features is required, as the conversion options, participating dividends, protective rights, price protection, liquidation preference, and other features all bear the risks and economics of the residual equity interest. The Series D Convertible Preferred Stock does not include any mandatory redemption provisions or obligations that require the Company to deliver cash or other assets to the holders. Conversion features are equity-settled, allowing holders to convert shares into common stock at a price based on the lowest five-day closing price prior to conversion, and any ownership limits are designed to maintain equity characteristics rather than create a redemption obligation. There are no put features, mandatory repurchase provisions, or redemption rights exercisable at the option of the holder or upon events outside the Company’s control.

Under ASC 480-10-S99-3A, the Series D shares do not meet the criteria for temporary equity under ASC 480 for SEC registrants.

The Series D shall rank (i) senior to all of the Common Stock; (ii) senior to any class or series of capital stock of the Company hereafter created specifically ranking by its terms junior to any Series D (“Junior Securities”); (iii) on parity with the Company’s Series A Convertible Preferred Stock, Series C Preferred Stock, as well as any class or series of capital stock of the Company created specifically ranking by its terms on parity with the Preferred Stock (“Parity Securities”); and (iv) junior to any class or series of capital stock of the Company hereafter created specifically ranking by its terms senior to any Series D (“Senior Securities”), in each case, as to dividends or distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily. Subject to any superior liquidation rights of the holders of any Senior Securities of the Company and the rights of the Company’s existing and future creditors, upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), each Holder shall be entitled to be paid out of the assets of the Company legally available for distribution to stockholders, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock and Junior Securities and pari passu with any distribution to the holders of Parity Securities, an amount equal to the Stated Value for each share of Series D held by such Holder and an amount equal to any accrued and unpaid dividends thereon, and thereafter the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation the same amount that a holder of Common Stock would receive if the Seres D were fully converted (disregarding for such purposes any conversion limitations hereunder) to Common Stock which amounts shall be paid pari passu with all holders of Common Stock. The Company shall mail written notice of any such Liquidation, not less than sixty (60) days prior to the payment date stated therein, to each Holder.

Liquidation Preferences

As of September 30, 2025, the liquidation preferences of the preferred stock were as follows:

Series A convertible preferred stock	$6,300,000
Series C convertible preferred stock	$1,344,000
Series D convertible preferred stock	$18,292,188

NOTE 8: RELATED PARTY TRANSACTIONS

As of September 30, 2025 and December 31, 2024, amounts due to related parties was $395,921 and $411,921, respectively. The advances are unsecured, non-interest bearing and due on demand. Amounts due to related parties consist of amounts due to current and former executives, and a board member.

As of September 30, 2025 and December 31, 2024, due to related parties includes $104,568 in advances from Mark Lynn, a director and former officer of the company, and accrued salary and expense reimbursements of $87,221 to current officers of the company.

In October 2022, the Company received advances from a director, Trevor Pettennude, totaling $325,000. The advances are unsecured, non-interest bearing and due on demand. As of September 30, 2025 and December 31, 2024, $174,000 and $190,000, respectively, was outstanding.

NOTE 9: WARRANTS AND OPTIONS

Common Stock Warrants

A summary of information related to common stock warrants for the nine months ended September 30, 2025 is as follows:

	Common	Weighted
	Stock	Average
	Warrants	Exercise Price
Outstanding - December 31, 2024	45,701	$580.12
Granted	36,788,155	0.42
Exercised	(4,376,820)	0.12
Forfeited	(20,555)	-
Outstanding - September 30, 2025	32,436,481	$1.18

Exercisable at September 30, 2025	32,436,481	$1.18

F-49

DIGITAL BRANDS GROUP, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Warrant Transactions

Vendor Agreement

On or around January 21, 2025, the Company entered into a vendor agreement (the “Vendor Agreement”) with MavDB Consulting LLC (the “Vendor”). The engagement of the Vendor is for a five year period and the vendor services to be provided include, but are not limited to, product content production, social media marketing, engagement of influencers and student athletes for product awareness, and event and staffing costs (the “Services”). In consideration for the Services, the Company will pay the Vendor a vendor fee equal to $3,000,000 (the “Cash Fee”) within thirty calendar days after the date of the Vendor Agreement (the “Payment Period”), provided, however, that Vendor may elect to receive the Vendor Shares (as defined below) and/or Vendor Pre-Funded Warrants (as defined below) as described below in lieu of the Cash Fee by providing written notice to the Company of such election during the Payment Period (the “Written Notice”). The “Vendor Shares” shall mean a number of common stock equal to the Cash Fee divided by $1.45, provided, however, if the issuance of any of the Vendor Shares would cause the Vendor to exceed 4.99% of the of the outstanding Common Stock, as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder, then the Company shall instead issue to Vendor pre-funded warrants (the “Vendor Pre-Funded Warrants”) for the purchase of the amount of Vendor Shares in excess of the beneficial ownership limitation, provided, further, that if the Vendor specifies in the Written Notice that the Vendor elects to receive Vendor Pre-Funded Warrants in lieu of the entire amount of the Vendor Shares, then the Company shall instead issue to Vendor the Vendor Pre-Funded Warrants to purchase the entire amount of the Vendor Shares. The Vendor delivered the Written Notice to the Company during the Payment Period in lieu of the Cash Fee and the Company issued the Vendor Pre-Funded Warrants for the purchase of 2,068,965 shares of common stock to the Vendor on January 21, 2025. The fair value of the Vendor Pre-Funded Warrants was $3,000,000, or $1.45 per share, which was included as prepaid expenses on the consolidated balance sheet as of September 30, 2025.

The Vendor Pre-Funded Warrants have an initial exercise price per share of common stock equal to $0.01. The Vendor Pre-Funded Warrants are immediately exercisable and will expire five years after the issuance date of the Vendor Pre-Funded Warrants. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events. The Vendor Pre-Funded Warrants will be exercisable, at the option of the Vendor, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise). The Vendor (together with its affiliates) may not exercise any portion of the Vendor Pre-Funded Warrants to the extent that the Vendor would own more than 4.99% of the outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the Vendor to us, the Vendor may increase the amount of beneficial ownership of outstanding shares after exercising the Vendor’s Pre-Funded Warrants up to 9.99% of the number of our shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Vendor Pre-Funded Warrants. In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the Vendor may elect instead to receive upon such exercise (either in whole or in part) the number of shares of common stock determined according to a formula set forth in the Vendor Pre-Funded Warrants.

February 2025 Offering

On February 18, 2025, the Company issued 748,705 warrants to RBW Capital Partners LLC, through Dawson James Securities, Inc. (the “Placement Agent”), entitling the holder to purchase 568,267 shares of common stock at an exercise price of $0.759 per share (the “Placement Agent Warrants”). Out of above issued warrants, 454,614 warrants has been exercised in quarter ending September 30, 2025.

In February 2025, the Company issued 33,970,485 warrants pursuant to the February 2025 Offering (see Note 7) which includes 11,239,805 pre-funded warrants with no expiration date for exercise. Of the above 33,970,485 warrants issued, 3,182,375 warrants were exercised for shares of common stock in the first quarter of 2025 and 454,614 warrants were exercised for shares of common stock in the third quarter of 2025.

The Company received proceeds of $543,056 pursuant to warrant exercises in the third quarter of 2025.

Stock Options

As of September 30, 2025, and December 31, 2024, the Company had 31 stock options outstanding with a weighted average exercise price of $452,500 per share.

Stock-based compensation expense of $0 and $1,060 was recognized for the three months ended September 30, 2025 and 2024, and $0 and $169,261 was recognized for the nine months ended September 30, 2025 and 2024, respectively.

F-50

DIGITAL BRANDS GROUP, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

NOTE 10: LEASE OBLIGATIONS

Rent is classified by function on the consolidated statements of operations either as general and administrative, sales and marketing, or cost of revenue.

The Company determines whether an arrangement is or contains a lease at inception by evaluating potential lease agreements including services and operating agreements to determine whether an identified asset exists that the Company controls over the term of the arrangement. Lease commencement is determined to be when the lessor provides access to, and the right to control, the identified asset.

The Company currently maintains one leased property under a month-to-month agreement, which is classified as a short-term leases in accordance with ASC 842. The first property, located in Vernon, California, serves as the Company’s warehouse and distribution Center, encompassing approximately 42,000 square feet with a monthly base rent of $12,000.

NOTE 11: STOCK PAYABLE

In July 2025, the Company entered into a three-year exclusive private label manufacturing agreement with AAA Tuscaloosa, LLC to produce knit apparel for the University of Alabama. In return, the Company agreed to issue $1 million in common stock per year, with a 15-month make-whole guarantee, and to invest $1 million in marketing and product development by the end of 2025. As of September 30, 2025, the incurred $69,406 in marketing services pursuant to the agreement based on the 3 year term, pursuant to which shares of common stock are payable. As of September 30, 2025, the Company recognized a corresponding outstanding stock payable of $69,406 per the condensed consolidated balance sheet. The shares are expected to be issued in the fourth quarter of 2025.

In July and August 2025, the Company received $5,030,248 in proceeds related to the exercise of warrants originally issued in February 2025. As of September 30, 2025, the warrants had not yet been exercised nor were the shares yet issued. Accordingly, the proceeds has been recognized as stock payable as of September 30, 2025 and will be reclassified to equity upon the issuance of the shares. The shares are expected to be issued in the fourth quarter of 2025.

NOTE 12: CONTINGENCIES

●	On March 21, 2023, a vendor filed a lawsuit against the Company related to trade payables totaling approximately $43,501. Such amounts include interest due, and are included in accounts payable, net of payments made to date, in the accompanying consolidated balance sheets. The Company does not believe it is probable that the losses in excess of such trade payables will be incurred.

●	On November 16, 2023 a vendor filed a lawsuit against the company related to trade payables totaling approximately $345,384 , which represents past due fees and late fees. Such amounts are included in the accompanying balance sheets. The Company does not believe it is probable that losses in excess of such pay trade payables will be incurred.

●	On March 20, 2024, a former temporary worker engaged through a third-party placement agency, who was never an employee of the Company, filed a wrongful termination lawsuit against the Company. The Company is disputing this claim. The matter is scheduled for arbitration this fall.

●	On April 17, 2024, a former employee filed a wrongful termination lawsuit against the Company. The employee was part of the marketing team, which was fully transitioned to a third-party outsourced marketing solution. The Company disputed the claim and initially pursued arbitration; however, the matter was settled in May 2025 for a payment by the company of $81,000. Of this amount, $41,000 was paid in June 2025, with the remaining $40,000 to be paid in three equal installments of $13,000 in July, August 2025, and September 2025.

●	In June 2021, a vendor filed a lawsuit against Bailey related to a retail store lease in the amount of $1,500,000. The Company is disputing the claim for damages and the matter is ongoing. The vendor has recently updated the claim to now be $450,968 after signing a long-term lease with another brand for this location. The Company is disputing this new amount after review of the lease.

●	On November 15, 2023, a vendor, Simon Showroom, filed a lawsuit against the company related to trade payables totaling approximately $582,208, representing “double damages,” while the actual amount due to the vendor was $292,604. The case was settled in full on December 10, 2024, for a total settlement amount of $400,000. As part of the settlement, the Company paid $50,000 in December 2024, followed by a $60,000 payment in February 2025. As of September 30, 2025, the Company had an outstanding balance of $130,000 remaining, with monthly payments of $30,000 being made under the terms of the settlement agreement.

All claims above, to the extent management believes it will be liable, have been included in accounts payable and accrued expenses and other liabilities in the accompanying consolidated balance sheet as of September 30, 2025.

Depending on the nature of the proceeding, claim, or investigation, we may be subject to monetary damage awards, fines, penalties, or injunctive orders. Furthermore, the outcome of these matters could materially adversely affect our business, results of operations, and financial condition. The outcomes of legal proceedings, claims, and government investigations are inherently unpredictable and subject to significant judgment to determine the likelihood and amount of loss related to such matters. While it is not possible to determine the outcomes, we believe based on our current knowledge that the resolution of all such pending matters will not, either individually or in the aggregate, have a material adverse effect on our business, results of operations, cash flows, or financial condition.

Except as may be set forth above the Company is not a party to any legal proceedings, and the Company is not aware of any claims or actions pending or threatened against us. In the future, the Company might from time to time become involved in litigation relating to claims arising from its ordinary course of business, the resolution of which the Company does not anticipate would have a material adverse impact on our financial position, results of operations or cash flows.

F-51

DIGITAL BRANDS GROUP, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

NOTE 13: INCOME TAXES

The Company has historically calculated the provision for income taxes during interim reporting periods by applying an estimate of the annual effective tax rate for the full fiscal year to “ordinary” income or loss (pretax income or loss excluding unusual or infrequently occurring discrete items) for the reporting period. The Company has used a discrete effective tax rate method to calculate taxes for the nine months ended September 30, 2025. The Company determined that since small changes in estimated “ordinary” income would result in significant changes in the estimated annual effective tax rate, the historical method would not provide a reliable estimate for the nine months ended September 30, 2025.

The Company recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Company assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due, cumulative losses through September 30, 2025, and no history of generating taxable income.

NOTE 14: SUBSEQUENT EVENTS

On October 17, 2025, the Company filed a registration statement on Form S-1 (the “Prospectus”) with the U.S. Securities and Exchange Commission (the “SEC”) to register the resale, from time to time, of up to 1,442,308 shares of its common stock, par value $0.0001 per share (the “Common Stock”), by certain selling stockholders.

The registered shares consist of (i) up to 360,577 shares issuable to AAA Tuscaloosa, LLC, pursuant to the Exclusive Private Label Manufacturing Agreement dated July 16, 2025 (the “AAA Agreement”), and (ii) up to 1,081,731 shares issuable to Traffic Rallytown, LLC, pursuant to the Exclusive Private Label Manufacturing Agreement dated July 16, 2025 (the “Rallytown Agreement”).

The Company will not receive any proceeds from the sale of shares by the selling stockholders under this registration.

In October 2025, the Company issued 600,000 shares of common stock upon the exercise of pre-funded warrants that were originally issued in February 2025. The exercise price of the prefunded warrants was $0.0001 per share, resulting in minimal proceeds to the Company.

On November 7, 2025, the Company filed a shelf registration statement under Form S-3 to register up to US $100 million of securities, including common stock, preferred stock, debt securities, warrants, and rights for future issuance..

F-52

DIGITAL BRANDS GROUP, INC.

Up to 1,442,308 Shares of Common Stock

The date of this prospectus is December       , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the registrant, other than estimated placement agent commissions, in connection with our public offering. All amounts shown are estimates except for the SEC registration fee:

Type	Amount
SEC Registration Fee	$
Accounting Fees and Expenses	$
Legal Fees and Expenses	$
Total Expenses	$

Item 14.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact of their prior or current service to the corporation as a director or officer, in accordance with the provisions of Section 145, which are sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”). The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

Our restated certificate of incorporation, as amended (our “Certificate of Incorporation”), provides that (a) any of our directors or officers made a party to an action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, or any appeal in such action, suit or proceeding, and any inquiry or investigation that could lead to such action, suit or proceeding (each, a “Proceeding”), by reason of such person’s service as our director or officer or as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another enterprise per our request, shall be indemnified and held harmless by us to the fullest extent permitted by the Delaware General Corporation Law against all judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including attorneys’ fees) actually incurred by such person in connection with such Proceeding; (b) we must advance reasonable expenses incurred in defending any such Proceeding, subject to limited exceptions; and (c) the indemnification rights conferred by it are not exclusive of any rights permitted by law.

As permitted by the DGCL, the Company’s sixth amended and restated certificate of incorporation, as amended, provides that directors will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

●	for any breach of the director’s duty of loyalty to the Company or its stockholders,

●	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

●	under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or

●	for any transaction from which the director derived any improper personal benefit.

This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

II-1

Our sixth amended and restated certificate of incorporation provides that we shall indemnify our directors, officers, employees and other agents to the fullest extent permitted by law, and our amended and restated bylaws provide that we shall indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by law. We believe that indemnification under our bylaws covers at least negligence and gross negligence on the part of indemnified parties.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the registrant’s directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Article VII of the by-laws provides that the Company shall indemnify any person who was or is a party or who was or is threatened to be made a party to any action, suit, arbitration, alternative dispute mechanism, inquiry, judicial, administrative or legislative hearing, investigation or any other threatened, pending or completed proceeding, whether brought by or in the right of the corporation or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative or other nature (hereinafter a “proceeding”) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, liabilities, losses, and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended.

Article VII of the by-laws further provides that, except with respect to a proceeding to enforce rights to indemnification or advancement of expenses under Article VII, the Company shall be required to indemnify a person under this Article VII in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors.

Article VII of the by-laws further provides that the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant. The Company has purchased directors’ and officers’ liability insurance covering many of the possible actions and omissions of persons acting or failing to act in such capacities.

Article VII of the by-laws also provides that the Company shall have the power to enter into indemnification agreements with any director, officer, employee or agent of the Registrant in furtherance of the provisions of Article VII. We have entered into agreements to indemnify our directors and executive officers, in addition to the indemnification provided for in our sixth amended and restated certificate of incorporation and bylaws. These agreements, among other things, provide for indemnification of our directors and officers for expenses, judgments, fines, penalties and settlement amounts incurred by any such person in any action or proceeding arising out of such person’s services as a director or officer or at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers. There is no pending litigation or proceeding involving any of our directors, officers, employees or agents. We are not aware of any pending or threatened litigation or proceeding that might result in a claim for indemnification by a director, officer, employee or agent.

Item 15.	Recent Sales of Unregistered Securities.

During the three fiscal years and interim period preceding the filing of this registration statement, we have issued the following securities that were not registered under the Securities Act. Each of the transactions described below was conducted in reliance upon the exemptions from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. No underwriters were involved in the sales and the certificates representing the securities sold and issued contain legends restricting transfer of the securities without registration under the Securities Act or an applicable exemption from registration.

On August 21, 2023, the Registrant filed a Certificate of Amendment to its Certificate of Incorporation, as amended, to effect a one-for-twenty-five (1-for-25) reverse stock split effective August 22, 2023 (the “August 2023 Split”). On December 9, 2024, the Registrant filed a Certificate of Amendment to its Certificate of Incorporation, as amended, to effect a one-for-fifty (1-for-50) reverse stock split effective December 12, 2024 (the “December 2024 Split”). All share and per share information in this Item 15 has been adjusted to reflect the August 2023 Split and December 2024 Split.

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MavDB Vendor Agreement; Issuance of Vendor Pre-Funded Warrants

On or around January 21, 2025, the Company entered into a vendor agreement (the “Vendor Agreement”) with MavDB Consulting LLC (the “Vendor”). The Vendor’s engagement is for a five-year period and the vendor services to be provided include, but are not limited to, product content production, social media marketing, engagement of influencers and student athletes for product awareness, and event and staffing costs (the “Services”). In consideration for the Services, the Company agreed to pay the Vendor a fee equal to $3,000,000 (the “Cash Fee”) within 30 calendar days after the date of the Vendor Agreement (the “Payment Period”); provided, however, that Vendor may elect to receive the Vendor Shares (as defined below) and/or Vendor Pre-Funded Warrants (as defined below) as described below in lieu of the Cash Fee by providing written notice to the Company of such election during the Payment Period (the “Written Notice”). The “Vendor Shares” means a number of shares of common stock equal to the Cash Fee divided by $1.45; provided, however, if the issuance of any of the Vendor Shares would cause the Vendor to exceed 4.99% of the outstanding common stock, as determined in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated thereunder, then the Company shall instead issue to Vendor pre-funded warrants (the “Vendor Pre-Funded Warrants”) for the purchase of the amount of Vendor Shares in excess of the beneficial ownership limitation; provided, further, that if the Vendor specifies in the Written Notice that the Vendor elects to receive Vendor Pre-Funded Warrants in lieu of the entire amount of the Vendor Shares, then the Company shall instead issue to Vendor the Vendor Pre-Funded Warrants to purchase the entire amount of the Vendor Shares. The Vendor delivered the Written Notice to the Company during the Payment Period and the Company issued the Vendor Pre-Funded Warrants for the purchase of 2,068,965 shares of common stock to Vendor on January 21, 2025.

The Vendor Pre-Funded Warrants have an initial exercise price per share of common stock equal to $0.01. The Vendor Pre-Funded Warrants are immediately exercisable and expire five years after the issuance date of the Vendor Pre-Funded Warrants. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events. The Vendor Pre-Funded Warrants will be exercisable, at the option of the Vendor, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise). The Vendor (together with its affiliates) may not exercise any portion of the Vendor Pre-Funded Warrants to the extent that the Vendor would own more than 4.99% of the outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the Vendor to the Company, the Vendor may increase the amount of beneficial ownership of outstanding shares after exercising the Vendor’s Pre-Funded Warrants up to 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Vendor Pre-Funded Warrants. In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the Vendor may elect instead to receive upon such exercise (either in whole or in part) the number of shares of common stock determined according to a cashless formula set forth in the Vendor Pre-Funded Warrants.

Closing of February 2025 Offering

On February 13, 2025, the Company entered into securities purchase agreements (collectively, the “Purchase Agreements”) with certain accredited investors named therein (collectively, the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a best efforts offering (the “February 2025 Offering”), an aggregate of 11,365,340 units (the “Units”), including (i) 125,535 units consisting of one share of the Company’s common stock and two warrants to purchase one share of common stock each (the “Share Unit Warrants”), at a purchase price per unit equal to $0.66, and (ii) 11,239,805 units consisting of a pre-funded warrant to purchase one share of common stock (“Pre-Funded Warrants”), immediately exercisable at an exercise price of $0.0001 per share, and two warrants to purchase one share of common stock each (the “PFW Unit Warrants, and collectively with the Share Unit Warrants, the “Warrants”), at a purchase price per unit equal to $0.6599. The Warrants may be exercised for an aggregate of 22,730,680 shares of common stock at an exercise price equal to $0.66 per share, subject to adjustment for stock splits and similar events. The Purchase Agreements contain customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties. The February 2025 Offering closed on February 18, 2025.

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The Company offered Pre-Funded Warrants to those Purchasers whose purchase of common stock in the February 2025 Offering would have resulted in the Purchasers, together with their affiliates and certain related parties, beneficially owning more than 4.99% (or at the election of the Purchasers, 9.99%) of the Company’s common stock immediately following the consummation of the February 2025 Offering in lieu of the common stock that would otherwise result in ownership in excess of 4.99% (or at the election of the Purchasers, 9.99%) of the outstanding common stock of the Company. The Pre-Funded Warrants may be exercised commencing on the issuance date and do not expire. The Pre-Funded Warrants are exercisable for cash; provided, however, that they may be exercised on a cashless exercise basis if, at the time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the common stock issuable upon exercise of the Pre-Funded Warrants. The exercise of the Pre-Funded Warrants will be subject to a beneficial ownership limitation, which will prohibit the exercise thereof, if upon such exercise the holder of the Pre-Funded Warrants, its affiliates and any other persons or entities acting as a group together with the holder or any of the holder’s affiliates would hold 4.99% (or, upon election of a Purchaser prior to the issuance of any shares, 9.99%) of the number of common stock outstanding immediately after giving effect to the issuance of common stock issuable upon exercise of the Pre-Funded Warrant held by the applicable holder, provided that the holder may increase or decrease the beneficial ownership limitation (up to a maximum of 9.99%) upon 60 days advance notice to the Company, which 60-day period cannot be waived.

The Warrants may be exercised commencing on the issuance date and expire one year from issuance. The Warrants are exercisable for cash at an exercise price of $0.66 per share; provided, however, that they may be exercised on a cashless exercise basis if, at the time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the common Stock issuable upon exercise of the Warrants. The exercise of the Warrants will be subject to a beneficial ownership limitation, which will prohibit the exercise thereof, if upon such exercise the holder of the Warrants, its affiliates and any other persons or entities acting as a group together with the holder or any of the holder’s affiliates would hold 4.99% (or, upon election of a Purchaser prior to the issuance of any shares, 9.99%) of the number of common stock outstanding immediately after giving effect to the issuance of common stock issuable upon exercise of the Warrants held by the applicable holder, provided that the holder may increase or decrease the beneficial ownership limitation (up to a maximum of 9.99%) upon 60 days advance notice to the Company, which 60-day period cannot be waived.

At the closing of the February 2025 Offering, the Company issued warrants to RBW Capital Partners LLC, acting through Dawson James Securities, Inc. (the “Placement Agent”), for the purchase of 568,267 shares of common stock at an exercise price of $0.759 per share (the “Placement Agent Warrants”), which is equal to 115% of the price per Unit. The Placement Agent Warrants are exercisable at any time commencing six months from the date of commencement of sales in the February 2025 Offering and expiring five years from the commencement of sales in the February 2025 Offering. During the aforementioned six-month period, the Placement Agent Warrant may not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Placement Agent Warrant pursuant to FINRA Rule 5110(e)(1)(A).

The common stock, Pre-Funded Warrants, common stock issuable upon exercise of the Pre-Funded Warrants, Warrants, common stock issuable upon exercise of the Warrants, Placement Agent Warrants, and common stock issuable upon exercise of the Placement Agent Warrants were offered pursuant to a registration statement on Form S-1 (File No. 333-284508), as filed with the Securities and Exchange Commission (the “SEC”) on January 27, 2025, as amended, and was declared effective on February 11, 2025.

The Placement Agent acted as the exclusive placement agent for the February 2025 Offering pursuant to a Placement Agency Agreement dated February 13, 2025 (the “Placement Agency Agreement”) by and between the Company and the Placement Agent. The Placement Agency Agreement contains customary conditions to closing, representations and warranties of the Company, and termination rights of the parties, as well as certain indemnification obligations of the Company and ongoing covenants for the Company.

The February 2025 Offering resulted in gross proceeds to the Company of approximately $7,500,000, before deducting placement agent fees and commissions and other offering expenses, and excluding proceeds to the Company, if any, that may result from the future exercise of the Pre-Funded Warrants or Warrants issued in the February 2025 Offering. As compensation to the Placement Agent, as the exclusive placement agent in connection with the February 2025 Offering, the Company paid to the Placement Agent a cash fee of 8.0% of the aggregate gross proceeds raised in the February 2025 Offering (which amount shall not include any additional proceeds the Company may receive from the exercise of the Warrants, or the Pre-Funded Warrants, issued in the February 2025 Offering) and reimbursement of up to $150,000 for expenses of legal counsel and other actual out-of-pocket expenses.

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Open Daily Asset Purchase Agreement

On April 1, 2025, the Company entered into an Asset Purchase Agreement (the “Open Daily APA”) with Open Daily Technologies Inc. (“Open Daily”), pursuant to which the Company acquired certain intellectual property assets from Open Daily, including patent applications, trademarks, and software products and platforms (collectively, the “Open Daily Assets”). In accordance with the terms of the Open Daily APA, the Company issued 344,827 shares of its common stock as consideration for the acquisition. The Company did not assume any liabilities or obligations of Open Daily in connection with the transaction.

The acquisition closed on April 2, 2025. The Open Daily APA included customary covenants, representations, warranties, and closing conditions, including non-competition and non-solicitation provisions.

Equity Offering

In August 2025, the Company completed a private offering consisting of the sale of shares of Series D convertible preferred stock for $11,225,000 and a warrant exercise for $5,000,000 for gross proceeds of $16,225,000, before deducting placement agent fees and commissions and other offering expenses, as further detailed below.

On August 13, 2025, the Company closed its previously announced private investment in public equity (the “PIPE Offering”) pursuant to the Securities Purchase Agreement, dated August 8, 2025 (the “Securities Purchase Agreement”), by and among the Company and select investors (each, an “Investor” and collectively, the “Investors”). At the closing, the Company issued to the Investors an aggregate of approximately 14,031.25 shares of its Series D Convertible Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”), which are convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), subject to beneficial ownership limitations set by the Investors, at a conversion price equal to 80% of the lowest closing price of the Common Stock for each of the five trading days immediately prior to the conversion date. The aggregate cash purchase price for the Series D Preferred Stock was approximately $11,225,000 (the “Offering Proceeds”), before deducting placement agent fees and other offering expenses, having a stated value of approximately $14,031,250. The Company intends to use the proceeds from the PIPE Offering for general corporate and working capital purposes.

Alabama Exclusive Private Label Manufacturing Agreement

On July 21, 2025, the Company signed and entered into that certain Exclusive Private Label Manufacturing Agreement (the “AAA Agreement”) with AAA Tuscaloosa, LLC (“AAA”). Although the AAA Agreement has a stated effective date of July 16, 2025, the AAA Agreement did not become a binding obligation of the Company until it was fully executed by the parties on July 21, 2025. AAA is acting as the name, image, and likeness (“NIL”) marketing agent for student-athletes attending the University of Alabama (the “University”). Pursuant to the terms of the AAA Agreement, AAA has engaged the Company to manufacture private label knit apparel products for the University as set forth in the AAA Agreement, but excluding any and all jerseys, polo shirts, collared shirts, quarter zips, and t-shirts or sweatshirts featuring the NIL, or trademark owned by a student-athlete or any game-related or team-related content (the “Alabama Exclusive Apparel Products”). Such Alabama Exclusive Apparel Products, manufactured exclusively by the Company, are to be sold directly by AAA through its website or any brick-and-mortar locations in Tuscaloosa, Alabama.

The Company has general discretion to develop designs, technical specifications, and prototypes for the Alabama Exclusive Apparel Products and has agreed to use its best efforts to invest approximately $1,000,000 in its continued marketing, technology and product development by the end of 2025, with the majority of such investment to be deployed by the Company on digital ad spend, influencer marketing and related expenses.

Traffic Rallytown Private Label Manufacturing Agreement

On July 21, 2025, the Company entered into that certain Exclusive Private Label Manufacturing Agreement (the “Traffic Rallytown Agreement”) with Traffic Rallytown, LLC,(“Traffic Rallytown”). While the Traffic Rallytown Agreement has a stated effective date of July 16, 2025, the Traffic Rallytown Agreement did not become a binding obligation of the Company until it was fully executed by the parties on July 21, 2025. Rallytown is acting as the NIL marketing agent for many universities (the “University Clients”) and hold the necessary licenses (the “Local Licenses”) to grant exclusive manufacturing rights to produce apparel products bearing the University Clients logos and trademarks, and using student-athlete NIL for distribution as a local licensee of the University Clients.

Pursuant to the terms of the Traffic Rallytown Agreement, Traffic Rallytown engaged the Company to manufacture private label knit apparel products for the University Clients as set forth in the Traffic Rallytown Agreement, but excluding any and all jerseys, polo shirts, collared shirts, quarter zips, and t-shirts or sweatshirts featuring the NIL, or trademark owned by a student-athlete or any game-related or team-related content (the “University Client Exclusive Apparel Products”). Such University Client Exclusive Apparel Products, manufactured exclusively by the Company, are to be sold directly by the University Clients through their respective websites or any brick-and-mortar locations within close proximity to such University Clients.

Traffic Rallytown has guaranteed that at least three University Clients will grant the Company exclusive manufacturing rights with respect to University Client Exclusive Apparel Products, whereby each of the University Clients will enter into a private label manufacturing agreement (each, an “Authorized Manufacturing Agreement”) with the Company, with current plans to secure additional agreements from collegiate institutions, including, but not limited to, instructions from the Southeastern Conference and the Big Ten Conference.

The Company has general discretion to develop designs, technical specifications, and prototypes for the University Client Exclusive Apparel Products. In connection with the Company’s continued marketing, technology and product development initiatives, it has agreed to use its best efforts to invest approximately $1,000,000 during the first year of each Authorized Manufacture Agreement it enters into with each University Client, with the majority of such investment to be deployed by the Company on digital ad spend, influencer marketing and related expenses.

Item 16.	Exhibits and Financial Statement Schedules

(a)	Exhibits. The list of exhibits preceding the signature page of this registration statement is incorporated herein by reference.

(b)	Consolidated Financial Statement Schedules. All schedules are omitted because the required information is inapplicable, or the information is presented in the financial statements and the related notes.

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Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

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EXHIBIT INDEX

Exhibit Number	Description
3.1	Sixth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
3.2	Certificate of Designation of Series A Preferred Stock, dated August 31, 2022 (incorporated by reference to Exhibit 3.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on August 31, 2022).
3.3	Certificate of Designation of Series A Convertible Preferred Stock, dated September 29, 2022 (incorporated by reference to Exhibit 3.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on October 5, 2022).
3.4	Certificate of Correction of Series A Convertible Preferred Stock, dated October 3, 2022 (incorporated by reference to Exhibit 3.2 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on October 5, 2022).
3.5	Certificate of Amendment of Certificate of Incorporation of Digital Brands Group, Inc. dated October 13, 2022 (incorporated by reference to Exhibit 3.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on October 18, 2022).
3.6	Certificate of Amendment of Certificate of Incorporation of Digital Brands Group, Inc. dated October 21, 2022 (incorporated by reference to Exhibit 3.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on October 26, 2022).
3.7	Amended and Restated Bylaws of Registrant (incorporated by reference to Exhibit 3.5 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
3.8	Amendment No. 1 to the Amended and Restated Bylaws of Digital Brands Group, Inc., as amended (incorporated by reference to Exhibit 3.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on August 12, 2022).
3.9	Amendment No. 2 to the Amended and Restated Bylaws of Digital Brands Group, Inc., as amended (incorporated by reference to Exhibit 3.2 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on August 31, 2022).
3.10	Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation filed on August 21, 2023 (incorporated by reference to Exhibit 3.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on August 23, 2023).
3.11	Series A Preferred Stock Certificate of Cancellation filed on September 13, 2023 (incorporated by reference to Exhibit 3.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on September 14, 2023).
3.12	Series B Preferred Stock Certificate of Cancellation filed on September 13, 2023 (incorporated by reference to Exhibit 3.2 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on September 14, 2023).
3.13	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Digital Brands Group, Inc. dated December 9, 2024 (incorporated by reference to Exhibit 3.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on December 13, 2024).
3.14	Certificate of Designation of Series D Convertible Preferred Stock, dated August 13, 2025 (incorporated by reference to Exhibit 3.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on August 13, 2025)
3.15	Amendment No. 1. To Certificate of Designation of Series D Convertible Preferred Stock, dated September 26, 2025 (incorporated by reference to Exhibit 3.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on September 26, 2025)
5.1*	Legal Opinion of Lucosky Brookman LLP
10.1	Form of AAA Agreement (incorporated by reference to Exhibit 10.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on July 24, 2025)
10.2	Form of Rallytown Agreement (incorporated by reference to Exhibit 10.2 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on July 24, 2025)
10.3*	Marketing and Sponsorship Agreement between Digital Brands Group, Inc. and Crimson Tide Sports Marketing, LLC effective as of July 23, 2025
10.4*	Marketing and Sponsorship Agreement between Digital Brands Group, Inc. and Crimson Tide Sports Marketing, LLC effective as of October 3, 2025
10.5	Form of Grove Collective Agreement (incorporated by reference to Exhibit 10.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on November 25, 2025)
10.6	Form of Buffalo Sports Agreement (incorporated by reference to Exhibit 10.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on December 8, 2025)
23.1*	Consent of Macias Gini & O’Connell LLP.
23.3*	Consent of Lucosky Brookman LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (contained on the signature page).
107*	Filing Fee Table

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on December 15, 2025.

Digital Brands Group, Inc.

By:	/s/ John Hilburn Davis IV
John Hilburn Davis IV
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities held on December 15, 2025.

Signature	Title	Date

/s/ John Hilburn Davis IV	Chairman and Chief Executive Officer and Director	December 15, 2025
John Hilburn Davis IV	(Principal Executive Officer)

*	Chief Financial Officer	December 15, 2025
Reid Yeoman	(Principal Accounting and Financial Officer)

*	Director	December 15, 2025
Mark T. Lynn

*	Director	December 15, 2025
Trevor Pettennude

*	Director	December 15, 2025
Jameeka Aaron Green

*	Director	December 15, 2025
Huong “Lucy” Doan

*By:	/s/ John Hilburn Davis IV
John Hilburn Davis IV
Attorney-in-fact

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